                                                                    Exhibit 10.7

--------------------------------------------------------------------------------


               REVOLVING CREDIT, TERM LOAN AND GUARANTY AGREEMENT


--------------------------------------------------------------------------------

                                      Among

           FEDERAL-MOGUL CORPORATION AND CERTAIN OF ITS SUBSIDIARIES,
   Debtors and Debtors-in-Possession under Chapter 11 of the Bankruptcy Code,

                                  as Borrowers,

                                       and

                            THE LENDERS PARTY HERETO,

                                       and

                            THE CHASE MANHATTAN BANK,

                             as Administrative Agent



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           Dated as of October 1, 2001

               REVOLVING CREDIT, TERM LOAN AND GUARANTY AGREEMENT
                                TABLE OF CONTENTS

                                                                        Page No.

SECTION 1.  DEFINITIONS.....................................................  2

   SECTION 1.1    Defined Terms.............................................  2
   SECTION 1.2    Terms Generally........................................... 26

SECTION 2.  AMOUNT AND TERMS OF CREDIT...................................... 26

   SECTION 2.1    Commitment of the Lenders................................. 26
   SECTION 2.2    Availability of Commitment; Borrowing Base................ 27
   SECTION 2.3    Letters of Credit......................................... 27
   SECTION 2.4    Issuance.................................................. 29
   SECTION 2.5    Nature of Letter of Credit Obligations Absolute........... 30
   SECTION 2.6    Making of Loans........................................... 30
   SECTION 2.7    Repayment of Loans and Unreimbursed Draws; Evidence of
                  Debt...................................................... 31
   SECTION 2.8    Interest on Loans......................................... 32
   SECTION 2.9    Default Interest.......................................... 32
   SECTION 2.10   Optional Termination or Reduction of Commitment........... 33
   SECTION 2.11   Alternate Rate of Interest................................ 33
   SECTION 2.12   Refinancing of Loans...................................... 33
   SECTION 2.13   Mandatory Prepayment; Commitment Termination.............. 34
   SECTION 2.14   Optional Prepayment of Loans; Reimbursement of Lenders.... 36
   SECTION 2.15   Reserve Requirements; Change in Circumstances............. 37
   SECTION 2.16   Change in Legality........................................ 38
   SECTION 2.17   Pro Rata Treatment, etc................................... 39
   SECTION 2.18   Taxes..................................................... 39
   SECTION 2.19   Certain Fees.............................................. 42
   SECTION 2.20   Commitment Fee............................................ 42
   SECTION 2.21   Letter of Credit Fees..................................... 42
   SECTION 2.22   Nature of Fees............................................ 42
   SECTION 2.23   Priority and Liens........................................ 42
   SECTION 2.24   Use of Cash Collateral.................................... 44
   SECTION 2.25   Right of Set-Off.......................................... 44
   SECTION 2.26   Security Interest in Letter of Credit Account............. 45
   SECTION 2.27   Payment of Obligations.................................... 45
   SECTION 2.28   No Discharge; Survival of Claims.......................... 45
   SECTION 2.29   Replacement of Certain Lenders............................ 45

SECTION 3.  REPRESENTATIONS AND WARRANTIES.................................. 46

   SECTION 3.1    Organization and Authority................................ 46

   SECTION 3.2    Due Execution............................................. 47
   SECTION 3.3    Statements Made........................................... 47
   SECTION 3.4    Financial Statements...................................... 47
   SECTION 3.5    Ownership................................................. 48
   SECTION 3.6    Liens..................................................... 48
   SECTION 3.7    Compliance with Law....................................... 48
   SECTION 3.8    Insurance................................................. 49
   SECTION 3.9    The Orders................................................ 49
   SECTION 3.10   Use of Proceeds........................................... 49
   SECTION 3.11   Litigation................................................ 49
   SECTION 3.12   Intellectual Property..................................... 49
   SECTION 3.13   Intercompany Loans to Foreign Subsidiaries................ 49

SECTION 4.  CONDITIONS OF LENDING........................................... 50

   SECTION 4.1    Conditions Precedent to Initial Loan and Initial Letter
                  of Credit................................................. 50
   SECTION 4.2    Conditions Precedent to Each Loan and Each Letter of
                  Credit.................................................... 52

SECTION 5.  AFFIRMATIVE COVENANTS........................................... 53

   SECTION 5.1    Financial Statements, Reports, etc........................ 54
   SECTION 5.2    Existence................................................. 57
   SECTION 5.3    Insurance................................................. 57
   SECTION 5.4    Obligations and Taxes..................................... 57
   SECTION 5.5    Notice of Event of Default, etc........................... 58
   SECTION 5.6    Access to Books and Records............................... 58
   SECTION 5.7    Maintenance of Concentration Account...................... 59
   SECTION 5.8    Borrowing Base Certificate................................ 59
   SECTION 5.9    Business Plan............................................. 59
   SECTION 5.10   Restructuring Officer..................................... 60
   SECTION 5.11   Collateralization of Intercompany Loans................... 60

SECTION 6.  NEGATIVE COVENANTS.............................................. 60

   SECTION 6.1    Liens..................................................... 61
   SECTION 6.2    Merger, etc............................................... 61
   SECTION 6.3    Indebtedness.............................................. 61
   SECTION 6.4    Capital Expenditures...................................... 61
   SECTION 6.5    EBITDA.................................................... 62
   SECTION 6.6    Guarantees and Other Liabilities.......................... 63
   SECTION 6.7    Chapter 11 Claims......................................... 63
   SECTION 6.8    Dividends; Capital Stock.................................. 63
   SECTION 6.9    Transactions with Affiliates.............................. 63
   SECTION 6.10   Investments, Loans and Advances........................... 63

   SECTION 6.11   Disposition of Assets..................................... 64
   SECTION 6.12   Nature of Business........................................ 64
   SECTION 6.13   Transactions among Borrowers.............................. 64
   SECTION 6.14   Right of Subrogation among Borrowers...................... 65

SECTION 7.  EVENTS OF DEFAULT............................................... 65

   SECTION 7.1    Events of Default......................................... 65

SECTION 8.  THE ADMINISTRATIVE AGENT........................................ 69

   SECTION 8.1    Administration by Administrative Agent.................... 69
   SECTION 8.2    Advances and Payments..................................... 70
   SECTION 8.3    Sharing of Setoffs........................................ 70
   SECTION 8.4    Agreement of Required Lenders............................. 70
   SECTION 8.5    Liability of Administrative Agent......................... 71
   SECTION 8.6    Reimbursement and Indemnification......................... 71
   SECTION 8.7    Rights of Administrative Agent............................ 72
   SECTION 8.8    Independent Lenders....................................... 72
   SECTION 8.9    Notice of Transfer........................................ 72
   SECTION 8.10   Successor Administrative Agent............................ 72

SECTION 9.  GUARANTY........................................................ 73

   SECTION 9.1    Guaranty.................................................. 73
   SECTION 9.2    No Impairment of Guaranty................................. 74
   SECTION 9.3    Subrogation............................................... 74

SECTION 10. MISCELLANEOUS................................................... 74

   SECTION 10.1   Notices................................................... 74
   SECTION 10.2   Survival of Agreement, Representations and Warranties,
                  etc....................................................... 75
   SECTION 10.3   Successors and Assigns.................................... 75
   SECTION 10.4   Confidentiality........................................... 77
   SECTION 10.5   Expenses.................................................. 78
   SECTION 10.6   Indemnity................................................. 78
   SECTION 10.7   Choice of Law............................................. 78
   SECTION 10.8   No Waiver................................................. 78
   SECTION 10.9   Extension of Maturity..................................... 79
   SECTION 10.10  Amendments, etc........................................... 79
   SECTION 10.11  Severability.............................................. 80
   SECTION 10.12  Headings.................................................. 80
   SECTION 10.13  Execution in Counterparts................................. 80
   SECTION 10.14  Prior Agreements.......................................... 80

   SECTION 10.15  Further Assurances........................................ 80
   SECTION 10.16  Waiver of Jury Trial...................................... 81
   SECTION 10.17  Subordination of Intercompany Indebtedness................ 81
   SECTION 10.18  Certain Post Closing Matters.............................. 82
   SECTION 10.19  Foreign Subsidiaries...................................... 83

Annex A-1 - Tranche A Commitment Amounts

Annex A-2 - Tranche B Commitment Amounts

Exhibit A-1 - Form of Interim Order

Exhibit A-2 - Form of Final Order

Exhibit B - Form of Security and Pledge Agreement

Exhibit C - Form of Borrowing Base Certificate

Exhibit D - Form of Opinion of Counsel

Exhibit E - Form of Assignment and Acceptance

Schedule 3.5 - Subsidiaries

Schedule 3.6 - Liens

Schedule 3.12 - Intellectual Property

Schedule 6.3 - Existing Indebtedness of Foreign Subsidiaries

Schedule 6.11 - Surplus Real Estate Assets Eligible For Sale

Schedule 6.13 - Borrower Transaction Restrictions

               REVOLVING CREDIT, TERM LOAN AND GUARANTY AGREEMENT
                           Dated as of October 1, 2001

         REVOLVING CREDIT, TERM LOAN AND GUARANTY AGREEMENT, dated as of October 1, 2001, among FEDERAL-MOGUL CORPORATION, a Michigan corporation ("Parent"),
                                                                   ------
each of the direct and indirect Domestic Subsidiaries of the Parent party to this Agreement (each individually a "Borrower" and collectively the
                                     --------
"Borrowers"), each of which is a debtor and debtor-in-possession in a case
 ---------
pending under Chapter 11 of the Bankruptcy Code (the cases of the Borrowers, each a "Case" and collectively, the "Cases"), THE CHASE MANHATTAN BANK, a New
        ----                         -----
York banking corporation ("Chase"), and each of the other commercial banks,
                           -----
finance companies, insurance companies or other financial institutions or funds from time to time party hereto (together with Chase, the "Lenders"), J.P. MORGAN
                                                          -------
SECURITIES, INC., as lead arranger and book manager, and THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent") for
                                                      --------------------
the Lenders.

                             INTRODUCTORY STATEMENT

         WHEREAS, on October 1, 2001, the Borrowers filed voluntary petitions with the Bankruptcy Court initiating the Cases and have continued in the possession of their assets and in the management of their businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code; and

         WHEREAS, the Borrowers have applied to the Lenders for a revolving credit, letter of credit and term loan facility in an aggregate principal amount not to exceed $675,000,000, and initially not to exceed $450,000,000 (subject to the terms and conditions of this Agreement), composed of two separate tranches as follows: (i) Tranche A shall be a revolving credit commitment of $525,000,000 with a sublimit of $75,000,000 for standby and documentary Letters of Credit to be issued for purposes satisfactory to the Administrative Agent, and (ii) Tranche B shall be a term loan commitment of $150,000,000; and

         WHEREAS, the proceeds of the Revolving Loans and the Term Loans will be used for (i) working capital; (ii) other general corporate purposes of the Borrowers; (iii) as may be necessary, repurchase of accounts receivable in connection with the termination of the Prepetition Securitization Facilities; and (iv) payment of any related transaction costs, fees and expenses, all in accordance with the Budget and as provided for herein; and

         WHEREAS, to provide for the repayment of the Loans, the reimbursement of any draft drawn under a Letter of Credit and the payment of the other obligations of the Borrowers hereunder and under the other Loan Documents (including, without limitation, the Obligations of the Borrowers under Section
                                                                       -------
6.3(v)), the Borrowers will provide to the Administrative Agent and the Lenders
-------
the following (each as more fully described herein):

         (a)      an allowed Superpriority Claim;

         (b) a perfected first priority Lien, pursuant to Section 364(c)(2) of the Bankruptcy Code, upon all unencumbered property of the Borrowers and on all cash and cash equivalents in the Letter of Credit Account, provided that following the Termination Date, amounts in the Letter of Credit Account shall not be subject to the Carve-Out hereinafter referred to;

         (c) a perfected Lien, pursuant to Section 364(c)(3) of the Bankruptcy Code, upon all property of the Borrowers that is subject to valid and perfected Permitted Liens in existence on the Filing Date (including the perfected liens on the stock of certain subsidiaries of the Parent ("Stock Liens") in favor of (x) the trustee for the holders of Indebtedness of the Parent under the Indentures, and (y) the holders of obligations of the Borrowers under the Existing Agreements) or that is subject to valid Permitted Liens in existence on the Filing Date that are perfected subsequent to the Filing Date as permitted by Section 546(b) of the Bankruptcy Code;

         (d) a perfected first priority priming Lien, pursuant to Section 364(d)(1) of the Bankruptcy Code, upon all property of the Borrowers (including, without limitation, inventory, accounts receivable, rights under license agreements, property, plant and equipment, interests in leaseholds), that is subject to the existing Liens (the "Primed Liens", it being understood that the Stock Liens shall not be primed or constitute part of the Primed Liens) which secure (i) on a pari passu basis the obligations of the Borrowers to the lenders party to the Existing Credit Agreement and the obligations of the Borrowers in connection with the Surety Bonds, and (ii) other obligations or indebtedness of the Borrowers pursuant to the Existing Agreements other than the Existing Credit Agreement and the Surety Bonds, which first priority priming Liens in favor of the Administrative Agent and the Lenders shall be senior in all respects to all of the Primed Liens; and

         (e) a guaranty from the Borrowers of the due and punctual payment and performance of the obligations of any Foreign Subsidiaries in respect of any letters of credit issued hereunder for the account thereof; and

         WHEREAS, all of the claims granted hereunder in the Cases to the Administrative Agent and the Lenders shall be subject to the Carve-Out to the extent provided in Section 2.23.
                   ------------

         Accordingly, the parties hereto hereby agree as follows:

SECTION 1.  DEFINITIONS

     SECTION 1.1    Defined Terms.
                    -------------

         As used in this Agreement, the following terms shall have the meanings specified below:

         "ABR Loan" shall mean any Loan bearing interest at a rate determined by
          --------
reference to the Alternate Base Rate in accordance with the provisions of
Section 2.
---------

         "Account" shall mean any right to payment for goods sold in the
          -------
ordinary course of business, regardless of how such right is evidenced and whether or not it has been earned by performance.

         "Account Debtor" means, with respect to any Account, the obligor with
          --------------
respect to such Account.

         "Additional Credit" shall have the meaning given such term in Section
          -----------------                                            -------
4.2(e).
------

         "Adjusted Eligible Accounts Receivable" shall mean Eligible Accounts
          -------------------------------------
Receivable, minus the Dilution Reserve.
            -----

         "Adjusted LIBOR Rate" shall mean, with respect to any Eurodollar
          -------------------
Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the quotient of (a) the LIBOR Rate in effect for such Interest Period divided by (b) a percentage (expressed as a decimal) equal to 100% minus Statutory Reserves. For purposes hereof, the term "LIBOR Rate" shall mean the rate (rounded upwards, if necessary, to the
      ----------
next 1/16 of 1%) at which dollar deposits approximately equal in principal amount to such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period.

         "Administrative Agent" shall have the meaning set forth in the
          --------------------
Introduction.

         "Affected Lender" shall have the meaning given such term in Section
          ---------------                                            -------
2.29.
----

         "Affiliate" shall mean, as to any Person, any other Person which,
          ---------
directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person (a "Controlled Person") shall be deemed to be "controlled by" another Person (a
 -----------------
"Controlling Person") if the Controlling Person possesses, directly or
 ------------------
indirectly, power to direct or cause the direction of the management and policies of the Controlled Person whether by contract or otherwise.

         "Agreement" shall mean this Revolving Credit, Term Loan and Guaranty
          ---------
Agreement, as the same may from time to time be amended, restated, modified or supplemented.

         "Alternate Base Rate" shall mean, for any day, a rate per annum
          -------------------
(rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of
(a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per
                                 ----------
annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced. "Base CD Rate" shall mean the sum of (a) the quotient of (i) the Three-Month
 ------------
Secondary CD Rate divided by (ii) a percentage expressed as a decimal equal to 100% minus Statutory Reserves and (b) the Assessment Rate. "Three-Month
                                                            -----------
Secondary CD Rate" shall mean, for any day, the secondary market rate for
-----------------
three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of
 ----------------------------
the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

         "Amounts" shall have the meaning given such term in Section 2.18(a).
          -------                                            ---------------

         "Assessment Rate" shall mean for any date the annual rate (rounded
          ---------------
upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Administrative Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Administrative Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or any successor) of time deposits made in dollars at the Administrative Agent's domestic offices.

         "Asset Sale" shall mean a sale, lease or sub-lease (as lessor or
          ----------
sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person (other than a Borrower), in one transaction or series of transactions, of all or any part of
(i) the Borrowers' or any of their Subsidiaries' businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the capital stock of any of the Borrowers (other than Parent) or their Subsidiaries in each case other than (x) Inventory, including scrap or obsolete Inventory, sold in the ordinary course of business and (y) sales of assets for aggregate consideration of less than $1,000,000 with respect to any transaction or series of related transactions.

         "Assignment and Acceptance" shall mean an assignment and acceptance
          -------------------------
entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, substantially in the form of Exhibit E.
                                                   ---------

         "Available Commitment" shall have the meaning given such term in
          --------------------
Section 2.2.
-----------

         "Bankruptcy Code" shall mean The Bankruptcy Reform Act of 1978, as
          ---------------
heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.
                                                                        -- ---

         "Bankruptcy Court" shall mean the United States Bankruptcy Court for
          ----------------
the District of Delaware or any other court having jurisdiction over the Cases from time to time.

         "Board" shall mean the Board of Governors of the Federal Reserve System
          -----
of the United States.

         "Borrower" and "Borrowers" shall have the respective meanings set forth
          --------       ---------
in the Introduction.

         "Borrowing" shall mean the incurrence of Revolving or Term Loans of a
          ---------
single Type made from all the Tranche A or Tranche B Lenders, as applicable, on a single date and having, in the case of Eurodollar Loans, a single Interest Period (with any ABR Loan made pursuant to Section 2.16 being considered a part
                                           ------------
of the related Borrowing of Eurodollar Loans).

         "Borrowing Base" shall mean, at the time of any determination, an
          --------------
amount equal to the sum, without duplication, of (a) 85% of Adjusted Eligible Accounts Receivable plus (b) 25% of Eligible Raw Materials, plus (c) 65% of
                    ----                                    ----
Eligible OE Finished Goods, plus (d) 50% of Eligible AM Finished Goods plus (e)
                            ----                                       ----
the PP&E Component, minus (f) the Carve-Out. The Borrowing Base at any time
                    -----
shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.8 of the Agreement.
                                                  -----------
Subject to the limitations and requirements set forth in Section 10.10(a) of the
                                                         ----------------
Agreement, standards of eligibility and reserves and advance rates of the Borrowing Base may be revised and adjusted from time to time by the Administrative Agent in its sole discretion, with any changes in such standards to be effective three (3) Business Days after delivery of notice thereof to the Borrowers.

         "Borrowing Base Certificate" shall mean a certificate substantially in
          --------------------------
the form of Exhibit C hereto (with such changes therein as may be required by
            ---------
the Administrative Agent from time to time to reflect the components of and reserves against the Borrowing Base as provided for hereunder from time to time), executed and certified as accurate and complete by a Financial Officer of the Parent, which shall include appropriate exhibits, schedules and supporting documentation, and additional reports as (i) outlined in Exhibit C, (ii) as
                                                         ---------
requested by the Administrative Agent, and (iii) as provided in Section 5.8.
                                                                -----------

         "Budget" shall have the meaning set forth in Section 4.1(i).
          ------                                      --------------

         "Business Day" shall mean any day other than a Saturday, Sunday or
          ------------
other day on which banks in the State of New York are required or permitted to close (and, for a Letter of Credit, other than a day on which the Fronting Bank issuing such Letter of Credit is closed); provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits on the London interbank market.

         "Canadian Dollars" shall mean lawful currency of the Dominion of
          ----------------
Canada.

         "Capital Expenditures" shall mean, for any period, the aggregate of all
          --------------------
expenditures (whether paid in cash and not theretofore accrued subsequent to the date of this Agreement or accrued as liabilities during such period and including that portion of Capitalized Leases which is capitalized on the consolidated balance sheet of the Borrowers and their Subsidiaries) by the Borrowers and their Subsidiaries during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant, equipment or intangibles or similar fixed asset accounts reflected in the consolidated balance sheet of the Borrowers and their Subsidiaries (including equipment which is purchased simultaneously with the trade-in of existing equipment owned by any of the Borrowers or their Subsidiaries to the extent of the gross amount of such purchase price less the book value of the equipment being traded in at such time), but excluding expenditures made in connection with the replacement or restoration of assets, to the extent reimbursed or financed from insurance proceeds paid on account of the loss of or the damage to the assets being replaced or restored, or from awards of compensation arising from the taking by condemnation or eminent domain of such assets being replaced.

         "Capitalized Lease" shall mean, as applied to any Person, any lease of
          -----------------
property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

         "Carve-Out" shall have the meaning set forth in Section 2.23.
          ---------                                      ------------

         "Cases" shall mean the Chapter 11 Cases of each of the Borrowers
          -----
pending in the Bankruptcy Court.

         "Change of Control" shall mean: (i) the acquisition of ownership,
          -----------------
directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Parent; or (ii) the occupation of a majority of the seats (other than vacant seats) on the board of directors of Parent, after the Filing Date, by Persons who were neither (A) nominated by the board of directors of Parent nor (B) appointed by the directors so nominated.

         "Chase" shall have the meaning set forth in the Introduction.
          -----

         "Closing Date" shall mean the date on which this Agreement has been
          ------------
executed and the conditions precedent to the making of the initial Loans set forth in Section 4.1 have been satisfied or waived, which date shall occur as promptly as is practicable after the date of this Agreement, but in no event later than ten (10) days following the entry of the Interim Order.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.
          ----

         "Collateral" shall mean the Collateral described in the Security and
          ----------
Pledge Agreement.

         "Commitment" shall mean, collectively, the Tranche A Commitments and
          ----------
the Tranche B Commitments, and, with respect to each Tranche A or Tranche B Lender, as applicable, the

Commitment of each such Lender hereunder in the amount set forth opposite its name on Annex A-1 or Annex A-2 hereto or as may subsequently be set forth in the
        ---------    ---------
Register from time to time, and as the same may be reduced from time to time pursuant to this Agreement.

         "Commitment Fee" shall have the meaning set forth in Section 2.20.
          --------------                                      ------------

         "Commitment Letter" shall mean that certain Commitment Letter dated
          -----------------
September 21, 2001 among the Administrative Agent, J. P. Morgan Securities, Inc. and the Borrowers.

         "Commitment Percentage" shall mean at any time, with respect to each
          ---------------------
Lender, the percentage obtained by dividing its Tranche A Commitment or its Tranche B Commitment, as applicable, at such time by the Total Tranche A Commitment or Total Tranche B Commitment, as applicable, at such time.

         "Confidential Information Memorandum" shall mean the Preliminary
          -----------------------------------
Confidential Information Memorandum dated September 2001 and furnished to certain Lenders.

         "Consolidated EBITDA" shall mean, for any period, all as determined in
          -------------------
accordance with GAAP, the consolidated net income (or net loss) of the Borrowers and their Subsidiaries for such period, plus (a) the sum of (i) depreciation expense, (ii) amortization expense, (iii) other non-cash charges, (iv) provision for LIFO adjustment for inventory valuation, (v) net total Federal, state and local income tax expense, (vi) gross interest expense for such period less gross interest income for such period, (vii) extraordinary losses, (viii) any non-recurring charge or restructuring charge which in accordance with GAAP is excluded from operating income, (ix) the cumulative effect of any change in accounting principles, and "Chapter 11 and U.K. Administration expenses" (or "administrative costs reflecting Chapter 11 and U.K. Administration expenses") as shown on the Borrowers' consolidated statement of income for such period and
(x) costs under employee retention programs approved by the Bankruptcy Court (after notice and a hearing) less (b) extraordinary gains minus (c) the credit, if any, attributable to Minority Interests plus or minus (d) the amount of cash received or expended in such period in respect of any amount which, under clause
(viii) above, was taken into account in determining Consolidated EBITDA for such or any prior period.

         "Consummation Date" shall mean the date of the substantial consummation
          -----------------
(as defined in Section 1101 of the Bankruptcy Code and which for purposes of this Agreement shall be no later than the effective date) of a Reorganization Plan of the Borrowers that is confirmed pursuant to an order of the Bankruptcy Court in the Cases.

         "Contra Reserve" shall mean, at any date, a reserve determined in the
          --------------
Administrative Agent's sole discretion, based upon the estimated amount of Accounts wherein the Account Debtor (i) is a creditor of a Borrower, (ii) has, may assert, has asserted or is reasonably expected to assert a right of set-off against a Borrower or (iii) has disputed or is reasonably expected to dispute its liability (whether by chargeback or otherwise) or made, may make or is reasonably expected to make any claim with respect to the Account or any other Account of a Borrower which has not been resolved, in each case, without duplication, to the extent of the amount owed by such Borrower to the Account

Debtor, the amount of such actual or asserted right of set-off, or the amount of such dispute or claim, as the case may be.

         "Critical Trade Vendors" shall mean those vendors that provide
          ----------------------
materials or goods that are either actually or practically available only from such vendor, as described in more detail in the Motion of the Debtors For Entry
                                                -------------------------------
of an Order Authorizing, but not Requiring, Payment of Certain Critical
-----------------------------------------------------------------------
Prepetition Trade Vendor Claims, to be filed with the Bankruptcy Court soon
-------------------------------
after the Filing Date.

         "Dilution Factors" shall mean, without duplication, with respect to any
          ----------------
period, the aggregate amount of all deductions, credit memos, returns, adjustments, allowances, bad debt write-offs and other non-cash credits which are recorded to reduce accounts receivable in a manner consistent with current and historical accounting practices of the Borrowers.

         "Dilution Ratio" shall mean, at any date, the amount (expressed as a
          --------------
percentage) equal to (a) the aggregate amount of the applicable Dilution Factors for the twelve (12) most recently ended fiscal months divided by (b) total gross sales for the twelve (12) most recently ended fiscal months.

         "Dilution Reserve" shall mean, at any date, the applicable Dilution
          ----------------
Ratio multiplied by the Eligible Accounts Receivable on such date.

         "Dollars" and "$" shall mean lawful money of the United States of
          -------       -
America.

         "Domestic EBITDA" shall mean, for any period, all as determined in
          ---------------
accordance with GAAP, the consolidated net income (or net loss) of the Parent and its Domestic Subsidiaries only (expressly excluding the income and expenses of all Foreign Subsidiaries of the Borrowers) for such period plus (a) the sum
                                                              ----
of (i) depreciation expense, (ii) amortization expense, (iii) other non-cash charges, (iv) provisions for LIFO adjustment for inventory valuation, (v) net total Federal, state and local income tax expense, (vi) gross interest expense for such period less gross interest income for such period, (vii) extraordinary losses, (viii) any non-recurring charge or restructuring charge which in accordance with GAAP is excluded from operating income, (ix) the cumulative effect of any change in accounting principles, and "Chapter 11 and U.K. Administration expenses" (or "administrative costs reflecting Chapter 11 and U.K. Administration expenses") as shown on the Borrowers' consolidated statement of income for such period and (x) costs under employee retention programs approved by the Bankruptcy Court (after notice and a hearing) less (b)
                                                              ----
extraordinary gains minus (c) the credit, if any, attributable to Minority
                    -----
Interest in Domestic Subsidiaries plus or minus (d) the amount of cash received
                                  ----    -----
or expended in such period in respect of any amount which, under clause (viii) above, was taken into account in determining Domestic EBITDA for such or any prior period.

         "Domestic Subsidiary" shall mean any Subsidiary incorporated, organized
          -------------------
or formed under the laws of any jurisdiction of the United States.

         "Eligible Assignee" shall mean (i) a commercial bank having total
          -----------------
assets in excess of $1,000,000,000; (ii) a finance company, insurance company or other financial institution or fund, in each case acceptable to the Administrative Agent, which in the ordinary course of business extends credit of the type contemplated herein and has total assets in excess of $200,000,000 and whose becoming an assignee would not constitute a prohibited transaction under
Section 4975 of ERISA; and (iii) any other financial institution satisfactory to the Borrowers and the Administrative Agent.

         "Eligible Accounts Receivable" means, at the time of any determination
          ----------------------------
thereof, each Account that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Account (i) has been invoiced to, and represents the bona fide amounts due to the Borrowers from, the purchaser of goods or services, in each case originated in the ordinary course of business of the Borrowers and (ii) in each case is subject to the Borrowers' corporate accounts receivable credit and collection policies, procedures and practices and (iii) is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (p) below or otherwise deemed by the Administrative Agent in good faith to be ineligible for inclusion in the calculation of the Borrowing Base as described below. Eligible Accounts Receivable shall exclude the Contra Reserve, the Rebate Reserve and Non-Core Accounts Receivable. Without limiting the foregoing, to qualify as Eligible Accounts Receivable, an Account shall indicate no person other than a Borrower as payee or remittance party. In determining the amount to be so included, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that the Borrowers, as applicable, may be obligated to rebate to a customer pursuant to the terms of any agreement or understanding (written or oral)), (ii) the aggregate amount of all limits and deductions provided for in this definition and elsewhere in this Agreement and
(iii) the aggregate amount of all cash received in respect of such Account but not yet applied by the Borrowers to reduce the amount of such Account. Unless otherwise approved from time to time in writing by the Administrative Agent (subject to the limitations and requirements set forth in Section 10.10(a)), no
                                                          ----------------
Account shall be an Eligible Account Receivable if, without duplication:

         (a) the relevant Borrower does not have sole lawful and absolute title to such Account; or

         (b) except for Accounts subject to the Extended Terms Reserve, (i) it is unpaid more than ninety (90) days from the original date of invoice or sixty (60) days from the original due date or (ii) it has been written off the books of the Borrowers or has been otherwise designated on such books as uncollectible; or

         (c) more than 50% in face amount of all Accounts of the same Account Debtor are ineligible pursuant to clause (b) above; or

         (d) the Account Debtor is insolvent or the subject of any bankruptcy case or insolvency proceeding of any kind or is of uncertain credit quality, as determined by the Administrative Agent in its sole discretion; or

         (e) the Account is not payable in Dollars or Canadian Dollars or the Account Debtor is either not organized under the laws of the United States of America or Canada, any State or Province thereof, or the District of Columbia or is located outside or has its principal place of business or substantially all of its assets outside the United States or Canada, except to the extent the Account is supported by an irrevocable letter of credit satisfactory to the Administrative Agent (as to form, substance and issuer) and assigned to and directly drawable by the Administrative Agent; or

         (f) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless the relevant Borrower duly assigns its rights to payment of such Account to the Administrative Agent pursuant to the Assignment of Claims Act of 1940, as amended, which assignment and related documents and filings shall be in form, and substance satisfactory to the Administrative Agent; or

         (g) the Account is supported by a security deposit (to the extent received from the applicable Account Debtor), progress payment, retainage or other similar advance made by or for the benefit of the applicable Account Debtor, in each case to the extent thereof; or

         (h) (i) it is not subject to a valid and perfected first priority Lien in favor of the Administrative Agent for the benefit of the Secured Parties, subject to no other Liens other than Liens (if any) permitted by the Loan Documents or (ii) it does not otherwise conform in all material respects to the representations and warranties contained in the Loan Documents relating to Accounts; or

         (i) such Account was invoiced (i) in advance of goods or services provided, or (ii) twice, or (iii) the associated income has not been earned; or

         (j) such Account is classified as a note receivable by the Borrowers in accordance with the Borrowers' current and historical practices; or

         (k) the sale to the Account Debtor is on a bill-and-hold, guaranteed sale, sale-and-return, ship-and-return, sale on approval or consignment or other similar basis or made pursuant to any other written agreement providing for repurchase or return of any merchandise which has been claimed to be defective or otherwise unsatisfactory; or

         (l) the Account represents a progress-billing or otherwise does not represent a completed sale; or

         (m)      the Account Debtor is an Affiliate of the Borrowers; or

         (n) such Account was not paid in full, and the Borrower created a new receivable for the unpaid portion of the Account, without the agreement of the customer, and other Accounts constituting chargebacks, debit memos and other adjustments for unauthorized deductions; or

         (o)      the Account is due and payable more than one hundred eighty
(180) days from the original date of invoice; or

         (p)      the Account is created on cash on delivery terms.

         Notwithstanding the foregoing, all Accounts of any single Account Debtor and its Affiliates which, in the aggregate exceed (i) 20% in respect of Account Debtors whose securities are rated Investment Grade by any of Moody's or S&P or (ii) 5% in respect of all other Account Debtors, of the total amount of all Eligible Accounts Receivable at the time of any determination shall be deemed not to be Eligible Accounts Receivable to the extent of such excess. In determining the aggregate amount of Accounts from the same Account Debtor that are unpaid more than ninety (90) days from the date of invoice or more than sixty (60) days from the due date pursuant to clause (b) above, there shall be excluded the amount of any net credit balances relating to Accounts with invoice dates more than ninety (90) days prior to the date of determination or more than sixty (60) days from the due date. Furthermore, no Account shall be an Eligible Account Receivable if it is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates that any Person other than a Borrower has or has had or has purported to have or have had an ownership interest in such goods.

         "Eligible AM Finished Goods" shall mean, on any date, Eligible
          --------------------------
Inventory composed of Finished Goods, manufactured by Borrowers for sale to an Account Debtor that is a retailer or distributor, as determined by the Administrative Agent in its sole discretion, on such date as shown on the Borrowers' perpetual inventory records in accordance with their current and historical accounting practices, minus Inventory Reserves.
                                 -----

         "Eligible Inventory" shall mean, on any date, the Inventory Value of
          ------------------
the Borrowers on such date deemed by the Administrative Agent in good faith to be eligible for inclusion in the calculation of the Borrowing Base. Without limiting the foregoing, to qualify as "Eligible Inventory", no Person other than the Borrowers shall have any direct or indirect ownership interest or title to such Inventory. Eligible Inventory shall exclude remanufactured parts and Inventory referred to as cores inventory. Unless otherwise from time to time approved in writing by the Administrative Agent (subject to the limitations and requirements set forth in Section 10.10(a)), no Inventory shall be deemed
                          ----------------
Eligible Inventory if (and without duplication):

         (a) it is not owned solely by the Borrowers or the Borrowers do not have sole and good, valid and unencumbered title thereto; or

         (b)      it is not located in the United States; or

         (c) it is not located on property owned or leased by the Borrowers or in a contract warehouse specified on a schedule attached to the Security and Pledge Agreement and segregated or otherwise separately identifiable from goods of all others, if any, stored on the premises; or

         (d) it is not subject to a valid and perfected first priority Lien in favor of the Administrative Agent, except, with respect to Inventory stored at sites described in clause (c) above, for Liens for unpaid rent or normal and customary warehousing charges, in each case, not yet paid, to the extent of such unpaid rent or charges; or

         (e) it is goods returned or rejected due to quality issues by the Borrowers' customers or goods in transit to third parties (other than to warehouse sites described in clause (c) above); or

         (f) it is seconds or thirds or stale or is obsolete or slow moving or unmerchantable, or does not otherwise conform to the representations and warranties contained in the Loan Documents; or

         (g) it is located at any operating facility that the Borrowers plan to close, or at any operating facility that is closed, within thirty (30) days from the date of determination of the most recent Borrowing Base; or

         (h) it is comprised of film, pallets, and/or other shipping materials or supplies, repair parts, fuel, cartons used in production or other containers, and any other such material not considered used for sale by the Administrative Agent from time to time, in the Administrative Agent's sole discretion; or

         (i) the Borrowers classify such item as a sample item on their perpetual inventory records, or the Borrowers use such item for display; or

         (j)      it is a discontinued product or component thereof; or

         (k) any portion of the Inventory Value thereof is attributable to intercompany profit among the Borrowers or their Affiliates; or

         (l)      any Inventory that is damaged or marked for return to vendor;
or

         (m)      any Inventory that is Work-In-Process.

         "Eligible OE Finished Goods" shall mean, on any date, Eligible
          --------------------------
Inventory composed of Finished Goods, manufactured by Borrowers pursuant to an order by an Account Debtor, for use in such Account Debtor's manufacturing processes, as determined by the Administrative Agent in its sole discretion, on such date as shown on the Borrowers' perpetual inventory records in accordance with their current and historical accounting practices, minus Inventory Reserves.

         "Eligible Raw Materials" shall mean, on any date, Eligible Inventory
          ----------------------
composed of Raw Materials to be used in the production of finished goods inventory for sale, as determined by the Administrative Agent in its sole discretion, on such date as shown on the Borrowers' perpetual inventory records in accordance with current and historical accounting practices, minus Inventory Reserves.

         "Environmental Lien" shall mean a Lien in favor of any Governmental
          ------------------
Authority for (i) any liability under federal or state environmental laws or regulations, or (ii) damages arising from or costs incurred by such Governmental Authority in response to a release or threatened release of a hazardous or toxic waste, substance or constituent, or other substance into the environment.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974,
          -----
as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "ERISA Affiliate" shall mean any trade or business (whether or not
          ---------------
incorporated) which is a member of a group of which any of the Borrowers is a member and which is under common control within the meaning of Section 414(b) or
(c) of the Code and the regulations promulgated and rulings issued thereunder.

         "Eurocurrency Liabilities" shall have the meaning assigned thereto in
          ------------------------
Regulation D issued by the Board, as in effect from time to time.

         "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar
          --------------------
Loans.

         "Eurodollar Loan" shall mean any Loan bearing interest at a rate
          ---------------
determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Section 2.
              ---------

         "Event of Default" shall have the meaning given such term in Section 7.
          ----------------                                            ---------

         "Existing Agreements" shall mean the Existing Credit Agreement, the
          -------------------
Surety Bonds and agreements relating to other obligations or indebtedness of the Borrowers in an aggregate amount in excess of $20,000,000.

         "Existing Credit Agreement" shall mean that certain Fourth Amended and
          -------------------------
Restated Credit Agreement dated as of December 29, 2000, as amended, among Parent, each Foreign Subsidiary Borrower (as defined therein), the banks and other financial institutions from time to time parties thereto, and The Chase Manhattan Bank, as lead arranger, book manager and administrative agent.

         "Extended Terms Amount" shall mean, on any date, for each Extended
          ---------------------
Terms Customer, Accounts which are otherwise Eligible Accounts Receivable, arising as a result of the sale of goods with payment terms in excess of ninety
(90) days and not greater than one hundred eighty (180) days.

         "Extended Terms Customer" shall mean, on any date, Account Debtors
          -----------------------
which (i) have terms of sales greater than ninety (90) days, but not greater than one hundred eighty (180) days, and (ii) which are not rated Investment Grade.

         "Extended Terms Reserve" shall mean, on any date, 25% of the Extended
          ----------------------
Terms Amount.

         "Fees" shall collectively mean the Commitment Fees, Letter of Credit
          ----
Fees and other fees referred to in Sections 2.19, 2.20 and 2.21.
                                   -------------------     ----

         "Filing Date" shall mean October 1, 2001.
          -----------

         "Final Order" shall have the meaning given such term in Section 4.2(a).
          -----------                                            --------------

         "Financial Officer" shall mean the Chief Financial Officer, Controller,
          -----------------
Treasurer or Assistant Treasurer of a Borrower.

         "Finished Goods" shall mean goods to be sold by the Borrowers in the
          --------------
ordinary course of business.

         "Foreign Subsidiary" shall mean a Subsidiary which is incorporated or
          ------------------
organized under the laws of a jurisdiction outside of the United States.

         "Fronting Bank" shall mean Chase, Chase Manhattan Bank USA, N.A., or
          -------------
such other commercial bank as may agree with Chase to act in such capacity for the Tranche A Lenders.

         "GAAP" shall mean accounting principles generally accepted in the
          ----
United States and applied in accordance with Section 1.2.
                                             -----------

         "Governmental Authority" shall mean any Federal, state, municipal or
          ----------------------
other governmental department, commission, board, bureau, agency or instrumentality or any court, in each case whether of the United States or foreign.

         "Guaranteed Obligations" shall have the meaning set forth in Section
          ----------------------                                      -------
9.1(a).
------

         "Indebtedness" shall mean, at any time and with respect to any Person,
          ------------
(i) all Indebtedness of such Person for borrowed money, (ii) all Indebtedness of such Person for the deferred purchase price of property or services (other than property, including inventory, and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business), (iv) all Indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, to the extent required to be so recorded, (vi) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities and all obligations of such Person in respect of (x) currency swap agreements, currency future or option contracts and other similar agreements designed to hedge against fluctuations in foreign currency exchange rates and (y) interest rate swap, cap or collar agreements and interest rate future or option contracts and other similar agreements designed to hedge against fluctuations in interest rates; (vii) all Indebtedness referred to in clauses (i) through (vi) above guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss in respect of such Indebtedness, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss in respect of such Indebtedness, and (viii) all Indebtedness referred to in clauses (i) through (vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

         "Indemnified Party" shall have the meaning given such term in Section
          -----------------                                            -------
10.6.
-----

         "Indentures" shall mean, collectively, (i) the Indenture, dated as of
          ----------
August 12, 1994, between Parent and U.S. Bank Trust National Association (as successor to Continental Bank), as trustee, together with the First Supplemental Indenture thereto, dated as of July [8], 1998, the Second Supplemental Indenture thereto, dated as of October 9, 1998, and the Third Supplemental Indenture thereto, dated as of December 29, 2000, (ii) the Indenture, dated as of June 29, 1998, between Parent and The Bank of New York, as trustee, together with the First Supplemental Indenture thereto, dated as of June 30, 1998, the Second Supplemental Indenture thereto, dated as of July [21], 1998, the Third Supplemental Indenture thereto, dated as of October 9, 1998, and the Fourth Supplemental Indenture thereto, dated as of December 29, 2000, and (iii) the Indenture, dated as of January 20, 1999, among Parent, the guarantors and The Bank of New York, as trustee, together with the First Supplemental Indenture thereto, dated as of December 29, 2000, each as subsequently amended in accordance with the terms hereof and thereof.

         "Initial Period" shall have the meaning given such term in Section 2.2.
          --------------

         "Insufficiency" shall mean, with respect to any Plan, the amount, if
          -------------
any, of its unfunded benefit liabilities within the meaning of Section 4001(a)(18) of ERISA.

         "Intercompany Indebtedness" shall mean any claim of an Affiliate of
          -------------------------
Parent against any other Affiliate of Parent, any claim of Parent against any of its Affiliates, and any claim of any Affiliate of Parent against Parent.

         "Intercompany Loans" shall mean Intercompany Indebtedness for borrowed
          ------------------
money.

         "Interim Order" shall have the meaning given such term in Section
          -------------                                            -------
4.1(b).
------

         "Interest Payment Date" shall mean (i) as to any Eurodollar Loan, the
          ---------------------
last day of the applicable Interest Period, provided that with respect to Interest Periods exceeding three months, interest shall be payable on the three-month anniversary of the first day of the Interest Period and on the last day of the Interest Period, and (ii) as to all ABR Loans, the last calendar day of each month and the date on which any ABR Loans are refinanced with Eurodollar Loans pursuant to Section 2.12.
                  ------------

         "Interest Period" shall mean, as to any Borrowing of Eurodollar Loans,
          ---------------
the period commencing on the date of such Borrowing (including as a result of a refinancing of ABR Loans) or on the last day of the preceding Interest Period applicable to such Borrowing and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one, three or six months thereafter, as the Borrowers may elect in the related notice delivered pursuant to Section 2.6(b) or 2.12; provided, however, that (i)
                             --------------    ----  --------  -------
if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) no Interest Period shall end later than the Termination Date.

         "Inventory" shall mean all Raw Materials, Work-in-Process, and Finished
          ---------
Goods held by the Borrowers in the normal course of business.

         "Inventory Reserves" means the following, each as determined by the
          ------------------
Administrative Agent from time to time:

         (a) a reserve for shrink, or discrepancies that arise pertaining to inventory quantities on hand between the Borrowers perpetual accounting system, and physical counts of the Inventory, but not less than 2% of the Eligible Inventory; or

         (b)      a reserve for slow move, obsolete or excess Inventory; or

         (c)      a reserve for favorable standard cost variances; or

         (d) a reserve for amounts owing to landlords or warehousemen for Inventory stored at leased facilities or public warehouses which are not the subject of an access agreement acceptable to the Administrative Agent, in the amount of (i) to the extent Borrowers' are able to determine the Borrowers' average rental expense for such facility, three (3) times the Borrower's average monthly rental expense for such facility plus (ii) in all other events, the Inventory Value of the Inventory stored at such leased facilities or public warehouses; or

         (e) a reserve for Inventory located at contractors' or vendors' facilities in the amount of the Inventory Value of such Inventory; or

         (f) any other reserve as deemed appropriate by the Administrative Agent in its sole discretion, from time to time; or

         (g)      a reserve for vendor rebates.

         "Inventory Value" shall mean a dollar amount equal to the lesser of (i)
          ---------------
the actual cost of Inventory determined on a basis consistent with GAAP and with the Borrowers' current and historical accounting practice or (ii) the market value of such Inventory.

         "Investments" shall have the meaning given such term in Section 6.10.
          -----------                                            ------------

         "Investment Grade" shall mean either (i) at least Baa3 by Moody's (or
          ----------------
the then equivalent) or (ii) at least BBB- by S&P (or the then equivalent).

         "Lenders" shall have the meaning set forth in the Introduction.
          -------

         "Lender Affiliate" shall mean, (a) with respect to any Lender, (i) an
          ----------------
Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in loans and similar extensions of credit, any other fund that invests in loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "Letter of Credit" shall mean any irrevocable letter of credit issued
          ----------------
under Tranche A pursuant to Section 2.3, which letter of credit shall be (i) a
                            -----------
standby or import documentary letter of credit, (ii) issued for purposes that are consistent with the ordinary course of business of the Borrowers or for such other purposes as are reasonably acceptable to the Administrative Agent, (iii) denominated in Dollars and (iv) otherwise in such form as may be reasonably approved from time to time by the Administrative Agent and the applicable Fronting Bank.

         "Letter of Credit Account" shall mean the account established by the
          ------------------------
Borrowers under the sole and exclusive control of the Administrative Agent maintained at the office of the Administrative Agent at 270 Park Avenue, New York, New York 10017 designated as the "Federal-Mogul Corporation Letter of Credit Account" that shall be used solely for the purposes set forth in Sections
                                                                        --------
2.3(a) and 2.13.
------     ----

         "Letter of Credit Fees" shall mean the fees payable in respect of
          ---------------------
Letters of Credit pursuant to Section 2.21.
                              ------------

         "Letter of Credit Outstandings" shall mean, at any time, the sum of (i)
          -----------------------------
the aggregate undrawn stated amount of all Letters of Credit then outstanding plus (ii) all amounts theretofore drawn under Letters of Credit and not then reimbursed.

         "Lien" shall mean any mortgage, pledge, security interest, encumbrance,
          ----
lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement or any lease in the nature thereof).

         "Loan" and "Loans" shall mean, as applicable, the Revolving Loans and
          ----       -----
the Term Loans.

         "Loan Documents" shall mean this Agreement, the Letters of Credit, the
          --------------
Security and Pledge Agreement and any other instrument or agreement executed and delivered in connection herewith.

         "Maturity Date" shall initially mean the date 24 months after the
          -------------
commencement of the Cases.

         "Minority Interests" shall mean any shares of stock of any class of a
          ------------------
Subsidiary of the Borrowers (other than directors' qualifying shares if required by law) that are not owned by Borrowers or one of their Subsidiaries; Minority Interest shall be valued in accordance with GAAP.

         "Minority Lenders" shall have the meaning given such term in Section
          ----------------                                            -------
10.10(b).
--------

         "Moody's" shall mean Moody's Investors Service, Inc. or any successor
          -------
to the rating agency business thereof.

         "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
          ------------------
Section 4001(a)(3) of ERISA to which any Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

         "Multiple Employer Plan" shall mean a Single Employer Plan, which (i)
          ----------------------
is maintained for employees of a Borrower or an ERISA Affiliate and at least one Person other than such Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which a Borrower or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such Plan has been or were to be terminated.

         "Net Proceeds" shall mean, in respect of any sale of assets, the
          ------------
proceeds of such sale after the payment of or reservation for expenses that are directly related to the sale, including, but not limited to, related severance costs, taxes payable, brokerage commissions, professional expenses, other similar costs that are directly related to the sale and the amount secured by valid and perfected Liens, if any, that are senior to the Liens on such assets held by the Administrative Agent on behalf of the Lenders.

         "Non-Core Accounts Receivable" shall mean, at the time of any
          ----------------------------
determination, without duplication, (i) receivables arising from transactions that are not in the ordinary course of business, including equipment and equipment parts sales, (ii) Accounts arising from transactions other than sales to customers who are not Affiliates of any of the Borrowers of automobile, truck, aviation, farm or construction vehicle parts manufactured by the Borrowers, on usual and customary terms, in a manner consistent with historical sales practices, (iii) non-trade receivables and (iv) miscellaneous and sundry receivables.

         "Non-Debtor Foreign Subsidiary" shall mean the Foreign Subsidiaries of
          -----------------------------
the Borrowers other than the U.K. Subsidiaries, as set forth on Schedule 3.5.
                                                                ------------

         "Obligations" shall mean (a) the due and punctual payment of principal
          -----------
of and interest on the Loans and the reimbursement of all amounts drawn under Letters of Credit (whether such Letters of Credit are issued for the account of the Borrowers of the Non-Debtor Foreign Subsidiaries and including, without limitation, the Guaranteed Obligations), and (b) the due and punctual payment of the

Fees and all other present and future, fixed or contingent, monetary obligations of the Borrowers to the Lenders and the Administrative Agent under the Loan Documents.

         "Orders" shall mean the Interim Order and the Final Order of the
          ------
Bankruptcy Court.

         "Organizational Documents" shall mean (i) with respect to any
          ------------------------
corporation, its certificate or articles of incorporation, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership or formation, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, (iv) with respect to any limited liability company, its certificate of formation or articles of organization, as amended, and its operating agreement, as amended, and (v) with respect to any unlimited liability company, its certificate of formation, as amended, and its memorandum and articles of association, as amended. In the event any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state of similar governmental official, the reference to any such "Organizational Document" shall only be to a document of a type customarily certified by such governmental official.

         "Other Taxes" shall have the meaning given such term in Section 2.18.
          -----------                                            ------------

         "Parent" shall mean have the meaning set forth in the Introduction.
          ------

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any
          ----
successor agency or entity performing substantially the same functions.

         "Pension Plan" shall mean a defined benefit pension or retirement plan
          ------------
which meets and is subject to the requirements of Section 401(a) of the Code.

         "Permitted Investments" shall mean:
          ---------------------

         (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within twelve months from the date of acquisition thereof;

         (b) without limiting the provisions of paragraph (d) below, investments in commercial paper maturing within six months from the date of acquisition thereof and having, at such date of acquisition, a rating of at least "A-2" or the equivalent thereof from Standard & Poor's Ratings Group or of at least "P-2" or the equivalent thereof from Moody's Investors Service, Inc.;

         (c) investments in certificates of deposit, banker's acceptances and time deposits (including Eurodollar time deposits) maturing within six months from the date of acquisition thereof issued or guaranteed by or placed with (i) any domestic office of the Administrative Agent or the bank with whom the Borrowers maintain their cash management system, provided, that if such bank is not a Lender hereunder, such bank shall have entered into an agreement with the Administrative Agent pursuant to which such bank shall have waived all rights of setoff and confirmed that such bank does not have, nor shall it claim, a security interest therein or (ii) any domestic office of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000 and is the principal banking Subsidiary of a bank holding company having a long-term unsecured debt rating of at least "A-2" or the equivalent thereof from Standard & Poor's Ratings Group or at least "P-2" or the equivalent thereof from Moody's Investors Service, Inc.;

         (d) investments in commercial paper maturing within six months from the date of acquisition thereof and issued by (i) the holding company of the Administrative Agent or (ii) the holding company of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has (A) a combined capital and surplus in excess of $250,000,000 and (B) commercial paper rated at least "A-2" or the equivalent thereof from Standard & Poor's Ratings Group or of at least "P-2" or the equivalent thereof from Moody's Investors Service, Inc.;

         (e) investments in repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clause
(a) above entered into with any office of a bank or trust company meeting the qualifications specified in clause (c) above;

         (f) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (a) through (e) above; and

         (g) to the extent owned on the Filing Date, investments in the capital stock of any direct or indirect Subsidiary of the Borrowers as disclosed in Schedule 3.5.
   ------------

         "Permitted Liens" shall mean (i) Liens in favor of the Administrative
          ---------------
Agent on behalf of the Lenders; (ii) Liens imposed by law (other than Environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (iii) Liens of landlords and Liens of statutory carriers, warehousemen, mechanics, materialmen and other Liens (other than Environmental Liens and any Lien imposed under ERISA) in existence on the Filing Date or thereafter imposed by law and created in the ordinary course of business; (iv) Liens (other than any Lien imposed under ERISA) incurred or deposits made (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations incurred in the ordinary course of business; (v) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded) and interest of ground lessors, which do not interfere with the ordinary conduct of the business of any Borrower, and which do not detract from the value of the property to which they attach or materially impair the use thereof to any Borrower; (vi) purchase money Liens (including Capitalized Leases) upon or in any property acquired or held in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness permitted by Section 6.3(iii) solely for
                                                     ----------------
the purpose of financing the acquisition of such property; (vii) Liens set forth on Schedule 3.6; (viii) Liens on the assets of Non-Debtor Foreign Subsidiaries
   ------------
(excluding the U.K. Subsidiaries) granted to secure Intercompany Loans from the Borrowers permitted by Sections 6.10(iv) and (v); (ix) Liens on the assets of
                       -------------------------
the U.K. Subsidiaries granted to secure Intercompany Loans from the Borrowers permitted by Section 6.10(vi); (x) Liens consisting of deposits with derivatives
             ----------------
traders as may be required pursuant to the terms of the International Swap Dealers Association Master Agreement(s) executed in the ordinary course of business in connection with the Borrowers' foreign exchange, commodities and interest hedging programs in an aggregate amount not to exceed at any time $15,000,000; (xi) Liens junior to the senior priming liens contemplated hereby that are granted by the Interim Order or the Final Order as adequate protection to the parties whose Liens are primed by such senior priming Liens, provided
                                                                    --------
that the Interim Order and the Final Order provide that the holders of such junior liens shall not be permitted to take any action to enforce their rights with respect to such junior liens as long as any amounts are outstanding under the Agreement or the Lenders have any Commitment thereunder, and (xii) Liens created in connection with extensions, renewals or replacements, including replacement Liens granted by the Bankruptcy Court, of any Lien referred to in clauses (i) through (x) above, provided that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby.

         "Person" shall mean any natural person, corporation, division of a
          ------
corporation, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

         "Plan" shall mean a Single Employer Plan or a Multiemployer Plan.
          ----

         "PP&E Component" shall mean, at the time of any determination, an
          --------------
amount equal to the lesser of (i) 80% of the liquidation value in place of certain machinery and equipment owned by the Borrowers, all as determined in the Administrative Agent's sole discretion from time to time, (ii) $125,000,000, or
(iii) 20% of the Borrowing Base inclusive of the PP&E Component.

         "Prepayment Date" shall mean forty-five (45) days after the entry of
          ---------------
the Interim Order by the Bankruptcy Court if the Final Order has not been entered by the Bankruptcy Court prior to the expiration of such forty-five (45) day period.

         "Prepetition Payment" shall mean a payment (by way of adequate
          -------------------
protection or otherwise) of principal or interest or otherwise on account of any prepetition Indebtedness or trade payables or other prepetition claims against the Borrowers, including, without limitation, reclamation claims, materialmen's liens and prepetition claims of Critical Trade Vendors.

         "Prepetition Securitization Facilities" shall mean, collectively, (i)
          -------------------------------------
the Eighth Amended and Restated Receivable Interest Purchase Agreement, dated as of June 13, 2001, among Federal-Mogul Funding Corporation, a Michigan corporation, as the seller, the Parent, as the servicer, Blue Ridge Asset Funding Corporation and Falcon Asset Securitization Corporation, as purchasers, the financial institutions from time to time party thereto, as investors, Bank One, NA, as the administrative agent and as agent for Falcon Asset Securitization Corporation, and Wachovia Bank, N.A., as agent for Blue Ridge Asset Funding Corporation; (ii) the Seventh Amended and Restated Receivables Sale and Contribution Agreement dated as of June 13, 2001, between Federal-Mogul Funding Corporation, a Michigan corporation, as the purchaser, and the Parent, as the seller; (iii) the Fourth Amended and Restated Receivables Purchase Agreement dated as of June 13, 2001, among the Parent, as purchaser, and certain of its affiliates, each as a seller; and (iv) all other documents entered into in connection with any of the foregoing, as each of the foregoing are amended, restated, supplemented, renewed, refinanced or otherwise modified from time to time.

         "Primed Liens" shall have the meaning set forth in Section 2.23.
          ------------                                      ------------

         "Raw Materials" shall mean any raw materials or Supplies used or
          -------------
consumed in the manufacture, packing or shipping of goods to be sold by the Borrowers in the ordinary course of business.

         "Rebate Reserve" shall mean, at any time of determination, an amount
          --------------
owing or payable to Account Debtors pursuant to incentive marketing programs or similar programs, as determined by the Administrative Agent in its sole discretion from time to time.

         "Register" shall have the meaning set forth in Section 10.3(d).
          --------                                      ---------------

         "Reorganization Plan" shall mean a plan of reorganization in any of the
          -------------------
Cases.

         "Replacement Lender" shall have the meaning given such term in Section
          ------------------                                            -------
2.29.
----
         "Required Lenders" shall mean, at any time, Lenders holding in excess
          ----------------
of 50% of the Total Commitment.

         "Revolving Loans" shall have the meaning given such term in Section
          ---------------                                            -------
2.1.
---
         "S&P" shall mean Standard & Poor's Rating Services, a division of The
          ---
McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

         "Security and Pledge Agreement" shall have the meaning given such term
          -----------------------------
in Section 4.1(c).
   --------------

         "Single Employer Plan" shall mean a single employer plan, as defined in
          --------------------
Section 4001(a)(15) of ERISA, that (i) is maintained for employees of a Borrower or an ERISA Affiliate or (ii) was so maintained and in respect of which a Borrower could have liability under Section 4069 of ERISA in the event such Plan has been or were to be terminated.

         "Statutory Reserves" shall mean on any date the percentage (expressed
          ------------------
as a decimal) established by the Board and any other banking authority which is
(i) for purposes of the definition of Base CD Rate, the then stated maximum rate of all reserves (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal

Reserve System in New York City, for new three month negotiable nonpersonal time deposits in dollars of $100,000 or more or (ii) for purposes of the definition of Adjusted LIBOR Rate, the then stated maximum rate for all reserves (including but not limited to any emergency, supplemental or other marginal reserve requirements) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency Liabilities (or any successor category of liabilities under Regulation D issued by the Board, as in effect from time to time). Such reserve percentages shall include, without limitation, those imposed pursuant to said Regulation. The Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in such percentage.

         "Stock Liens" shall mean the perfected liens on the stock of certain
          -----------
Subsidiaries of the Parent in favor of (x) the trustees for the holders of Indebtedness of the Parent under the Indentures, and (y) the holders of obligations under the Existing Credit Agreements and the Surety Bonds.

         "Subsidiary" shall mean, with respect to any Person (herein referred to
          ----------
as the "parent"), any corporation, association or other business entity (whether now existing or hereafter organized) of which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors is, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "Super-majority Lenders" shall have the meaning given such term in
          ----------------------
Section 10.10(b).
----------------

         "Superpriority Claim" shall mean a claim against any Borrower in any of
          -------------------
the Cases which is a superpriority administrative expense claim having priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code.

         "Supplies" shall mean film, packaging and/or shipping supplies or
          --------
materials not otherwise directly used in the production of Finished Goods.

         "Surety Bonds" shall mean, collectively, the Contracts of Indemnity,
          ------------
each dated December 29, 2000, entered into by the Parent and certain of its Subsidiaries with (i) Travelers Casualty & Surety Company of America with respect to Performance Bond Number 103529126 and Performance Bond Number 103529229REL, each in the original maximum amount of $50,000,000, (ii) SAFECO Insurance Company of America with respect to Performance Bond Number 6066092 in the original maximum amount of $75,000,000, and (iii) National Fire Insurance Company of Hartford and Continental Casualty Company with respect to Performance Bond Number 929182983 in the original maximum amount of $75,000,000.

         "Taxes" shall have the meaning given such term in Section 2.18.
          -----                                            ------------

         "Termination Date" shall mean the earliest to occur of (i) the
          ----------------
Prepayment Date, (ii) the Maturity Date, (iii) the Consummation Date and (iv) the acceleration of the Loans and the termination of the Total Commitment in accordance with the terms hereof.

         "Termination Event" shall mean (i) a "reportable event", as such term
          -----------------
is described in Section 4043 of ERISA and the regulations issued thereunder (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC under Section 4043 of ERISA or such regulations) or an event described in Section 4068 of ERISA excluding events described in Section 4043(c)(9) of ERISA or 29 CFR ss.ss. 2615.21 or 2615.23, or (ii) the withdrawal of any Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer", as such term is defined in
Section 4001(c) of ERISA, or the incurrence of liability by any Borrower or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or (iii) providing notice of intent to terminate a Plan pursuant to Section 4041(c) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (v) any other event or condition (other than the commencement of the Cases and the failure to have made any contribution accrued as of the Filing Date but not paid) which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the imposition of any liability under Title IV of ERISA (other than for the payment of premiums to the PBGC).

         "Terms Loans" shall have the meaning given such term in Section 2.1.
          -----------                                            -----------

         "Total Commitment" shall mean, at any time, the sum of the Commitments
          ----------------
at such time.

         "Total Tranche A Commitment" shall mean, at any time, the sum of the
          --------------------------
Tranche A Commitments at such time.

         "Total Tranche B Commitment" shall mean, at any time, the sum of the
          --------------------------
Tranche B Commitments at such time.

         "Total Usage" shall mean, at any time, the sum of the outstanding
          -----------
aggregate principal amount of the Revolving Loans and the Term Loans plus the aggregate Letter of Credit Outstandings.

         "Tranche A Commitment" shall mean the Commitment of each Tranche A
          --------------------
Lender hereunder to make Revolving Loans and to issue and/or participate in Letters of Credit in the amount set forth opposite its name on Annex A-1 hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to the terms of this Agreement.

         "Tranche A Lender" shall mean each Lender having a Tranche A
          ----------------
Commitment.

         "Tranche B Commitment" shall mean the Commitment of each Tranche B
          --------------------
Lender hereunder to make a Term Loan in the amount set forth opposite its name on Annex A-2 hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to this Agreement.

         "Tranche B Lender" shall mean each Lender having a Tranche B
          ----------------
Commitment.

         "Transferee" shall have the meaning given such term in Section 2.18.
          ----------                                            ------------

         "Type" when used in respect of any Loan or Borrowing shall refer to the
          ----
Rate of interest by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall mean
                                                               ----
the Adjusted LIBOR Rate and the Alternate Base Rate.

         "U.K. Subsidiaries" shall mean those Subsidiaries of the Borrowers
          -----------------
which are organized under the laws of any jurisdiction in the United Kingdom and which are the subject of administration petitions under the U.K. Insolvency Act of 1986 (collectively, and including upon the grant of such petitions, the "U.K.
                                                                            ----
Administration") and are debtors in cases pending under Chapter 11 of the
--------------
Bankruptcy Code.

         "U.K. Subsidiary Proceedings" shall mean the proceedings of the U.K.
          ---------------------------
Subsidiaries under Chapter 11 of the Bankruptcy Code commenced on the Filing
Date.

         "Unused Total Commitment" shall mean, at any time, (i) the Total
          -----------------------
Commitment less (ii) the sum of (x) the aggregate outstanding principal amount of all Loans and (y) the aggregate Letter of Credit Outstandings.

         "Unused Total Tranche A Commitment" shall mean, at any time, (i) the
          ---------------------------------
Total Tranche A Commitment less (ii) the sum of (x) the aggregate outstanding principal amount of all Revolving Loans made under Tranche A and (y) the aggregate Letter of Credit Outstandings under Tranche A.

         "Withdrawal Liability" shall have the meaning given such term under
          --------------------
Part I of Subtitle E of Title IV of ERISA.

         "Work-in-Process" shall mean goods to be sold by the Borrowers in the
          ---------------
ordinary course of business, which are currently in the process of being manufactured.

     SECTION 1.2    Terms Generally. The definitions in Section 1.1 shall apply
                    ---------------                     -----------
equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Sections, Exhibits and Schedules shall be deemed references to Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with any
      --------  -------
covenant set forth in Section 6, such terms shall be construed in accordance
                      ---------
with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in the Borrowers' audited financial statements referred to in Section 3.4.
                          ------------

     SECTION 2.  AMOUNT AND TERMS OF CREDIT.

     SECTION 2.1    Commitment of the Lenders.
                    -------------------------

         (a) Each Tranche A Lender severally and not jointly with the other Tranche A Lenders agrees, upon the terms and subject to the conditions herein set forth, to make revolving credit loans (each a "Revolving Loan" and
                                                   --------------
collectively, the "Revolving Loans") to the Borrowers at any time and from time
                   ---------------
to time during the period commencing on the date hereof and ending on the Termination Date (or the earlier date of termination of the Total Tranche A Commitment) in an aggregate principal amount not to exceed, when added to such Tranche A Lender's Tranche A Commitment Percentage of the then aggregate Letter of Credit Outstandings, the Tranche A Commitment of such Tranche A Lender, which Revolving Loans may be repaid and reborrowed in accordance with the provisions of this Agreement. At no time shall the sum of the then outstanding aggregate principal amount of the Revolving Loans plus the then aggregate Letter of Credit
                                        ----
Outstandings exceed the Total Tranche A Commitment of $525,000,000, as the same may be reduced from time to time pursuant the terms of this Agreement.

         (b) Each Tranche B Lender severally and not jointly with the other Tranche B Lenders agrees, upon the terms and subject to the conditions herein set forth, to make term loans (each a "Term Loan" and collectively, the "Term
                                       ---------                         ----
Loans") to the Borrowers on the Closing Date, in an aggregate principal amount
-----
not to exceed the Tranche B Commitment of such Tranche B Lender. At no time shall the sum of the then outstanding aggregate principal amount of the Term Loans exceed the Total Tranche B Commitment of $150,000,000.

         (c) Each Borrowing shall be made by the Lenders pro rata in accordance with their respective Commitments; provided, however, that the
                                              --------  -------
failure of any Lender to make any Loan shall not in itself relieve the other Lenders of their obligations to lend.

         (d) Notwithstanding anything to the contrary herein, the Administrative Agent shall have the right to determine a reallocation of the Commitments in Tranche A and Tranche B (and the sublimits therein), provided that such reallocation by the Administrative Agent shall not increase the amount of the Total Commitment.

     SECTION 2.2    Availability of Commitment; Borrowing Base.
                    ------------------------------------------

         (a) Subject to the terms and conditions hereof, from the Filing Date until the later of: (i) the date which is forty-five (45) days after the Filing Date, and (ii) the date of the entry of the Final Order (the "Initial
                                                                     -------
Period"), $450,000,000 of the Total Commitment, consisting of the Tranche B
------
Commitment and $300,000,000 of the Tranche A Commitment (the "Available
                                                              ---------
Commitment") shall be available to the Borrowers without regard to the Borrowing
----------
Base, (but otherwise subject to the terms, conditions and covenants described in this Agreement), provided that if the Bankruptcy Court shall have approved the
                 --------
Borrowers' continued sale of accounts receivable to affiliates of Wachovia Bank, N.A. and Bank One, NA pursuant to the Prepetition Securitization Facilities after entry of the

Interim Order, the amount available under the Tranche A Commitments shall be limited to $50,000,000 during the Initial Period.

         (b) After the Initial Period, the Borrowing Base shall become operative with respect to the availability of Loans or Letters of Credit under the Tranche A and the Tranche B Commitment.

         (c) Notwithstanding any other provision of this Agreement to the contrary, the Total Usage shall not at any time exceed (i) prior to the expiration of the Initial Period, the Available Commitment, and (ii) from and after the expiration of the Initial Period, the lesser of (x) the Total Commitment and (y) the Borrowing Base, and no Loan shall be made or Letter of Credit issued in violation of the foregoing.

     SECTION 2.3    Letters of Credit.
                    -----------------

         (a) Upon the terms and subject to the conditions herein set forth, the Borrowers may request a Fronting Bank, at any time and from time to time after the date hereof and prior to the Termination Date, to issue, and, subject to the terms and conditions contained herein, such Fronting Bank shall issue, for the account of the Borrowers one or more Letters of Credit in support of obligations of the Borrowers or one or more Foreign Subsidiaries that are acceptable to the Administrative Agent, provided that no Letter of Credit shall
                                        --------
be issued if after giving effect to such issuance (i) the aggregate Letter of Credit Outstandings would exceed $75,000,000, and (ii) the Total Usage would exceed (x) prior to the expiration of the Initial Period, the Available Commitment, and (y) from and after the expiration of the Initial Period, the lesser of (aa) the Total Commitment and (bb) the Borrowing Base, and, provided further that no Letter of Credit shall be issued if the Fronting Bank shall have received notice from the Administrative Agent or the Required Lenders that the conditions to such issuance have not been met.

         (b) No Letter of Credit shall expire later than the earlier of (i) one year from the issuance thereof, and (ii) five (5) days before the Maturity Date, provided that if the Termination Date shall occur prior to the expiration
      --------
of any Letter of Credit, the Borrowers shall, at or prior to the Termination Date, except as the Administrative Agent may otherwise agree in writing, (i) cause all Letters of Credit which expire after the Termination Date to be returned to the Fronting Bank undrawn and marked "canceled" or (ii) if the Borrowers are unable to do so in whole or in part, either (x) provide a "back-to-back" letter of credit to one or more Fronting Banks in a form satisfactory to such Fronting Bank and the Administrative Agent (in their sole discretion), issued by a bank satisfactory to such Fronting Bank and the Administrative Agent (in their sole discretion), in an amount equal to the greater of (A) an amount, as determined by the Fronting Bank and the Administrative Agent, equal to the face amount of all outstanding Letters of Credit plus the sum of all projected contractual obligations to the Administrative Agent, the Fronting Bank and the Lenders of the Borrowers thereunder through the expiration date(s) of such Letters of Credit, and (B) 105% of the then undrawn stated amount of all outstanding Letters of Credit issued by such Fronting Banks and/or (y) deposit cash in the Letter of Credit Account in an amount which, together with any amounts then held in the Letter of Credit Account, is equal to the greater of (A) an amount, as determined by the Fronting Bank and the Administrative Agent, equal to the face amount of all outstanding Letters of Credit plus the sum of all projected contractual obligations to the Administrative Agent, the Fronting Bank and the Lenders of the Borrowers thereunder and (B) 105% of the then undrawn stated amount of all Letter of Credit Outstandings as collateral security for the Borrowers' reimbursement obligations in connection therewith, such cash to be remitted to the Borrowers upon the expiration, cancellation or other termination or satisfaction of such reimbursement obligations.

         (c) The Borrowers shall pay to each Fronting Bank, in addition to such other fees and charges as are specifically provided for in Section 2.21
                                                                ------------
hereof, such fees and charges in connection with the issuance and processing of the Letters of Credit issued by such Fronting Bank as are customarily imposed by such Fronting Bank from time to time in connection with letter of credit transactions.

         (d) Drafts drawn under each Letter of Credit shall be reimbursed by the Borrowers in Dollars not later than the first Business Day following the date of draw and shall bear interest from the date of draw until the first Business Day following the date of draw at a rate per annum equal to the Alternate Base Rate plus 2.5% and thereafter until reimbursed in full at a rate per annum equal to the Alternate Base Rate plus 4.5% (computed on the basis of the actual number of days elapsed over a year of 360 days). The Borrowers shall effect such reimbursement (x) if such draw occurs prior to the Termination Date (or the earlier date of termination of the Total Tranche A Commitment), in cash or through a Borrowing of Revolving Loans without the satisfaction of the conditions precedent set forth in Section 4.2 or (y) if such draw occurs on or
                                  -----------
after the Termination Date (or the earlier date of termination of the Total Tranche A Commitment), in cash. Each Lender agrees to make the Loans described in clause (x) of the preceding sentence notwithstanding a failure to satisfy the applicable lending conditions thereto or the provisions of Sections 2.2 or 2.29.
                                                           ------------    ----

         (e) Immediately upon the issuance of any Letter of Credit by any Fronting Bank, such Fronting Bank shall be deemed to have sold to each Lender other than such Fronting Bank and each such other Lender shall be deemed unconditionally and irrevocably to have purchased from such Fronting Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Commitment Percentage, in such Letter of Credit, each drawing thereunder and the obligations of the Borrowers under this Agreement with respect thereto. Upon any change in the Commitments pursuant to Section
                                                                     -------
10.3, it is hereby agreed that with respect to all Letter of Credit
----
Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Commitment Percentages of the assigning and assignee Lenders. Any action taken or omitted by a Fronting Bank under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Fronting Bank any resulting liability to any other Lender.

         (f) In the event that a Fronting Bank makes any payment under any Letter of Credit and the Borrowers shall not have reimbursed such amount in full to such Fronting Bank pursuant to this Section, the Fronting Bank shall promptly notify the Administrative Agent, which shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Administrative Agent for the account of the Fronting Bank the amount of such Lender's Commitment Percentage of such unreimbursed payment in Dollars and in same day funds. If the Fronting Bank so notifies the Administrative Agent, and the Administrative Agent so notifies the Lenders prior to 11:00 a.m. (New York City time) on any Business Day, such Lenders shall make available to the Fronting Bank such Lender's Commitment Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Lender shall not have so made its Commitment Percentage of the amount of such payment available to the Fronting Bank, such Lender agrees to pay to such Fronting Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Fronting Bank at the Federal Funds Effective Rate. The failure of any Lender to make available to the Fronting Bank its Commitment Percentage of any payment under any Letter of Credit shall not relieve any other Lender of its obligation hereunder to make available to the Fronting Bank its Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Lender shall be responsible for the failure of any other Lender to make available to such Fronting Bank such other Lender's Commitment Percentage of any such payment. Whenever a Fronting Bank receives a payment of a reimbursement obligation as to which it has received any payments from the Lenders pursuant to this paragraph, such Fronting Bank shall pay to each Lender which has paid its Commitment Percentage thereof, in Dollars and in same day funds, an amount equal to such Lender's Commitment Percentage thereof.

         (g) Letters of Credit may be issued for the account of Non-Debtor Foreign Subsidiaries (subject to availability under Tranche A and the $75,000,000 sub-limit). The face amount of Letters of Credit issued for the account of Non-Debtor Foreign Subsidiaries shall constitute a use of the amount of Intercompany Loans permitted to be made by the Borrowers pursuant to Sections
                                                                        --------
6.10(iv) and (v).
----------------

         (h) Letters of Credit may be issued for the account of the U.K. Subsidiaries (subject to availability under Tranche A and the $75,000,000 sub-limit). The face amount of Letters of Credit issued for the account of U.K. Subsidiaries shall constitute a use of the amount of Intercompany Loans permitted to be made by the Borrowers pursuant to Section 6.10(vi).
                                                  ----------------

     SECTION 2.4 Issuance. Whenever the Borrowers desire a Fronting Bank to
                 --------
issue a Letter of Credit, they shall give to such Fronting Bank and the Administrative Agent at least two (2) Business Days' prior written (including telegraphic, telex, facsimile or cable communication) notice (or such shorter period as may be agreed upon by the Administrative Agent, the Borrowers and the Fronting Bank) specifying the date on which the proposed Letter of Credit is to be issued (which shall be a Business Day), the stated amount of the Letter of Credit so requested, the expiration date of such Letter of Credit and the name and address of the beneficiary thereof.

     SECTION 2.5    Nature of Letter of Credit Obligations Absolute. The
                    -----------------------------------------------
obligations of the Borrowers to reimburse the Lenders for drawings made under any Letter of Credit shall be joint and several, unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, setoff, defense or other right which any Borrower may have at any time against a beneficiary of any Letter of Credit or against any of the Lenders, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
(iv) payment by a Fronting Bank of any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or (vi) the fact that any Event of Default shall have occurred and be continuing.

     SECTION 2.6    Making of Loans.
                    ---------------

         (a) Except as contemplated by Section 2.11, Loans shall be either ABR Loans or Eurodollar Loans as the Borrowers may request subject to and in accordance with this Section, provided that all Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided herein, be Loans of the same Type. Each Lender may fulfill its Commitment with respect to any Eurodollar Loan or ABR Loan by causing any lending office of such Lender to make such Loan; provided that any such use of a lending office shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement. Each Lender shall, subject to its overall policy considerations, use reasonable efforts (but shall not be obligated) to select a lending office which will not result in the payment of increased costs by the Borrowers pursuant to Sections 2.15 or 2.18. Subject to the other provisions of this Section and the
-------------    ----
provisions of Section 2.12, Borrowings of Loans of more than one Type may be
              ------------
incurred at the same time, provided that no more than fifteen (15) Borrowings of Eurodollar Loans may be outstanding at any time.

         (b) The Borrowers shall give the Administrative Agent prior written, telex, facsimile or telephonic (confirmed promptly in writing) notice of each Borrowing of Revolving Loans hereunder of at least three (3) Business Days for Eurodollar Loans and one (1) Business Day for ABR Loans; such notice shall be irrevocable and shall specify the amount of the proposed Borrowing (which shall not be less than $5,000,000 or any integral multiple of $1,000,000 in excess thereof) and the date thereof (which shall be a Business Day) and shall contain disbursement instructions. Such notice, to be effective, must be received by the Administrative Agent not later than 12:00 noon, New York City time, on the third Business Day in the case of Eurodollar Loans and the first Business Day in the case of ABR Loans, preceding the date on which such Borrowing is to be made. Such notice shall specify whether the Borrowing then being requested is to be a Borrowing of ABR Loans or Eurodollar Loans. If no election is made as to the Type of Loan, such notice shall be deemed a request for Borrowing of ABR Loans. The Administrative Agent shall promptly notify each Tranche A Lender of its proportionate share of such Borrowing, the date of such Borrowing, the Type of Borrowing or Loans being requested and the Interest Period or Interest Periods applicable thereto, as appropriate. On the Borrowing date specified in such notice, each Tranche A Lender shall make its share of the Borrowing available at the office of the Administrative Agent at 270 Park Avenue, New York, New York 10017, no later than 12:00 noon, New York City time, in immediately available funds. Upon receipt of the funds made available by the Tranche A Lenders to fund any Borrowing hereunder, the Administrative Agent shall disburse such funds in the manner specified in the notice of Borrowing delivered by the Borrowers.

         (c) The Borrowers shall give the Administrative Agent prior notice of the making of the Term Loans of at least three (3) Business Days if the Term Loans or a portion thereof are to be made as Eurodollar Loans and one (1) Business Day if the Term Loans are to be made as ABR Loans; such notice shall be irrevocable and shall specify the amount of the proposed Borrowing that is to be made as a Eurodollar Loan (which shall not be less than $5,000,000 or any integral multiple of $1,000,000 in excess thereof) and the date thereof (which shall be a Business Day) and shall contain disbursement instructions. Such notice, to be effective, must be received by the Administrative Agent not later than 12:00 noon, New York City time, on the third Business Day in the case of Eurodollar Loans and the first Business Day in the case of ABR Loans, preceding the date on which such Borrowing is to be made. Such notice shall specify whether the Borrowing then being requested is to be a Borrowing of ABR Loans or Eurodollar Loans. If no election is made as to the Type of Loan, such notice shall be deemed a request for Borrowing of ABR Loans. The Administrative Agent shall promptly notify each Tranche B Lender of its proportionate share of such Borrowing, the date of such Borrowing, the Type of Borrowing or Loans being requested and the Interest Period or Interest Periods applicable thereto, as appropriate. Notwithstanding the foregoing, with respect to the Borrowing of the Term Loans on the Closing Date the Borrowers may give notice of a Borrowing of Term Loans to be made as ABR Loans hereunder on the Closing Date. Such notice, to be effective, must be received by the Administrative Agent not later than 11:00 a.m., New York City time, on such Business Day. The Term Loans made on the Closing Date shall initially be ABR Loans and thereafter may be continued as ABR Loans or refinanced as Eurodollar Loans pursuant to Section 2.12. On the Borrowing date specified in such notice,
                  ------------
each Tranche B Lender shall make its share of the Borrowing available at the office of the Administrative Agent at 270 Park Avenue, New York, New York 10017, no later than 12:00 noon, New York City time, in immediately available funds. Upon receipt of the funds made available by the Tranche B Lenders to fund any Borrowing hereunder, the Administrative Agent shall disburse such funds in the manner specified in the notice of Borrowing delivered by the Borrowers.

     SECTION 2.7    Repayment of Loans and Unreimbursed Draws; Evidence of Debt.
                    -----------------------------------------------------------

         (a) The Borrowers hereby jointly and severally unconditionally promise to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan and each unreimbursed draw under all Letters of Credit as set forth herein.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender or participation in each Letter of Credit in which such Lender is participating, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

         (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

         (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a form furnished by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.3) be represented by one or more promissory notes in such
            ------------
form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

     SECTION 2.8    Interest on Loans.
                    -----------------

         (a)      Subject to the provisions of Section 2.9, each ABR Loan shall
                                               -----------
bear interest (computed, for ABR Loans wherein the Alternate Base Rate is determined by reference to the Base CD Rate or the Federal Funds Effective Rate, on the basis of the actual number of days elapsed over a year of 360 days, and otherwise computed on the basis of the actual number of days elapsed over a year of 365 days) at a rate per annum equal to the Alternate Base Rate plus 2.50%.

         (b)      Subject to the provisions of Section 2.9, each Eurodollar Loan
                                               -----------
shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted LIBOR Rate for such Interest Period in effect for such Borrowing plus 3.50%.

         (c) Accrued interest on all Loans shall be payable in arrears on each Interest Payment Date applicable thereto, at maturity (whether by acceleration or otherwise), after such maturity on demand and (with respect to Eurodollar Loans) upon any repayment or prepayment thereof (on the amount prepaid).

     SECTION 2.9    Default Interest. If any Borrower shall default in the
                    ----------------
payment of the principal of or interest on any Loan or in the payment of any other amount becoming due hereunder (including, without limitation, the reimbursement pursuant to Section 2.3(d) of any draft drawn under a Letter of
                          --------------
Credit, whether at stated maturity, by acceleration or otherwise, such Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days equal to 2% above the then applicable rate.

     SECTION 2.10   Optional Termination or Reduction of Commitment. Upon at
                    -----------------------------------------------
least two (2) Business Days' prior written notice to the Administrative Agent, the Borrowers may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Unused Total Tranche A Commitment. Each such reduction or termination, as applicable, of the Unused Total Tranche A Commitment shall be in the principal amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof. Any reduction or termination, as applicable, pursuant to this Section shall be deemed to be a reduction or termination, as applicable, in the amount of such reduction or termination of the Total Tranche A Commitment and shall be applied pro rata to reduce the applicable Tranche A Commitment of each Tranche A Lender. Simultaneously with each reduction or termination, as applicable, of the Unused Total Tranche A Commitment, the Borrowers shall pay to the Administrative Agent for the account of each Tranche A Lender the Commitment Fee accrued on the amount of the Tranche A Commitment of such Lender so terminated or reduced through the date thereof.

     SECTION 2.11   Alternate Rate of Interest. In the event, and on each
                    --------------------------
occasion, that on the day two (2) Business Days prior to the commencement of any Interest Period for a Eurodollar Loan, the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers absent manifest error) that reasonable means do not exist for ascertaining the applicable Adjusted LIBOR Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telegraphic notice of such determination to the Borrowers and the Lenders, and any request by the Borrowers for a Borrowing of Eurodollar Loans (including pursuant to a refinancing with Eurodollar Loans) pursuant to Section 2.6 or 2.12 shall be deemed a request for
                              -----------    ----
a Borrowing of ABR Loans. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, each request for a Borrowing of Eurodollar Loans shall be deemed to be a request for a Borrowing of ABR Loans.

     SECTION 2.12   Refinancing of Loans. The Borrowers shall have the right, at
                    --------------------
any time, on three (3) Business Days' prior irrevocable notice to the Administrative Agent (which notice, to be effective, must be received by the Administrative Agent not later than 1:00 p.m., New York City time, on the third Business Day preceding the date of any refinancing), (x) to refinance (without the satisfaction of the conditions set forth in Section 4.2 as a condition to
                                                -----------
such refinancing) any outstanding Borrowing or Borrowings of Loans of one Type (or a portion thereof) with a Borrowing of Loans of the other Type or (y) to continue an outstanding Borrowing of Eurodollar Loans for an additional Interest Period, subject to the following:

         (a) as a condition to the refinancing of ABR Loans with Eurodollar Loans and to the continuation of Eurodollar Loans for an additional Interest Period, no Event of Default shall have occurred and be continuing at the time of such refinancing;

         (b) if less than a full Borrowing of Loans shall be refinanced, such refinancing shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising such Borrowing held by the Lenders immediately prior to such refinancing;

         (c) the aggregate principal amount of Loans being refinanced shall be at least $5,000,000 or any integral multiple of $1,000,000 in excess thereof, provided that no partial refinancing of a Borrowing of Eurodollar Loans shall
--------
result in the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $5,000,000 in aggregate principal amount;

         (d) each Lender shall effect each refinancing by applying the proceeds of its new Eurodollar Loan or ABR Loan, as the case may be, to its Loan being refinanced;

         (e) the Interest Period with respect to a Borrowing of Eurodollar Loans effected by a refinancing or in respect to the Borrowing of Eurodollar Loans being continued as Eurodollar Loans shall commence on the date of refinancing or the expiration of the current Interest Period applicable to such continuing Borrowing, as the case may be;

         (f) a Borrowing of Eurodollar Loans may be refinanced only on the last day of an Interest Period applicable thereto; and

         (g) each request for a refinancing with a Borrowing of Eurodollar Loans which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month.

In the event that the Borrowers shall not give notice to refinance any Borrowing of Eurodollar Loans, or to continue such Borrowing as Eurodollar Loans, or shall not be entitled to refinance or continue such Borrowing as Eurodollar Loans, in each case as provided above, such Borrowing shall automatically be refinanced with a Borrowing of ABR Loans at the expiration of the then-current Interest Period. The Administrative Agent shall, after it receives notice from the Borrowers, promptly give each Lender notice of any refinancing, in whole or part, of any Loan made by such Lender.

     SECTION 2.13   Mandatory Prepayment; Commitment Termination.
                    --------------------------------------------

         (a) If at any time the aggregate principal amount of the outstanding Loans plus the aggregate Letter of Credit Outstandings exceeds (A) prior to the expiration of the Initial Period, the Available Commitment, and (B) from and after the expiration of the Initial Period, the lesser of (x) the Total Commitment or (y) the Borrowing Base, the Borrowers will within one (1) Business Day (i) prepay the Loans in an amount necessary to cause the aggregate principal amount of the outstanding Loans plus the aggregate Letter of Credit Outstandings, including unreimbursed draws, to be equal to or less than (A) prior to the expiration of the Initial Period, the Available Commitment, and (B) from and after the expiration of the Initial Period, the lesser of (x) the Total Commitment and (y) the Borrowing Base, and (ii) if, after giving effect to the prepayment in full of the Loans, the aggregate Letter of Credit Outstandings in excess of the amount of cash held in the Letter of Credit Account exceeds (A) prior to the expiration of the Initial Period, the Available Commitment, and (B) from and after the expiration of the Initial Period, the lesser of (x) the Total Commitment or (y) the Borrowing Base, deposit into the Letter of Credit Account an amount equal to 105% of the amount by which the aggregate Letter of Credit Outstandings in excess of the amount of cash held in the Letter of Credit Account so exceeds (A) prior to the expiration of the Initial Period, the Available Commitment, and (B) from and after the expiration of the Initial Period, the lesser of (x) the Total Commitment or (y) the Borrowing Base.

         (b) The Borrowers shall, upon the receipt of the Net Proceeds by any of the Borrowers from any Asset Sales by any Borrower, jointly and severally, apply such Net Proceeds as follows: first, to repay the then
                                               -----
outstanding Loans; second, deposit an amount in the Letter of Credit Account up
                   ------
to 105% of the then Letter of Credit Outstandings; and thereafter, such Net
                                                       ----------
Proceeds may be retained by the Borrowers and invested in Permitted Investments or used for expenditures in the ordinary course of business (subject to compliance with the terms and conditions of this Agreement).

Prepayments of the Loans pursuant to the foregoing shall be effected as follows: the Tranche A Commitments and Tranche B Commitments shall be reduced on a pro rata basis by an aggregate amount equal to the Net Proceeds of the subject Asset Sale; the Revolving Loans shall be prepaid in a proportionate amount equal to the percentage decrease in the Total Tranche A Commitments; and the Tranche B Loans shall be prepaid in an amount equal to the decrease in the Total Tranche B Commitments. Net Proceeds from any Asset Sales by a Non-Debtor Foreign Subsidiary, net of the amount of any repayment obligations of such Non-Debtor Foreign Subsidiary with respect to third party financing arrangements, shall (i) reduce, on a dollar for dollar basis, the amount of postpetition Intercompany Loans which may be made to the Non-Debtor Foreign Subsidiaries, provided,
                                                                --------
however, that in no event shall the permitted amount of postpetition
-------
Intercompany Loans be less than $100,000,000 (before deducting the from time to time principal balance of third party financing arrangements made available to the Non-Debtor Foreign Subsidiaries as set forth in Section 6.10), and (ii)
                                                    ------------
reduce the Tranche A and Tranche B Commitments on a pro rata basis and the Borrowers shall prepay Revolving Loans in a proportionate amount equal to the percentage decrease in the Total Tranche A Commitments and shall prepay Term Loans in an amount equal to the decrease in the Total Tranche B Commitments. Net Proceeds from any Asset Sales by a U.K. Subsidiary, net of the amount of any repayment obligations of such U.K. Subsidiary with respect to third party financing arrangements, shall (i) reduce, on a dollar for dollar basis, the amount of postpetition Intercompany Loans which may be made to the U.K. Subsidiaries, and (ii) reduce the Tranche A and Tranche B Commitments on a pro rata basis and the Borrowers shall prepay Revolving Loans in a proportionate amount equal to the percentage decrease in the Total Tranche A Commitments and shall prepay Term Loans in an amount equal to the decrease in the Total Tranche B Commitments.

         (c) Upon the Termination Date, the Total Commitment shall be terminated in full and the Borrowers shall pay the Loans in full and, if any Letter of Credit remains outstanding, comply with Section 2.3(b).
                                                  --------------

     SECTION 2.14   Optional Prepayment of Loans; Reimbursement of Lenders.
                    ------------------------------------------------------

         (a) The Borrowers shall have the right at any time and from time to time to prepay any Loans without penalty (except for any breakage costs associated with Eurodollar Loans), in whole or in part, (x) with respect to Eurodollar Loans, upon at least three (3) Business Days' prior written, telex, facsimile or telephonic (confirmed promptly in writing) notice to the Administrative Agent and (y) with respect to ABR Loans on the same Business Day if written, telex, facsimile or telephonic (confirmed promptly in writing) notice is received by the Administrative Agent prior to 1:00 p.m., New York City time, and thereafter upon at least one Business Day's prior written, telex, facsimile or telephonic (confirmed promptly in writing) notice to the Administrative Agent; provided, however, that (i) each such partial prepayment
                      --------  -------
shall be in integral multiples of $1,000,000, (ii) no prepayment of Eurodollar Loans shall be permitted pursuant to this Section 2.14(a) other than on the last
                                          ---------------
day of an Interest Period applicable thereto unless such prepayment is accompanied by the payment of the amounts described in clause (i) of the first sentence of Section 2.14(b), and (iii) no partial prepayment of a Borrowing of
            ---------------
Eurodollar Loans shall result in the aggregate principal amount of the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $5,000,000. Each notice of prepayment shall specify the prepayment date, the principal amount of the Loans to be prepaid and in the case of Eurodollar Loans, the Borrowing or Borrowings pursuant to which made, shall be irrevocable and shall commit the Borrowers to prepay such Loan by the amount and on the date stated therein. The Administrative Agent shall, promptly after receiving notice from the Borrowers hereunder, notify each Lender of the principal amount of the Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.

         (b) The Borrowers shall reimburse each Lender on demand for any loss incurred or to be incurred by it in the reemployment of the funds released
(i) resulting from any prepayment (for any reason whatsoever, including, without limitation, refinancing with ABR Loans) of any Eurodollar Loan required or permitted under this Agreement, if such Loan is prepaid other than on the last day of the Interest Period for such Loan (including, without limitation, any such prepayment in connection with the syndication of the credit facility evidenced by this Agreement) or (ii) in the event that after the Borrowers deliver a notice of Borrowing under Section 2.6 in respect of Eurodollar Loans,
                                    -----------
such Loans are not made on the first day of the Interest Period specified in such notice of Borrowing for any reason other than a breach by such Lender of its obligations hereunder. Such loss shall be the amount as reasonably determined by such Lender as the excess, if any, of (A) the amount of interest which would have accrued to such Lender on the amount so paid or not borrowed at a rate of interest equal to the Adjusted LIBOR Rate for such Loan, for the period from the date of such payment or failure to borrow to the last day (x) in the case of a payment or refinancing with ABR Loans other than on the last day of the Interest Period for such Loan, of the then current Interest Period for such Loan, or (y) in the case of such failure to borrow, of the Interest Period for such Loan which would have commenced on the date of such failure to borrow, over (B) the amount of interest which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market. Each Lender shall deliver to the Borrowers from time to time one or more certificates setting forth the amount of such loss as determined by such Lender.

         (c) In the event the Borrowers fail to prepay any Loan on the date specified in any prepayment notice delivered pursuant to Section 2.14(a), the
                                                         ---------------
Borrowers on demand by any Lender shall pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any loss incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill deposit obligations incurred in anticipation of such prepayment, but without duplication of any amounts paid under Section 2.14(b). Each Lender shall deliver to the
                          ---------------
Borrowers from time to time one or more certificates setting forth the amount of such loss as determined by such Lender.

         (d) Any partial prepayment of the Loans by the Borrowers pursuant to Sections 2.13 or 2.14 shall be applied as specified by the Borrowers or, in
   -------------    ----
the absence of such specification, as determined by the Administrative Agent, provided that in the latter case no Eurodollar Loans shall be prepaid pursuant to Section 2.13 to the extent that such Loan has an Interest Period ending after
   ------------
the required date of prepayment unless and until all outstanding ABR Loans and Eurodollar Loans with Interest Periods ending on such date have been repaid in full.

         (e)      Once prepaid, Term Loans may not be reborrowed.

     SECTION 2.15   Reserve Requirements; Change in Circumstances.
                    ---------------------------------------------

         (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Loan made by such Lender or any fees or other amounts payable hereunder (other than changes in respect of Taxes, Other Taxes and taxes imposed on, or measured by, the net income or overall gross receipts or franchise taxes of such Lender by the jurisdiction in which such Lender has its principal office or in which the applicable lending office for such Eurodollar Loan is located or by any political subdivision or taxing authority therein, or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which such Lender would not be subject to tax but for the execution and performance of this Agreement), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender (except any such reserve requirement which is reflected in the Adjusted LIBOR Rate) or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or the Eurodollar Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrowers will pay to such Lender in accordance with paragraph (c) below such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

         (b) If any Lender shall have determined that the adoption or effectiveness after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, the Loans made by such Lender pursuant hereto, such Lender's Commitment hereunder or the issuance of, or participation in, any Letter of Credit by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such adoption, change or compliance (taking into account Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

         (c) A certificate of each Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay each Lender the amount shown as due on any such certificate delivered to it within ten (10) days after its receipt of the same. Any Lender receiving any such payment shall promptly make a refund thereof to the Borrowers if the law, regulation, guideline or change in circumstances giving rise to such payment is subsequently deemed or held to be invalid or inapplicable.

         (d) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

     SECTION 2.16   Change in Legality.
                    ------------------

         (a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (x) any change after the date of this Agreement in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof shall make it unlawful for a Lender to make or maintain a Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan or (y) at any time any Lender determines that the making or continuance of any of its Eurodollar Loans has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of such Lender in such market, then, by written notice to the Borrowers, such Lender may (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrowers for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below. In the event any Lender shall exercise its rights under clause (i) or (ii) of this paragraph (a), all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

         (b)      For purposes of this Section 2.16, a notice to the Borrowers
                                       ------------
by any Lender pursuant to paragraph (a) above shall be effective, if lawful, and if any Eurodollar Loans shall then be outstanding, on the last day of the then-current Interest Period, otherwise, such notice shall be effective on the date of receipt by the Borrowers.

     SECTION 2.17   Pro Rata Treatment, etc. All payments and repayments of
                    -----------------------
principal and interest in respect of the Loans (except as provided in Sections
                                                                      --------
2.15 and 2.16) shall be made pro rata among the Lenders in accordance with the
----     ----
then outstanding principal amount of the Loans and/or participations in Letter of Credit Outstandings and all outstanding undrawn Letters of Credit (and the unreimbursed amount of drawn Letters of Credit) hereunder and all payments of Commitment Fees and

Letter of Credit Fees (other than those payable to a Fronting Bank) shall be made pro rata among the Lenders in accordance with their Commitments. All payments by the Borrowers hereunder shall be (i) except as otherwise provided in
Section 2.18, net of any tax applicable to the Borrowers and (ii) made in
------------
Dollars in immediately available funds, without defense, setoff or counterclaim and free of any restriction or condition, at the office of the Administrative Agent by 12:00 noon, New York City time, on the date on which such payment shall be due. Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid in full or converted to a Loan of a different Type.

     SECTION 2.18   Taxes.
                    -----

         (a)      Except as otherwise provided in this Section 2.18, any and all
                                                       ------------
payments by the Borrowers hereunder shall be made free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) taxes imposed on or measured by the net income, net profit or overall gross receipts of the Administrative Agent or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity being called a "Transferee")) and franchise taxes imposed on the Administrative Agent or any
   ----------
Lender (or Transferee) by the United States or any jurisdiction under the laws of which the Administrative Agent or any such Lender (or Transferee) is organized or in which the applicable lending office of any such Lender (or Transferee) or applicable office of the Administrative Agent, is located or any political subdivision thereof or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which the Administrative Agent or such Lender (or Transferee) would not be subject to tax but for the execution and performance of this Agreement and (ii) taxes, levies, imposts, deductions, charges or withholdings ("Amounts") with respect to
                                               -------
payments hereunder to a Lender (or Transferee) or the Administrative Agent in accordance with laws in effect on the later of the date of this Agreement and the date such Lender (or Transferee) or the Administrative Agent becomes a Lender (or Transferee or Administrative Agent, as the case may be) but not excluding, with respect to such Lender (or Transferee) or the Administrative Agent, any increase in such Amounts solely as a result of any change in such laws occurring after such later date or any Amounts that would not have been imposed but for actions (other than actions contemplated by this Agreement) taken by the Borrowers after such later date (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrowers shall be required by law
                            -----
to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders (or any Transferee) or the Administrative Agent, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Lender (or Transferee) or the Administrative Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and
(iii) the Borrowers shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

         (b) In addition, the Borrowers agree to pay any current or future stamp or documentary taxes or any other excise or property taxes, charges, assessments or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").
                                      -----------

         (c) The Borrowers will indemnify each Lender (or Transferee) and the Administrative Agent for the full amount of Taxes and Other Taxes paid by such Lender (or Transferee) or the Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within thirty (30) days after the date any Lender (or Transferee) or the Administrative Agent, as the case may be, makes written demand therefor. If a Lender (or Transferee) or the Administrative Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrowers pursuant to this Section, it shall promptly notify the Borrowers of the availability of such refund and shall, within thirty (30) days after receipt of a request by the Borrowers, apply for such refund at the Borrowers' expense. If any Lender (or Transferee) or the Administrative Agent receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers pursuant to this Section, it shall promptly notify the Borrowers of such refund and shall, within thirty (30) days after receipt of a request by the Borrowers (or promptly upon receipt, if the Borrowers have requested application for such refund pursuant hereto), repay such refund to the Borrowers (to the extent of amounts that have been paid by the Borrowers under this Section with respect to such refund plus interest that is received by the Lender (or Transferee) or the Administrative Agent as part of the refund), net of all out-of-pocket expenses of such Lender (or Transferee) or the Administrative Agent and without additional interest thereon; provided that the Borrowers, upon the request of such Lender (or Transferee) or the Administrative Agent, agree to return such refund (plus penalties, interest or other charges) to such Lender (or Transferee) or the Administrative Agent in the event such Lender (or Transferee) or the Administrative Agent is required to repay such refund. Nothing contained in this sub-Section (c) shall require any Lender (or Transferee) or the Administrative Agent to make available any of its tax returns (or any other information relating to its taxes that it deems to be confidential).

         (d) Within thirty (30) days after the date of any payment of Taxes or Other Taxes withheld by the Borrowers in respect of any payment to any Lender (or Transferee) or the Administrative Agent, the Borrowers will furnish to the Administrative Agent, at its address referred to on the signature pages hereof, the original or a certified copy of a receipt evidencing payment thereof.

         (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section shall survive the payment in full of the principal of and interest on all Loans made hereunder.

         (f) Each Lender (and Transferee) and the Administrative Agent shall, if not a United States Person (as such term is defined in Section 7701(a)(30) of the Code), on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment and Acceptance pursuant to which it becomes a Lender (in the case of each other Lender), deliver to the Borrowers and the Administrative Agent such certificates, documents and other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including two original copies of (A) Internal Revenue Service Form W-9 (unless such Lender (or Transferee) or the Administrative Agent is an "exempt recipient" as defined in Treasury Regulations Section 1.6049-4(c) for which no withholding is required) and two original copies of (B) Internal Revenue Service Forms 1001, 4224, W-8BEN or W-8ECI and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1, 1.1441-4 or 1.1441-6(c) or any subsequent version thereof or successors thereto, properly completed and duly executed by such Lender (or Transferee) or the Administrative Agent to establish that such payment is (i) not subject to United States Federal withholding tax under the Code because such payment is effectively connected with the conduct by such Lender (or Transferee) or the Administrative Agent of a trade or business in the United States or (ii) totally exempt from United States Federal withholding tax or subject to a reduced rate of such tax under a provision of an applicable tax treaty. Unless the Borrowers and the Administrative Agent have received forms or other documents satisfactory to them indicating that such payments hereunder are not subject to United States Federal withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrowers or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate.

         (g) The Borrowers shall not be required to pay any additional amounts to any Lender (or Transferee) or the Administrative Agent in respect of United States Federal withholding tax pursuant to sub- Section(a) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender (or Transferee) or the Administrative Agent to comply with the provisions of sub- Section(f) above.

         (h) Any Lender (or Transferee) or the Administrative Agent claiming any additional amounts payable pursuant to this Section 2.18 shall use
                                                         ------------
reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrowers or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such Lender (or Transferee) or the Administrative Agent, be otherwise materially disadvantageous to such Lender (or Transferee) or the Administrative Agent.

     SECTION 2.19   Certain Fees. The Borrowers shall pay to the Administrative
                    ------------
Agent, for the respective accounts of the Administrative Agent and the Lenders, the fees set forth in that certain fee letter dated September 21, 2001 among the Administrative Agent, J.P. Morgan Securities Inc. and the Borrowers at the times set forth therein.

     SECTION 2.20   Commitment Fee. The Borrowers shall pay to the Lenders a
                    --------------
commitment fee (the "Commitment Fee") for the period commencing on September 21,
                     --------------
2001 to the Termination Date or the earlier date of termination of the Commitment calculated (on the basis of the actual number of days elapsed over a year of 360 days) at a rate equal to the Commitment Fee Percentage on the average daily Unused Total Commitment during the preceding quarter. The issuance of Letters of Credit shall be treated as usage of the Commitment. Such Commitment Fee, to the extent then accrued, shall be payable (x) monthly, in arrears, on the last calendar day of each month, (y) on the Termination Date and
(z) as provided in Section 2.10 hereof, upon any reduction or termination in
                   ------------
whole or in part of the Total Commitment.

     SECTION 2.21   Letter of Credit Fees. The Borrowers shall pay with respect
                    ---------------------
to each Letter of Credit (i) to the Administrative Agent on behalf of the Lenders a fee calculated (on the basis of the actual number of days elapsed over a year of 360 days) at a rate equal to 3.50% per annum on the undrawn stated amount thereof, and (ii) to the Fronting Bank such Fronting Bank's customary fees for issuance, amendments and processing referred to in Section 2.3. In
                                                            -----------
addition, the Borrowers agree to pay each Fronting Bank for its account a fronting fee in respect of each Letter of Credit issued by such Fronting Bank, for the period from and including the date of issuance of such Letter of Credit to and including the date of termination of such Letter of Credit, computed at the rate set forth in the Fee Letter, and payable at times to be determined by such Fronting Bank, the Borrowers and the Administrative Agent. Accrued fees described in clause (i) of the first sentence of this paragraph in respect of each Letter of Credit shall be due and payable monthly in arrears on the last calendar day of each month and on the Termination Date, or such earlier date as the Total Commitment is terminated. Accrued fees described in clause (ii) of the first sentence of this paragraph in respect of each Letter of Credit shall be payable at times to be determined by the Fronting Bank, the Borrowers and the Administrative Agent.

     SECTION 2.22   Nature of Fees. All Fees shall be paid on the dates due, in
                    --------------
immediately available funds, to the Administrative Agent for the respective accounts of the Administrative Agent and the Lenders, as provided herein and in the letter described in Section 2.19. Once paid, none of the Fees shall be
                        ------------
refundable under any circumstances.

     SECTION 2.23   Priority and Liens.
                    ------------------

         (a) The Borrowers hereby covenant, represent and warrant that, upon entry of the Interim Order, the Obligations of the Borrowers hereunder and under the Loan Documents and in respect of Indebtedness permitted by Section
                                                                     -------
6.3(v): (i) pursuant to Section 364(c)(1) of the Bankruptcy Code, shall at all
------
times constitute an allowed Superpriority Claim; (ii) pursuant to Section 364(c)(2) of the Bankruptcy Code, shall at all times be secured by a perfected first priority Lien on all unencumbered property of the Borrowers and on all cash maintained in the Letter of Credit Account and any direct investments of the funds contained therein, provided that amounts in the Letter of Credit
                             --------
Account shall not be subject to the Carve-Out; (iii) pursuant to Section 364(c)(3) of the Bankruptcy Code, shall be secured by a perfected Lien upon all property of the Borrowers that is subject to valid and perfected Liens in existence on the Filing Date (including the perfected liens on the stock of certain Subsidiaries of the Parent ("Stock Liens") in favor of (x) the trustee
                                     -----------
for the holders of Indebtedness of the Parent under the Indentures, and (y) the holders of obligations under the Existing Credit Agreement and the Surety Bonds) or that is subject to valid Liens in existence on the Filing Date that are perfected subsequent to the Filing Date as permitted by Section 546(b) of the Bankruptcy Code (other than certain property that is subject to the existing Liens that secure obligations under the Existing Agreements, which liens shall be primed by the liens to be granted to the Administrative Agent described in the following clause (iv); and in addition, (iv) pursuant to Section 364(d)(1) of the Bankruptcy Code, be secured by a perfected first priority, senior priming Lien on all of the property of the Borrowers (including, without limitation, inventory, receivables, rights under license agreements, property, plant and equipment and interests in leaseholds) that is subject to the existing liens (the

"Primed Liens", it being understood that the Stock Liens shall not be primed or
 ------------
constitute part of the Primed Liens) which secure (x) on a pari passu basis, the obligations of the Borrowers to the lenders party to the Existing Credit Agreement and the obligations of the Borrowers in connection with the Surety Bonds, and (y) other obligations or Indebtedness of the Borrowers pursuant to the other Existing Agreements, all of which Primed Liens shall be primed by and made subject and subordinate to the perfected first priority senior Liens to be granted to the Administrative Agent, which senior priming Liens in favor of the Administrative Agent shall also prime any Liens granted after the commencement of the Cases to provide adequate protection Liens in respect of any of the Primed Liens but shall not prime Liens, if any, to the extent such Liens secure obligations (other than obligations under the Existing Agreements) in an aggregate amount less than or equal to $20,000,000, subject in each case only to
(x) in the event of the occurrence and during the continuance of an Event of Default or an event that would constitute an Event of Default with the giving of notice or lapse of time or both, the payment of allowed and unpaid professional fees and disbursements incurred by the Borrowers and any statutory committees appointed in the Cases in an aggregate amount not in excess of $5,000,000 and
(y) the payment of fees pursuant to 28 U.S.C. ss. 1930 and to the Clerk of the Bankruptcy Court (collectively, the "Carve-Out"), provided that no portion of
                                     ---------    --------
the Carve-Out shall be utilized for the payment of professional fees and disbursements incurred in connection with any challenge to the amount, extent, priority, validity, perfection or enforcement of the Indebtedness of the Borrowers owed with respect to the parties primed by the priming Liens or to the collateral securing such Indebtedness or any other action against such parties. Amounts in the Letter of Credit Account shall not be subject to the Carve-Out. By execution hereof, the Borrowers hereby consent to the priming Liens referenced in clause (iv) above. Amounts in the Letter of Credit Account shall not be subject to the Carve-Out. Notwithstanding the foregoing, so long as no Event of Default or event which with the giving of notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing, the Borrowers shall be permitted to pay compensation and reimbursement of expenses allowed and payable under 11 U.S.C. ss. 330 and 11 U.S.C. ss. 331, as the same may be due and payable, and any compensation and expenses previously paid, or accrued but unpaid, prior to the occurrence of such Event of Default shall not reduce the Carve-Out. Notwithstanding the foregoing or any provision of the Security and Pledge Agreement to the contrary, Collateral shall not include any of the Borrowers' avoidance actions under Sections 544 through 549 of the Bankruptcy Code.

         (b) To the extent a prepetition creditor has a lien on any prepetition intercompany unsecured claims between and among the Borrowers and no liens on any other assets of the Borrowers other than the stock of Restricted Subsidiaries (as defined in the Indentures), such liens shall not be primed, provided, however, that no payments may be made on account of such prepetition
--------  -------
claims and the liens of the prepetition creditors shall not extend to the collateral securing the Indebtedness created by this Agreement.

         (c) As to all real property the title to which is held by a Borrower or the possession of which is held by a Borrower pursuant to leasehold interest, the Borrowers hereby assign and convey as security, grant a security interest in, hypothecate, mortgage, pledge and set over unto the Administrative Agent on behalf of the Lenders all of the right, title and interest of the Borrowers in all of such owned real property and in all such leasehold interests, together in each case with all of the right, title and interest of the Borrowers in and to all buildings, improvements, and fixtures related thereto, any lease or sublease thereof, all general intangibles relating thereto and all proceeds thereof. The Borrowers acknowledge that, pursuant to the Interim Order (or the Final Order, as applicable), the Liens in favor of the Administrative Agent on behalf of the Lenders in all of such real property and leasehold instruments of the Borrowers shall be perfected without the recordation of any instruments of mortgage or assignment. The Borrowers further agree that, upon the request of the Administrative Agent, in the exercise of its business judgment, the Borrowers shall enter into separate fee and leasehold mortgages in recordable form with respect to such properties on terms satisfactory to the Administrative Agent.

         (d) To the extent any Borrower makes aggregate payments to the Lenders in excess of the aggregate amount of all Loans received by such Borrower from the Lenders after the commencement of the Cases, then such Borrower, after the payment in full of all obligations of the Borrowers in respect of the Commitment and the termination of the Commitment, shall be entitled to a claim under Section 364(c)(1) of the Bankruptcy Code against each other Borrower, in such amount as may be determined by the Bankruptcy Court taking into account the relative benefits received by each such person, and such claims shall be deemed to be subordinate and junior in all respects to the superpriority claims of the Lenders and the superpriority claims granted as adequate protection to the Primed Parties.

     SECTION 2.24   Use of Cash Collateral. Notwithstanding anything to the
                    ----------------------
contrary contained herein, the Borrowers shall not be permitted (i) to request a Borrowing under Section 2.6 or request the issuance of a Letter of Credit under
                -----------
Section 2.3 unless the Bankruptcy Court shall have entered the Interim Order or
-----------
(ii) to request a Borrowing under Section 2.6 unless the Borrowers shall at that
                                  -----------
time have the use of all cash collateral subject to the Orders for the purposes described in Section 3.10.
             ------------

     SECTION 2.25 Right of Set-Off. Subject to the provisions of Section 7.1,
                  ----------------                               -----------
upon the occurrence and during the continuance of any Event of Default, the Administrative Agent and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law and without further order of or application to the Bankruptcy Court, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by the Administrative Agent and each such Lender to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under the Loan Documents, irrespective of whether or not such Lender shall have made any demand under any Loan Document and although such obligations may not have been accelerated. Each Lender and the Administrative Agent agrees promptly to notify the Borrowers after any such set-off and application made by such Lender or by the Administrative Agent, as the case may be, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and the Administrative Agent under this Section are in addition to other rights and remedies which such Lender and the Administrative Agent may have upon the occurrence and during the continuance of any Event of Default.

     SECTION 2.26   Security Interest in Letter of Credit Account. Pursuant to
                    ---------------------------------------------
Section 364(c)(2) of the Bankruptcy Code, the Borrowers hereby assign and pledge to the Administrative Agent, for its benefit and for the ratable benefit of the Lenders, and hereby grant to the Administrative Agent, for its benefit and for the ratable benefit of the Lenders, a first priority security interest, senior to all other Liens, if any, in all of the Borrowers' right, title and interest in and to the Letter of Credit Account and any direct investment of the funds contained therein. Cash held in the Letter of Credit Account shall not be available for use by the Borrowers, whether pursuant to Section 363 of the Bankruptcy Code or otherwise.

     SECTION 2.27   Payment of Obligations. Subject to the provisions of Section
                    ----------------------                               -------
7.1, upon the maturity (whether by acceleration or otherwise) of any of the
---
Obligations under this Agreement or any of the other Loan Documents of the Borrowers, the Lenders shall be entitled to immediate payment of such Obligations without further application to or order of the Bankruptcy Court.

     SECTION 2.28   No Discharge; Survival of Claims. Each of the Borrowers
                    --------------------------------
agrees that (i) its obligations hereunder shall not be discharged by the entry of an order confirming a Reorganization Plan (and each of the Borrowers, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (ii) the Superpriority Claim granted to the Administrative Agent and the Lenders pursuant to the Order and described in Section 2.23 shall not be
                                                       ------- ----
affected in any manner by the entry of an order confirming a Plan of Reorganization.

     SECTION 2.29   Replacement of Certain Lenders. In the event a Lender
                    ------------------------------
("Affected Lender") shall have: (i) failed to fund its Commitment Percentage of
  ---------------
any Loan requested by the Borrowers or to fund its Commitment Percentage of any unreimbursed payment made by the Fronting Bank, which such Lender is obligated to fund under the terms of this Agreement and which failure has not been cured,
(ii) requested compensation from the Borrowers under Section 2.15 with respect
                                                     ------- ----
to increased costs or capital or under Section 2.18 to recover Taxes, Other
                                       ------------
Taxes or other additional costs incurred by such Lender which, in any case, are not being incurred generally by the other Lenders, or (iii) delivered a notice pursuant to Section 2.16 claiming that such Lender is unable to extend
            ------------
Eurodollar Loans to the Borrowers for reasons not generally applicable to the other Lenders, then, in any case, the Borrowers or the Administrative Agent may make written demand on such Affected Lender (with a copy to the Administrative Agent in the case of a demand by the Borrowers and a copy to the Borrowers in the case of a demand by the Administrative Agent) for the Affected Lender to assign, and such Affected Lender shall use commercially reasonable efforts to assign pursuant to one or more duly executed Assignments and Acceptances five
(5) Business Days after the date of such demand, to one or more financial institutions that comply with the provisions of Section 10.3 which the Borrowers
                                                ------------
or the Administrative Agent, as the case may be, shall have engaged for such purpose ("Replacement Lender"), all of such Affected Lender's rights and
          ------------------
obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitment, all Loans owing to it, all of its participation interests in existing Letters of Credit, and its obligation to participate in additional Letters of Credit hereunder) in accordance with
Section 10.3. The Administrative Agent agrees, upon the occurrence of such
------------
events with respect to an Affected Lender and upon the written request of the Borrowers, to use its reasonable efforts to obtain the Commitments from one or more financial institutions to act as a Replacement Lender. The Administrative Agent is authorized to execute one or more of such Assignments and Acceptances as attorney-in-fact for any Affected Lender failing to execute and deliver the same within five (5) Business Days after the date of such demand. Further, with respect to such assignment the Affected Lender shall have concurrently received, in cash, all amounts due and owing to the Affected Lender hereunder or under any other Loan Document, including, without limitation, the aggregate outstanding principal amount of the Loans owed to such Lender, together with accrued interest thereon through the date of such assignment, amounts payable under Section 2.15 with respect to such Affected
                                  ------------
Lender and compensation payable under Section 2.20 in the event of any
                                      ------------
replacement of any Affected Lender under clause (ii) or clause (iii) of this
Section 2.29; provided that upon such Affected Lender's replacement, such
------------  --------
Affected Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 10.5 and 10.6, as well as to any fees
                            -------------------     ----
accrued for its account hereunder and not yet paid, and shall continue to be obligated under Section 8.6 with respect to losses, obligations, liabilities,
                -----------
damages, penalties, actions, judgments, costs, expenses or disbursements for matters which occurred prior to the date the Affected Lender is replaced.

SECTION 3.  REPRESENTATIONS AND WARRANTIES

         In order to induce the Lenders to make Loans and issue and/or participate in Letters of Credit hereunder, each of the Borrowers, jointly and severally, represent and warrant as follows:

     SECTION 3.1    Organization and Authority. Each of the Borrowers (i) is
                    --------------------------
duly organized, validly existing and in good standing under the law of its jurisdiction of organization; (ii) is duly qualified to do business and in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition, operations, business, properties or assets of the Borrowers taken as a whole; (iii) subject to the entry by the Bankruptcy Court of the Interim Order (or the Final Order, as applicable), has the requisite power and authority to effect the transactions contemplated hereby, and by the other Loan Documents to which it is a party, and
(iv) subject to the entry by the Bankruptcy Court of the Interim Order (or the Final Order, as applicable), has all requisite power and authority and the legal right to own and operate its properties, and to conduct its business as now or currently proposed to be conducted.

     SECTION 3.2    Due Execution. Upon the entry by the Bankruptcy Court of the
                    -------------
Interim Order (or the Final Order, as applicable), the execution, delivery and performance by each of the Borrowers of each of the Loan Documents to which it is a party, including, without limitation, the grant and pledge by the Borrowers of the security interests granted by the Security and Pledge Agreement, (i) are within the respective powers of each of the Borrowers, have been duly authorized by all necessary action, including the consent of shareholders, partners or members, where required, and do not (A) contravene the Organizational Documents of any of the Borrowers, (B) violate any law (including, without limitation, the Securities Exchange Act of 1934) or regulation (including, without limitation, Regulations T, U or X of the Board), or any order or decree of any court or Governmental Authority, (C) conflict with or result in a breach of, or constitute a default under, any indenture, mortgage or deed of trust entered into after the Filing Date or any lease, agreement or other instrument entered into after the Filing Date binding on the Borrowers or any of their respective properties, or (D) result in or require the creation or imposition of any Lien upon any of the property of any of the Borrowers other than Liens granted pursuant to this Agreement; and (ii) do not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority other than the entry of the Interim Order (or the Final Order, as applicable). Except for the entry of the Interim Order (or the Final Order, as applicable) no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the perfection of the security interests or the exercise by the Administrative Agent or the Lenders of their respective rights and remedies under the Loan Documents. Upon the entry by the Bankruptcy Court of the Interim Order (or the Final Order, as applicable), this Agreement shall have been duly executed and delivered by each of the Borrowers. Upon the entry by the Bankruptcy Court of the Interim Order (or the Final Order, as applicable), this Agreement, and each of the other Loan Documents to which the Borrowers are or will be a party, when delivered hereunder or thereunder, will be, a legal, valid and binding obligation of each Borrower, enforceable against the Borrowers in accordance with its terms and the Orders.

     SECTION 3.3    Statements Made. The information that has been delivered in
                    ---------------
writing by any of the Borrowers to the Administrative Agent or to the Bankruptcy Court in connection with any Loan Document, and any financial statement delivered pursuant hereto or thereto (other than to the extent that any such statements constitute projections), taken as a whole and in light of the circumstances in which made, contains no untrue statement of a material fact and does not omit to state a material fact necessary to make such statements not misleading; and, to the extent that any such information constitutes projections, such projections were prepared in good faith on the basis of assumptions, methods, data, tests and information believed by the Borrowers to be reasonable at the time such projections were furnished.

     SECTION 3.4    Financial Statements. The Borrowers have furnished the
                    --------------------
Lenders with copies of (i) the audited consolidated financial statement and schedules of the Borrowers and their Subsidiaries for the fiscal year ended December 31, 2000 and (ii) the unaudited consolidated financial statements and schedules of the Borrowers and their Subsidiaries for the fiscal quarters ended on March 31, 2001 and June 30, 2001. Such financial statements present fairly the financial condition and results of operations of the Borrowers and their Subsidiaries on a consolidated basis as of such dates and for such periods; such balance sheets and the notes thereto disclose all liabilities, direct or contingent, of the Borrowers and their Subsidiaries as of the dates thereof required to be disclosed by GAAP and such financial statements were prepared in a manner consistent with GAAP, subject (in the case of each fiscal quarter statement) to normal year end adjustments and the absence of footnotes. No material adverse change in the operations, businesses, properties, assets, prospects or condition (financial or otherwise) of the Borrowers and their Subsidiaries, taken as a whole, has occurred from that set forth in the Borrowers' consolidated financial statements for the fiscal year ended December 31, 2000 and the fiscal quarter ended June 30, 2001 or otherwise disclosed to the Lenders in the Confidential Information Memorandum other than those which customarily occur as a result of events leading up to and following the commencement of a proceeding under Chapter 11 of the Bankruptcy Code and the commencement of the Cases.

     SECTION 3.5    Ownership. Each of the Persons listed on Schedule 3.5 is a
                    ---------                                ------------
direct or indirect Subsidiary of the Borrowers and Schedule 3.5 correctly sets
                                                   ------------
forth the ownership interest of each of the Borrowers in their respective Subsidiaries, in each case as of the Closing Date. None of the

Borrowers owns any other Subsidiaries, whether directly or indirectly, other than as set forth on Schedule 3.5.
                     ------------

     SECTION 3.6    Liens. There are no Liens of any nature whatsoever on any
                    -----
assets of any of the Borrowers or their Subsidiaries other than (i) Permitted Liens, and (ii) Liens in favor of the Administrative Agent and the Lenders. Neither the Borrowers nor their Subsidiaries are parties to any contract, agreement, lease or instrument the performance of which, either unconditionally or upon the happening of an event, will result in or require the creation of a Lien on any assets of any Borrower or any of their Subsidiaries or otherwise result in a violation of this Agreement other than the Liens granted to the Administrative Agent and the Lenders as provided for in this Agreement.

     SECTION 3.7    Compliance with Law.
                    -------------------

         (a) (i) The operations of the Borrowers and their Subsidiaries comply in all material respects with all applicable environmental, health and safety statutes and regulations, including, without limitation, regulations promulgated under the Resource Conservation and Recovery Act (42 U.S.C. ss.ss. 6901 et seq.); (ii) none of the operations of the Borrowers or their Subsidiaries is the subject of any Federal or state investigation evaluating whether any remedial action involving a material expenditure by the Borrowers is needed to respond to a release of any Hazardous Waste or Hazardous Substance (as such terms are defined in any applicable state or Federal environmental law or regulations) into the environment; and (iii) the Borrowers and their Subsidiaries do not have any material contingent liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment.

         (b) None of the Borrowers or their Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority the violation of which, or a default with respect to which, would have a material adverse effect on the financial condition, operations, businesses, properties or assets of the Borrowers and their Subsidiaries taken as a whole.

     SECTION 3.8    Insurance. All policies of insurance of any kind or nature
                    ---------
owned by or issued to the Borrowers and their Subsidiaries, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation, employee health and welfare, title, property and liability insurance, are in full force and effect and are of a nature and provide such coverage as is customarily carried by companies of the size and character of the Borrowers and their Subsidiaries, it being understood that the Borrowers and their Subsidiaries are not making any representation as to insurance coverage for asbestos claims.

     SECTION 3.9    The Orders. On the date of the making of the initial Loans
                    ----------
or the issuance of the initial Letters of Credit hereunder, whichever first occurs, the Interim Order will have been entered and will not have been stayed, amended, vacated, reversed or rescinded except as approved by the Administrative Agent, in its sole discretion. On the date of the making of any Loan or the issuance of any Letter of Credit, the Interim Order or the Final Order, as the case may be, shall have been entered and shall not have been amended, stayed, vacated or rescinded except as approved by the Administrative Agent, in its sole discretion. Upon the maturity (whether by the acceleration or otherwise) of any of the obligations of the Borrowers hereunder and under the other Loan Documents, the Lenders shall, subject to the provisions of Section
                                                                      -------
7.1, be entitled to immediate payment of such obligations, and to enforce the
---
remedies provided for hereunder, without further application to or order by the Bankruptcy Court.

     SECTION 3.10   Use of Proceeds. The proceeds of the Loans shall be used in
                    ---------------
accordance with Section 2.2, for (i) working capital; (ii) other general
                -----------
corporate purposes of the Borrowers; (iii) as may be necessary, repurchase of accounts receivable in connection with the termination of the Prepetition Securitization Facilities; and (iv) payment of any related transaction costs, fees and expenses, all in accordance with the Budget as provided for herein. The Letters of Credit shall be issued under Tranche A in support of obligations of the Borrowers or the Foreign Subsidiaries that are consistent with past practices of the Borrowers or the Foreign Subsidiaries, as the case may be, as disclosed to the Administrative Agent, and that are acceptable to the Administrative Agent.

     SECTION 3.11   Litigation. There are no unstayed actions, suits or
                    ----------
proceedings pending or, to the best knowledge of the Borrowers, threatened against or affecting the Borrowers or their Subsidiaries or any of their respective properties, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that are reasonably likely to have a material adverse effect on the operations, businesses, properties, assets, prospects or financial condition of the Borrowers and their Subsidiaries taken as a whole.

     SECTION 3.12   Intellectual Property. Set forth on Schedule 3.12 hereto is
                    ---------------------               -------------
a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of each Borrower or any of its Subsidiaries, showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date.

     SECTION 3.13 Intercompany Loans to Foreign Subsidiaries. To the extent
                  ------------------------------------------
required by Section 5.11, each Intercompany Loan made subsequent to the date
            ------------
hereof is secured by liens and/or charges on assets of the applicable Foreign Subsidiary (and/or its undisclosed agents) having a liquidation value sufficient to repay such Intercompany Loan.

SECTION 4.  CONDITIONS OF LENDING

     SECTION 4.1    Conditions Precedent to Initial Loan and Initial Letter of
                    ----------------------------------------------------------
Credit. The obligation of the Lenders to make the initial Loan or the Fronting
------
Bank to issue the initial Letter of Credit, whichever may occur first, is subject to the following conditions precedent:

         (a)      Supporting Documents. The Administrative Agent shall have
                  --------------------
received for each of the Borrowers:

         (i) a copy of each Organizational Document originally executed and delivered by each Borrower, and, to the extent applicable, certified as of a recent date by the applicable Governmental Authority, each dated the Closing Date or a recent date prior thereto; provided,
                                                  --------
     that the Administrative Agent may, in its discretion, accept Organizational Documents of the Borrowers certified by a Secretary or Assistant Secretary of the Borrowers in lieu of certification by Governmental Authorities (subject to receipt of an undertaking from the Borrowers to effect delivery of such documents certified by Governmental Authorities on a post-Closing Date basis);

         (ii) signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party, dated as of the Closing Date;

         (iii) duly adopted resolutions of the board of directors or similar governing body of each Borrower approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or assistant secretary as being in full force and effect without modification or amendment;

         (iv) a good standing certificate from the applicable Governmental Authority of each Borrower's jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date; and

         (v) such other documents as the Administrative Agent may reasonably request.

         (b)      Interim Order. Not later than ten (10) days following the
                  -------------
     Filing Date, the Administrative Agent and the Lenders shall have received a certified copy of an order of the Bankruptcy Court in substantially the form of Exhibit A-1 (the "Interim Order") approving the Loan Documents and
             -----------       -------------
     granting the Superpriority Claim status and senior priming and other Liens described in Section 2.23 which Interim Order (i) shall have been entered
                  ------------
     upon an application or motion of the Borrowers reasonably satisfactory in form and substance to the Administrative Agent and on such prior notice to such parties as may be satisfactory to the Administrative Agent, (ii) shall authorize extensions of credit in amounts satisfactory to the Administrative Agent, (iii) shall approve the payment by the Borrowers of all of the Fees set forth in Sections 2.19, 2.20 and 2.21, (iv) shall be in
                                  -------------------     ----
     full force and effect, (v) shall not have been stayed, reversed, modified or amended in any respect, except as approved by the Administrative Agent, in its sole discretion, and (vi) shall be entered with the consent or non-objection of a preponderance (as determined by the Administrative Agent in its sole discretion) of the secured creditors of any of the Borrowers under the Existing Agreements; and, if the Interim Order is the subject of a pending appeal in any respect, neither the making of such Loan nor the issuance of such Letter of Credit nor the performance by any of the Borrowers of any of their obligations hereunder or under the Loan Documents or under any other instrument or agreement referred to herein shall be the subject of a presently effective stay pending appeal.

         (c)      Security and Pledge Agreement. The Borrowers shall have duly
                  -----------------------------
executed and delivered to the Administrative Agent a Security and Pledge Agreement in substantially the form of Exhibit B (the "Security and Pledge
                                       ---------       -------------------
Agreement").
---------

         (d)      First Day Orders. All of the "first day orders" entered by the
                  ----------------
Bankruptcy Court at the time of the commencement of the Cases shall be reasonably satisfactory in form and substance to the Administrative Agent.

         (e)      Opinion of Counsel. The Administrative Agent and the Lenders
                  ------------------
shall have received the favorable written opinion of counsel to the Borrowers, acceptable to the Administrative Agent, substantially in the form of Exhibit D.

         (f)      Payment of Fees. The Borrowers shall have paid to the
                  ---------------
Administrative Agent the then unpaid balance of all accrued and unpaid Fees due under and pursuant to this Agreement and the letter referred to in Section 2.19.

         (g)      Corporate and Judicial Proceedings. All corporate and judicial
                  ----------------------------------
proceedings and all instruments and agreements in connection with the transactions among the Borrowers, the Administrative Agent and the Lenders contemplated by this Agreement shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate and judicial proceedings, which the Administrative Agent may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate, governmental or judicial authorities.

         (h)      Information. The Administrative Agent shall have received such
                  -----------
information (financial or otherwise) as may be reasonably requested by the Administrative Agent and shall have discussed such information with the Borrowers' management and shall be satisfied with the nature and substance of such discussions.

         (i)      Budget. The Administrative Agent and the Lenders shall have
                  ------
received from the Borrowers a budget detailing, on a monthly basis, the Borrowers' anticipated cash receipts and disbursements for the period ending on the Maturity Date, and setting forth the anticipated uses of the Commitment, which shall be satisfactory in form and substance to the Administrative Agent (the "Budget").
      ------

         (j)      Compliance with Laws. The Borrowers shall have granted the
                  --------------------
Administrative Agent access to and the right to inspect all reports, audits and other internal information of the Borrowers relating to environmental matters and any third party verification of certain matters relating to compliance with environmental laws and regulations requested by the Administrative Agent, and the Administrative Agent shall be reasonably satisfied that the Borrowers are in compliance in all material respects with all applicable environmental laws and regulations and be satisfied with the costs of maintaining such compliance.

         (k)      Closing Documents. The Administrative Agent shall have
                  -----------------
received all documents required by this Agreement satisfactory in form and substance to the Administrative Agent.

         (l)      Lien Searches. The Administrative Agent shall have received
                  -------------
lien searches conducted in the jurisdictions in which the Borrowers conduct business, satisfactory to the

Administrative Agent (dated as of a date reasonably satisfactory to the Agent), reflecting the absence of Liens and encumbrances on the assets of the Borrowers other than Permitted Liens.

         (m)      Field Examinations. The Administrative Agent shall have
                  ------------------
conducted and be satisfied with the results of field examinations of the Borrowers' accounts receivable, inventory, equipment and real property.

         (n)      U.K. Administration. The Administrative Agent shall have
                  -------------------
received and be satisfied, in its sole discretion, with all information relative to the U.K. Subsidiaries and the U.K. Administration.

     SECTION 4.2    Conditions Precedent to Each Loan and Each Letter of Credit.
                    -----------------------------------------------------------
The obligation of the Lenders to make each Loan and of the Fronting Bank to issue each Letter of Credit, including the initial Loan and the initial Letter of Credit, is subject to the following conditions precedent:

         (a)      Final Order. If as a result of such extension of credit usage
                  -----------
of the Commitment would exceed the lesser of (i) $450,000,000 (or $200,000,000 in the event of the Borrowers' continued use of the Prepetition Securitization Facilities) and (ii) the aggregate amount authorized by the Interim Order, and in any event no later than forty-five (45) days after the entry of the Interim Order, the Bankruptcy Court shall have entered an order approving continued lending under Tranches A and B (the "Final Order") in substantially the form set
                                     -----------
forth as Exhibit A-2 to the Agreement, as such Exhibit relates to Tranches A and
         -----------
B.

         (b)      Notice. The Administrative Agent shall have received a notice
                  ------
with respect to each Borrowing or the issuance of each Letter of Credit, as the case may be, as required by Section 2.
                            ---------

         (c)      Representations and Warranties. All representations and
                  ------------------------------
warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of each Borrowing or the issuance of each Letter of Credit hereunder with the same effect as if made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date.

         (d)      No Default. On the date of each Borrowing or the issuance of
                  ----------
each Letter of Credit hereunder, no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing.

         (e)      Orders. The Interim Order or the Final Order, as the case may
                  ------
be, shall be in full force and effect and shall not have been stayed, reversed, modified or amended in any respect without the prior written consent of the Administrative Agent, provided that at the time of the making of any Loan or the
                      --------
issuance of any Letter of Credit the aggregate amount of either of which, when added to the sum of the principal amount of all Loans then outstanding and the Letter of Credit Outstandings, would exceed the amount authorized by the Interim Order (collectively, the "Additional Credit"), the Administrative Agent and each
                          -----------------
of the Lenders shall have received a certified copy of the Final Order, which, in any event, shall have been entered by the Bankruptcy Court no later than forty-five (45) days after the entry of the Interim Order, and at the time of the extension of any Additional Credit the Final Order shall be in full force and effect, and shall not have been stayed, reversed, modified or amended in any respect without the prior written consent of the Administrative Agent; and, if either the Interim Order or the Final Order is the subject of a pending appeal in any respect, neither the making of the Loans nor the issuance of any Letter of Credit nor the performance by any of the Borrowers of any of their obligations under any of the Loan Documents or under any other instrument or agreement referred to herein shall be the subject of a presently effective stay pending appeal.

         (f)      Payment of Fees. The Borrowers shall have paid to the
                  ---------------
Administrative Agent the then unpaid balance of all accrued and unpaid Fees then due and payable under and pursuant to this Agreement and the letter referred to in Section 2.19.

         (g)      Borrowing Base Certificate. Commencing with the expiration of
                  --------------------------
the Initial Period, the Administrative Agent shall have received a Borrowing Base Certificate dated no more than seven (7) days prior to each Borrowing or the issuance of each Letter of Credit, which Borrowing Base Certificate shall include supporting schedules as required by the Administrative Agent.

         (h)      Usage. The uses of such Borrowing or such Letter of Credit
                  -----
shall be substantially consistent with the Budget, as updated from time to time.

SECTION 5.  AFFIRMATIVE COVENANTS

         From the date hereof and for so long as any Commitment shall be in effect or any Letter of Credit shall remain outstanding (in a face amount in excess of the amount of cash then held in the Letter of Credit Account, or in excess of the face amount of back-to-back letters of credit delivered, in each case pursuant to Section 2.3(b)), or any amount shall remain outstanding or
                 ---------------
unpaid under this Agreement, each of the Borrowers and their respective Subsidiaries agree that, unless the Required Lenders shall otherwise consent in writing, the Borrowers and the Subsidiaries will:

     SECTION 5.1    Financial Statements, Reports, etc. Deliver to the
                    ----------------------------------
Administrative Agent and each of the Lenders:

         (a)      within ninety (90) days after the end of each fiscal year, the
Borrowers': (i) consolidated and, with respect to the Parent and the Domestic Subsidiaries only, consolidating, balance sheets and related statements of income; (ii) consolidated statement of stockholders' equity; and (iii) consolidated and, with respect to the Parent and the Domestic Subsidiaries only, combined, statements of cash flows, showing the financial condition of the Borrowers and their respective Subsidiaries on a consolidated basis (except as otherwise specified) as of the close of such fiscal year and the results of their respective operations during such year, the consolidated statements to be audited for the Borrowers and their respective Subsidiaries by their current independent auditors or other independent public accountants of recognized national standing acceptable to the Required Lenders and accompanied by an opinion of such accountants (which shall not be qualified other than with respect to the Cases or a going concern qualification) and to be certified by a Financial Officer of Parent to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrowers and their respective Subsidiaries on a consolidated basis in accordance with GAAP;

         (b) within forty-five (45) days after the end of each of the first three fiscal quarters and within ninety (90) days after the end of the fourth fiscal quarter of each fiscal year, the Borrowers': (i) consolidated and, with respect to the Parent and the Domestic Subsidiaries only, consolidating, balance sheets and related statements of income; (ii) consolidated statement of stockholders' equity; and (iii) consolidated and, with respect to the Parent and the Domestic Subsidiaries only, combined, statements of cash flows, showing the financial condition of the Borrowers and their respective Subsidiaries on a consolidated basis (except as otherwise specified) as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then elapsed portion of the fiscal year, each certified by a Financial Officer of Parent as fairly presenting the financial condition and results of operations of the Borrowers and their respective Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments;

         (c)      concurrently with any delivery of financial statements under
(a) or (b) above as applicable, (i) a certificate of a Financial Officer of each of the Borrowers (A) certifying that no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default has occurred, or, if such an Event of Default or event has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (B) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the provisions of Sections 6.3, 6.4, 6.5 and 6.10 and (ii) a certificate of such
                  ----------------------     ----
accountants accompanying the audited consolidated financial statements delivered under (a) above certifying that, in the course of the regular audit of the business of the Borrowers and their respective Subsidiaries, such accountants have obtained no knowledge that an Event of Default has occurred and is continuing, or if, in the opinion of such accountants, an Event of Default has occurred and is continuing, specifying the nature thereof and all relevant facts with respect thereto;

         (d) as soon as available, but no more than thirty (30) days after the end of each month (forty-five (45) days after the end of each month which is also the end of a fiscal quarter): (i) the unaudited monthly balance sheets and related statements of income and cash flows, showing the financial condition of the Borrowers and their respective Subsidiaries on a consolidated basis as of the close of such fiscal month and the results of their operations during such fiscal period and the then elapsed portion of the fiscal year, each certified by a Financial Officer of Parent as fairly presenting the financial condition and results of operations of the Borrowers and their respective Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments, together with a certificate of a Financial Officer of each of the Borrowers setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the provisions of Section
                                                                     -------
6.5; (ii) statements of operating income and major cash flow drivers
---
(Consolidated and Domestic EBITDA, working capital and Capital Expenditures) showing the financial condition of the Borrowers and their respective Subsidiaries on a major product group basis, including calculations of Consolidated EBITDA and Domestic EBITDA by major product group, Capital Expenditures by major product group, and depreciation and amortization by major product group; and (iii) balance sheets and related statements of income and cash flows, showing the financial condition of the Borrowers and their respective Subsidiaries on the basis of (x) the Parent and the Domestic Subsidiaries only, (y) the U.K. Subsidiaries only, and (z) the Non-Debtor Foreign Subsidiaries only, including calculations of Consolidated EBITDA and Domestic EBITDA, as applicable;

         (e) as soon as possible, and in any event within forty-five (45) days of the Closing Date, a consolidated pro forma balance sheet of the Borrowers' financial condition as of the Filing Date;

         (f) within thirty (30) days from the end of each of the first three fiscal quarters of each fiscal year of the Borrowers, and within forty-five (45) days from the end of the last fiscal quarter of each fiscal year of the Borrowers' (or, if earlier, upon the approval thereof by the Borrowers' respective Boards of Directors), an update of the Budget satisfactory in form and substance to the Administrative Agent;

         (g) no later than thirty (30) days after the end of each month (forty-five days after the end of each month which is also the end of a fiscal quarter), a summary of the results of the Borrowers' business operations for the preceding month as compared to the corresponding period in the Budget, including a discussion of significant variances, which summary shall describe results on the basis of (i) the Borrowers and their respective Subsidiaries on a consolidated basis, (ii) the Parent and its Domestic Subsidiaries only, (iii) the U.K. Subsidiaries only, (v) the Non-Debtor Foreign Subsidiaries only, and
(v) product lines;

         (h) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission, or any governmental authority succeeding to any of or all the functions of said commission, or with any national securities exchange, as the case may be;

         (i) as soon as available and in any event (A) within thirty (30) days after any Borrower, any or any of their ERISA Affiliates knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Single Employer Plan of any of the Borrowers or such ERISA Affiliate has occurred and (B) within ten (10) days after any of the Borrowers or any of their ERISA Affiliates knows or has reason to know that any other Termination Event with respect to any such Plan has occurred, a statement of a Financial Officer of such Borrower describing such Termination Event and the action, if any, which such Borrower or such ERISA Affiliate proposes to take with respect thereto;

         (j) promptly and in any event within ten (10) days after receipt thereof by any of the Borrowers or any of their ERISA Affiliates from the PBGC copies of each notice received by such Borrower or any such ERISA Affiliate of the PBGC's intention to terminate any Single Employer Plan of such Borrower or such ERISA Affiliate or to have a trustee appointed to administer any such Plan;

         (k) if requested by the Administrative Agent, promptly and in any event within thirty (30) days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial

Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan of any of the Borrowers or any of their ERISA Affiliates;

         (l) within ten (10) days after notice is given or required to be given to the PBGC under Section 302(f)(4)(A) of ERISA of the failure of any of the Borrowers or any of their ERISA Affiliates to make timely payments to a Plan, a copy of any such notice filed and a statement of a Financial Officer of such Borrower setting forth (A) sufficient information necessary to determine the amount of the Lien under Section 302(f)(3), (B) the reason for the failure to make the required payments and (C) the action, if any, which the Borrowers or any of their ERISA Affiliates proposed to take with respect thereto;

         (m) promptly and in any event within ten (10) days after receipt thereof by any of the Borrowers or any ERISA Affiliate from a Multiemployer Plan sponsor, a copy of each notice received by such Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability by a Multiemployer Plan,
(B) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (C) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (D) the amount of liability incurred, or which may be incurred, by the Borrowers or any ERISA Affiliate in connection with any event described in clause (A), (B) or (C) above;

         (n) promptly, from time to time, such other information (including, without limitation, projections) regarding the operations, business affairs and financial condition of any Borrower or any of its Subsidiaries, or compliance with the terms of any material loan or financing agreements as the Administrative Agent, at the request of any Lender, may reasonably request;

         (o) promptly after the same is available, copies of all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of any of the Borrowers with the Bankruptcy Court in the Cases or filed by or on behalf of the U.K. Subsidiaries with the Bankruptcy Court, or distributed by or on behalf of any of the Borrowers or the U.K. Subsidiaries to any official committee appointed in any of the Cases, or the U.K. Subsidiary Proceedings, providing copies of same to counsel for the Administrative Agent;

         (p) from and after the date which is forty-five (45) days after the date hereof, during such times as any Intercompany Loans made after the date hereof by one or more of the Borrowers to one or more of the U.K. Subsidiaries are outstanding, within eleven (11) Business Days after the end of each fiscal month of the Borrowers, financial information and other documents from the Borrowers sufficient to demonstrate that each such outstanding Intercompany Loan from one or more of the Borrowers to a U.K. Subsidiary is secured by fixed and/or floating charges on assets of the applicable U.K. Subsidiary (and, as applicable, its undisclosed agents) having a liquidation value sufficient to repay such Intercompany Loan to the extent required by Section 5.11; and
                                                       ------------

         (q) from and after the date on which a Non-Debtor Foreign Subsidiary shall have granted liens or charges on all or a portion of its assets in connection with an Intercompany Loan made after the date hereof by one or more of the Borrowers, at such time or times as the Administrative

Agent may reasonably request, financial information and other documents from the Borrowers sufficient to demonstrate that such Intercompany Loan is secured by liens or charges on assets of the applicable Non-Debtor Foreign Subsidiary having a liquidation value sufficient to repay such Intercompany Loan to the extent required by Section 5.11.
                   ------------

     SECTION 5.2    Existence. Preserve and maintain in full force and effect
                    ---------
all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its businesses except
(i) (A) if in the reasonable business judgment of such Borrower it is in its best economic interest not to preserve and maintain such rights, privileges, qualifications, permits, licenses and franchises, and (B) such failure to preserve the same could not, in the aggregate, reasonably be expected to have a material adverse effect on the operations, business, properties, assets, prospects or condition (financial or otherwise) of the Borrowers , taken as a whole, and (ii) as otherwise permitted in connection with sales of assets permitted by Section 6.11.
             ------------

     SECTION 5.3    Insurance. (a) Keep its insurable properties insured at all
                    ---------
times, against such risks, including fire and other risks insured against by extended coverage, as is customary with companies of the same or similar size in the same or similar businesses; and maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by any Borrower in such amounts and with such deductibles as are customary with companies of the same or similar size in the same or similar businesses and in the same geographic area; and (b) maintain such other insurance or self insurance as may be required by law.

     SECTION 5.4    Obligations and Taxes. With respect to each Borrower, pay
                    ---------------------
all its material obligations arising after the Filing Date promptly and in accordance with their terms and pay and discharge promptly all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property arising after the Filing Date, before the same shall become in default, as well as all material lawful claims for labor, materials and supplies or otherwise arising after the Filing Date which, if unpaid, would become a Lien or charge upon such properties or any part thereof; provided, however, that no Borrower shall be required to pay and
         --------  -------
discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings (if the Borrowers shall have set aside on their books adequate reserves therefor).

     SECTION 5.5    Notice of Event of Default, etc. Promptly give to the
                    -------------------------------
Administrative Agent notice in writing of:

         (a) any Event of Default or the occurrence of any event or circumstance which with the passage of time or giving of notice or both would constitute an Event of Default; and

         (b) any litigation, proceedings or material investigations which may exist at any time between any Borrower and any Governmental Authority.

     SECTION 5.6    Access to Books and Records.
                    ---------------------------

         (a) Maintain or cause to be maintained at all times true and complete books and records in accordance with GAAP of the financial operations of the Borrowers and their respective Subsidiaries; and provide the Administrative Agent and its representatives access to all such books and records during regular business hours, in order that the Administrative Agent may examine and make abstracts from such books, accounts, records and other papers for the purpose of verifying the accuracy of the various reports delivered by the Borrowers to the Administrative Agent or the Lenders pursuant to this Agreement or for otherwise ascertaining compliance with this Agreement. The Borrowers will permit (and will cause their Subsidiaries to permit) any representatives designated by the Administrative Agent to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

         (b) The Borrowers will permit any representatives designated by the Administrative Agent (including any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) to conduct evaluations and appraisals of the Borrowers' computation of the Borrowing Base and the assets included in the Borrowing Base and such other assets and properties of the Borrowers or their Subsidiaries as the Administrative Agent or Required Lenders may require, all at such reasonable times and as often as reasonably requested. The Borrowers shall pay the reasonable fees (including reasonable and customary internally allocated fees of employees of the Administrative Agent as to which invoices have been furnished) and expenses of any such representatives retained by the Administrative Agent as to which invoices have been furnished to conduct any such evaluation or appraisal, including the reasonable fees and expenses associated with collateral monitoring services performed by the Collateral Agent Services Group of the Administrative Agent. To the extent required by the Administrative Agent as a result of any such evaluation, appraisal or monitoring, the Borrowers also agree to modify or adjust the computation of the Borrowing Base (which may include maintaining additional reserves, modifying the advance rates or modifying the eligibility criteria for the components of the Borrowing Base).

         (c) In the event that historical accounting practices, systems or reserves relating to the components of the Borrowing Base are modified in a manner that is adverse to the Lenders in any material respect, the Borrowers will agree to maintain such additional reserves (for purposes of computing the Borrowing Base) in respect to the components of the Borrowing Base and make such other adjustments to its parameters for including the components of the Borrowing Base as the Administrative Agent shall reasonably require based upon such modifications.

         (d) The Borrowers will grant the Administrative Agent access to and the right to inspect all reports, audits and other internal information of the Borrowers relating to environmental matters upon reasonable notice, and obtain any third party verification of matters relating to compliance with environmental laws and regulations requested by the Administrative Agent at any time and from time to time.

     SECTION 5.7    Maintenance of Concentration Account. Within thirty (30)
                    ------------------------------------
days after the Closing Date, and at all times thereafter, maintain with the Administrative Agent an account or accounts to be used by the Borrowers as their principal domestic concentration or sweep account(s) into which shall be deposited the available balances from the Borrowers' operating accounts at the end of each Business Day, net of disbursements paid in the ordinary course of business during such Business Day.

     SECTION 5.8    Borrowing Base Certificate. Commencing upon the end of the
                    --------------------------
Initial Period, furnish to the Administrative Agent, no later than (i) four (4) Business Days after each of the weeks ended, a completed Borrowing Base Certificate as of the last day of the immediately preceding one week period,
(ii) eleven (11) Business Days following the immediately preceding fiscal month ended, a completed Borrowing Base Certificate showing the Borrowing Base as of the close of business on the last day of such fiscal month, and (iii) if requested by the Administrative Agent, at any other time when the Administrative Agent reasonably believes that the then existing Borrowing Base Certificate is materially inaccurate, as soon as reasonably available but in no event later than eleven (11) Business Days after such request, a completed Borrowing Base Certificate showing the Borrowing Base as of the date so requested, in each case with supporting documentation and additional reports with respect to the Borrowing Base as the Administrative Agent may reasonably request. The PP&E Component of the Borrowing Base shall be updated (i) from time to time upon receipt of periodic valuation updates received from the Administrative Agent's asset valuation experts, (ii) concurrent with the sale of any assets constituting part of the PP&E Component, (iii) in the event such assets are idled for any reason other than routine maintenance or repairs for a period in excess of ten (10) consecutive days, or (iv) the value of such assets is otherwise impaired, in the Administrative Agent's sole discretion. The components of the Borrowing Base consisting of inventory shall be updated monthly as of the close of business on the last Business Day of each fiscal month.

     SECTION 5.9    Business Plan. As soon as practicable and in any event, no
                    -------------
later than 90 days after the commencement of the Cases, the Borrowers' business plan for the period through the Maturity Date, which business plan shall be satisfactory in form and substance to the Administrative Agent, and be available to discuss such business plan with the Administrative Agent upon the Administrative Agent's reasonable request.

     SECTION 5.10   Restructuring Officer. Upon the request of the
                    ---------------------
Administrative Agent or the Required Lenders, retain a senior management level restructuring officer who shall be hired by the Borrowers and shall be satisfactory to the Administrative Agent, the Required Lenders and the Borrowers, in their respective discretion.

     SECTION 5.11   Collateralization of Intercompany Loans.
                    ---------------------------------------

         (a) The Borrowers shall use their best efforts to cause all Intercompany Loans made subsequent to the date hereof by any Borrower to any U.K. Subsidiary to be secured by fixed and floating charges on assets of such U.K. Subsidiary (or its undisclosed agents) having a liquidation value sufficient to repay such Intercompany Loan. The documentation effecting the creation of such charges shall be satisfactory in form and substance to the Administrative Agent. All actions necessary to grant and perfect intercompany charges in connection with any such Intercompany Loan shall be effected by a date not more than forty-five (45) days from the date of such loan, or by such later date as may be reasonably necessary, as determined by the Administrative Agent, to grant and perfect such liens or charges in accordance with customary commercial lending practices in England.

         (b) The Borrowers shall use their best efforts to cause all Intercompany Loans made subsequent to the date hereof by any Borrower to any Non-Debtor Foreign Subsidiary to be secured by liens or charges on assets of such Non-Debtor Foreign Subsidiary having a liquidation value sufficient to repay such Intercompany Loan. The documentation effecting the creation of such liens or charges shall be satisfactory in form and substance to the Administrative Agent. All actions necessary to grant and perfect intercompany liens or charges in connection with any such Intercompany Loan shall be effected by a date not more than forty-five (45) days from the date of such loan, or by such later date as may be reasonably necessary, as determined by the Administrative Agent, to grant and perfect such liens or charges in accordance with customary commercial lending practices in the jurisdiction in which such Non-Debtor Foreign Subsidiary is incorporated, organized or formed or where the subject collateral is otherwise located.

         (c) To the extent that the Borrowers shall have determined that the establishment of the liens or charges described in (a) or (b) above in respect of an Intercompany Loan cannot be effected despite the Borrowers' employment of best efforts to do so, the Borrowers shall provide to the Administrative Agent detailed information satisfactory to the Administrative Agent, in its discretion, describing the Borrowers' undertakings relating to the establishment of such liens and charges and the basis for the Borrowers' conclusions with regard to the inability to establish same.

SECTION 6.  NEGATIVE COVENANTS

         From the date hereof and for so long as any Commitment shall be in effect or any Letter of Credit shall remain outstanding (in a face amount in excess of the amount of cash then held in the Letter of Credit Account, or in excess of the face amount of back-to-back letters of credit delivered, in each case pursuant to Section 2.3(b)) or any amount shall remain outstanding or
                 ---------------
unpaid under this Agreement, unless the Required Lenders shall otherwise consent in writing, each of the Borrowers will not (and will not apply to the Bankruptcy Court for authority to), and will cause each of their respective Subsidiaries not to:

     SECTION 6.1    Liens. Incur, create, assume or suffer to exist any Lien on
                    -----
any asset of the Borrowers now owned or hereafter acquired by any Borrower other than Permitted Liens.

     SECTION 6.2    Merger, etc. Consolidate or merge with or into another
                    -----------
Person, except that Non-Debtor Foreign Subsidiaries of the Borrowers shall be permitted to merge with or into other Non-Debtor Foreign Subsidiaries of the Borrowers and U.K. Subsidiaries of the Borrowers shall be permitted to merge with or into other U.K. Subsidiaries of the Borrowers.

     SECTION 6.3    Indebtedness. Contract, create, incur, assume or suffer to
                    ------------
exist any Indebtedness, except for (i) Indebtedness under this Agreement; (ii) Indebtedness (inclusive of Intercompany Indebtedness) incurred prior to the Filing Date (including existing Capitalized Leases) of the Borrowers and their U.K. Subsidiaries and, with respect to the Foreign Subsidiaries of the

Borrowers, listed on Schedule 6.3; (iii) Indebtedness incurred subsequent to the
                     ------------
Filing Date secured by purchase money Liens (exclusive of Capitalized Leases) in an aggregate amount not in excess of $1,000,000 to the extent permitted by
Section 6.4; (iv) Indebtedness allowed under Sections 6.6 and 6.10 (without
-----------                                  ------------     ----
duplication); (v) Indebtedness owed to (x) Chase or (y) during the period commencing on the date hereof and ending on the earlier of (A) the Prepayment Date or (B) the date on which the Final Order is entered, and thereafter, as long as Bank One, NA is a Tranche A Lender or a Tranche B Lender, Bank One, NA, or any of their respective banking Affiliates in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds;
(vi) Indebtedness for borrowed money of Non-Debtor Foreign Subsidiaries in an aggregate amount (being the sum of Indebtedness in existence on the Filing Date (exclusive of Intercompany Loans incurred prior to the Filing Date) and any Indebtedness incurred thereafter), including, without limitation, Intercompany Loans made after the Filing Date, not in excess of $220,000,000; and (vii) obligations in respect of (x) currency swap agreements, currency future or option contracts and other similar agreements designed to hedge against fluctuations in foreign currency exchange rates, (y) interest rate swap, cap or collar agreements and interest rate future or option contracts and other similar agreements designed to hedge against fluctuations in interest rates or (z) swap agreements, future or option contracts and other similar agreements designed to hedge against fluctuations in commodities prices, in each case entered into with a Lender and otherwise in the ordinary course of the Borrowers' business and not for speculative purposes.

     SECTION 6.4    Capital Expenditures. Make Capital Expenditures during each
                    --------------------
fiscal quarter listed below in an aggregate amount in excess of the amount specified opposite such fiscal quarter; provided that if the amount of Capital
                                        --------
Expenditures that are made during any fiscal quarter is less than the amount thereof that is permitted to be made during such fiscal quarter, the unused portion thereof may be carried forward to and made during the immediately following two fiscal quarters:

            Fiscal Quarter Ending            Maximum Capital Expenditures
            ---------------------            ----------------------------

                                                      (Millions)
                 12/31/2001                             $88.50
                 03/31/2002                             $93.75
                 06/30/2002                             $93.75
                 09/30/2002                             $93.75
                 12/31/2002                             $93.75
                 03/31/2003                             $90.25
                 06/30/2003                             $90.25
                 09/30/2003                             $90.25
                 12/31/2003                             $90.25

         Notwithstanding the covenant levels set forth above, the Borrowers shall submit an updated Capital Expenditures budget for fiscal year 2003. Such budget shall be subject to the review and approval of the Required Lenders, in their discretion. If the Borrowers fail to submit such updated budget on or prior to December 31, 2002 or in the event that the Required Lenders do not approve such updated budget, the quarterly maximum Capital Expenditures for fiscal year 2003 shall automatically be reduced to $72.50 million per quarter without any further action by the Borrowers, the Lenders or the Administrative Agent.

     SECTION 6.5    EBITDA.
                    ------

         As of the end of each fiscal month of the Borrowers, commencing with the fiscal month ending October 31, 2001 permit either Consolidated EBITDA or Domestic EBITDA for the most recent 12-month period to be less than the respective amounts specified opposite such fiscal month:

                                  Consolidated          Domestic
            Fiscal Month             EBITDA              EBITDA
            ------------             ------              ------

                                   (Millions)          (Millions)

               10/2001                 $430               $135
               11/2001                  440                130
               12/2001                  485                130
                1/2002                  470                120
                2/2002                  460                125
                3/2002                  460                120
                4/2002                  475                130
                5/2002                  460                120
                6/2002                  455                115
                7/2002                  465                120
                8/2002                  470                120
                9/2002                  475                120
               10/2002                  475                120
               11/2002                  475                120
               12/2002                  490                130
                1/2003                  510                135
                2/2003                  520                135
                3/2003                  530                145
                4/2003                  540                150
                5/2003                  550                155
                6/2003                  565                160
                7/2003                  565                160
                8/2003                  570                160
                9/2003                  580                165
               10/2003                  595                170

     SECTION 6.6    Guarantees and Other Liabilities. Purchase or repurchase (or
                    --------------------------------
agree, contingently or otherwise, so to do) the Indebtedness of, or assume, guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance of any obligation or capability of so doing, or otherwise), endorse or otherwise become liable, directly or indirectly, for the obligations, stock or dividends of any Person, except (i) for any guaranty of Indebtedness or other obligations (or otherwise becoming liable for any of the obligations) of any of the Borrowers in the ordinary course of business and consistent with the past business practices with trade vendors if such Indebtedness or the obligations are permitted by this Agreement, (ii) by endorsement of negotiable instruments for deposit or collection in the ordinary course of business; and (iii) as otherwise agreed in writing by the Administrative Agent.

     SECTION 6.7    Chapter 11 Claims. Incur, create, assume, suffer to exist or
                    -----------------
permit any other Superpriority Claim which is pari passu with or senior to the claims of the Administrative Agent and the Lenders against the Borrowers hereunder, except for the Carve-Out.

     SECTION 6.8    Dividends; Capital Stock. Except for distributions or
                    ------------------------
payments (i) from one Borrower to another Borrower, (ii) from one U.K. Subsidiary to another U.K. Subsidiary, (iii) from one Non-Debtor Foreign Subsidiary to another Non-Debtor Foreign Subsidiary, or (iv) from a U.K. Subsidiary or a Non-Debtor Foreign Subsidiary to a Borrower, declare or pay, directly or indirectly, any dividends or make any other distribution or payment, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of capital stock (or any options, warrants, rights or other equity securities or agreements relating to any capital stock), or set apart any sum for the aforesaid purposes on anything other than an arm's-length basis.

     SECTION 6.9    Transactions with Affiliates. Sell or transfer any property
                    ----------------------------
or assets to, or otherwise engage in or permit to exist any other material transactions with, any of its non-Borrower Affiliates other than in the ordinary course of the Borrowers' businesses in good faith and at commercially reasonable prices and on commercially reasonable terms and conditions not less favorable to the Borrowers than could be obtained on an arm's-length basis from a non-Affiliate.

     SECTION 6.10 Investments, Loans and Advances. Purchase, hold or acquire any
                  -------------------------------
capital stock, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment in, any other Person (all of the foregoing, "Investments"), except for (i) Permitted
                                         -----------
Investments; (ii) Intercompany Indebtedness owing from a Borrower to another Borrower incurred in the ordinary course of business consistent with past practice; (iii) existing Intercompany Indebtedness listed on Schedule 6.3 (which
                                                             ------------
describes all Intercompany Loans from the Borrowers to the Foreign Subsidiaries as of the date hereof); (iv) additional Intercompany Loans from one or more of the Borrowers to one or more Non-Debtor Foreign Subsidiaries in an aggregate amount not to exceed the difference between $220,000,000 (subject to reduction pursuant to Section 2.13) and the from time to time aggregate principal balance
            ------------
outstanding under third party financing arrangements provided to the Non-Debtor Foreign Subsidiaries (including, without limitation, receivables securitizations and other third party credit facilities); (v) additional Intercompany Loans from one or more of the Borrowers to one or more of the Non-Debtor Foreign Subsidiaries in an aggregate amount not to exceed at any time the aggregate amount of cash dividends paid to or loans (which have not been repaid) made to the Borrowers after the Filing Date; (vi) additional Intercompany Loans from one or more of the Borrowers to one or more of the U.K. Subsidiaries in an aggregate amount not to exceed $25,000,000; (vii) Intercompany Loans from one or more of the Foreign Subsidiaries to one or more of the Borrowers; (viii) loans by the Borrowers to existing or potential customers from whom the Borrowers reasonably expect to obtain a material commercial benefit in a manner consistent with historical practices of the Borrowers and in an aggregate amount not to exceed $25,000,000 at any one time;
(ix) up to C$15,000,000 note payable to Federal-Mogul Tri-Way Ltd. in connection with the sale of the assets of Federal-Mogul Tri-Way Ltd.; and (x) Intercompany Indebtedness owing from a Non-Debtor Foreign Subsidiary to another Non-Debtor Foreign Subsidiary incurred in the ordinary course of business consistent with past practice. The Borrowers may neither (a) make any additional Investments in their Foreign Subsidiaries except as permitted hereunder nor (b) transfer any assets or the proceeds of any Loans to any jurisdiction outside of the United States of America except as permitted hereunder.

     SECTION 6.11   Disposition of Assets. Sell or otherwise dispose of any
                    ---------------------
assets (including, without limitation, the capital stock of any Subsidiary of the Borrowers) except for (i) sales of Inventory in the ordinary course of business, (ii) sales of scrap and obsolete Inventory in the ordinary course of business, (iii) sales of the surplus real estate assets of the Borrowers set forth on Schedule 6.11, and (iv) sales of other surplus assets no longer used in
         -------------
the Borrowers' business operations for which total consideration shall not exceed $25,000,000 in the aggregate during any period of twelve (12) consecutive months.

     SECTION 6.12   Nature of Business. Modify or alter in any material manner
                    ------------------
the nature and type of its business as conducted at or prior to the Filing Date or the manner in which such business is conducted (except as required by the Bankruptcy Code).

     SECTION 6.13   Transactions among Borrowers. Except to the extent existing
                    ----------------------------
on the date the Cases were filed and disclosed on Schedule 6.13, permit, place
                                                  -------------
or agree to permit or place any restrictions on the payment of dividends or other distributions among the Borrowers or their Subsidiaries or Affiliates or the making of advances or any other cash payments among the Borrowers or their Subsidiaries or Affiliates except such restrictions as may arise directly as a result of the U.K. Administration.

     SECTION 6.14   Right of Subrogation among Borrowers. Assert any right of
                    ------------------------------------
subrogation against any other Borrower until all Borrowings and all Letters of Credit are paid in full and the Total Commitment is terminated.

SECTION 7.  EVENTS OF DEFAULT

     SECTION 7.1    Events of Default. In the case of the happening of any of
                    -----------------
the following events and the continuance thereof beyond the applicable period of grace (if any) set forth below (each, an "Event of Default"):
                                          ----------------

         (a) any representation or warranty made by any Borrower in this Agreement or in any Loan Document or in connection with this Agreement or the credit extensions hereunder or any statement or representation made in any report, financial statement, certificate or other document furnished by any Borrower to the Lenders under or in connection with this Agreement, shall prove to have been false or misleading in any material respect when made or delivered; or

         (b) default shall be made in the payment of any (i) fees or interest on the Loans, principal of the Loans or other amounts payable by the Borrowers hereunder (including, without limitation, reimbursement obligations or cash collateralization in respect of Letters of Credit), when and as the same shall become due and payable, whether at the due date thereof (including the Prepayment Date) or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; or

         (c) default shall be made by any Borrower or any of their respective Subsidiaries in the due observance or performance of any covenants, conditions or agreements contained in Section 6 hereof; or
                                      ---------

         (d) default shall be made by any Borrower or any of their respective Subsidiaries in the due observance or performance of any covenant, condition or agreement (other than the covenants, conditions or agreements contained in Section 6 hereof) to be observed or performed pursuant to the terms
             ---------
of this Agreement or any of the other Loan Documents and such default shall continue unremedied for more than ten (10) days; or

         (e) any of the Cases shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code or any Borrower shall file a motion or other pleading seeking the dismissal of any of the Cases or the U.K. Subsidiary Proceedings under Section 1112 of the Bankruptcy Code or otherwise; a trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code, a responsible officer or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy
Code) under Section 1106(b) of the Bankruptcy Code shall be appointed in any of the Cases or the U.K. Subsidiary Proceedings and the order appointing such trustee, responsible officer or examiner shall not be reversed or vacated within thirty (30) days after the entry thereof; an application shall be filed by any Borrower for the approval of any other Superpriority Claim (other than the Carve-Out) in any of the Cases or the U.K. Subsidiary Proceedings which is pari
                                                                           ----
passu with or senior to the claims of the Administrative Agent and the Lenders
-----
against any Borrower hereunder, or there shall arise or be granted any such pari
                                                                            ----
passu or senior Superpriority Claim; or the Bankruptcy Code shall enter an order
-----
terminating the use of cash collateral for the purposes described in Section
                                                                     -------
3.10; or
----

         (f) the Bankruptcy Court shall enter an order or orders granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any assets of any of the Borrowers which have a value in excess of $1,000,000 in the aggregate; or

         (g)      a Change of Control shall occur; or

         (h) the Borrowers shall fail to deliver a certified Borrowing Base Certificate when due and such default shall continue unremedied for more than three (3) Business Days; or

         (i) any provision of any Loan Document shall, for any reason, cease to be valid and binding on any of the Borrowers, or any of the Borrowers shall so assert in any pleading filed in any court; or

         (j) an order of the Bankruptcy Court shall be entered reversing, amending, supplementing, staying for a period in excess of ten (10) days, vacating or otherwise modifying either of the Orders; or

         (k) any judgment or order as to a post-petition liability or debt for the payment of money in excess of $1,000,000 shall be rendered against any of the Borrowers or any of their Subsidiaries and the enforcement thereof shall not have been stayed (by court-ordered stay or by consent of the party litigants), it being understood that Federal Rule of Civil Procedure 62(a) provides for a ten-day stay of enforcement of money judgments; or

         (l) any non-monetary judgment or order with respect to a post-petition event shall be rendered against any Borrower or any of their Subsidiaries which does or would reasonably be expected to (i) cause a material adverse change in the financial condition, business, prospects, operations or assets of the Borrowers and their Subsidiaries taken as a whole on a consolidated basis, (ii) have a material adverse effect on the ability of any of the Borrowers to perform their respective obligations under any Loan Document, or (iii) have a material adverse effect on the rights and remedies of the Administrative Agent or any Lender under any Loan Document, and there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (m) the Borrowers or any of the Subsidiaries shall make any Prepetition Payment (whether by way of adequate protection or otherwise) of principal or interest or otherwise on account of any prepetition Indebtedness or payables (including, without limitation, reclamation claims) other than Prepetition Payments authorized by the Bankruptcy Court in respect of: (i) accrued payroll and related employee benefit expenses as of the Filing Date,
(ii) the assumption of executory contracts and unexpired leases, (iii) materialmen's liens and prepetition claims of Critical Trade Vendors (or advances or deposits or other credit support in lieu thereof), all as described in the Borrowers' Motion of the Debtors for Entry of an Order Authorizing, but
                  ------------------------------------------------------------
not Requiring, Payment of Certain Critical Prepetition Trade Vendor Claims to be
--------------------------------------------------------------------------
filed in the cases and the U.K. Subsidiary Proceedings, in an aggregate amount not to exceed $50,000,000, subject to the Administrative Agent's satisfaction with the Borrowers' Critical Trade Vendor program, (iv) payments in respect of prepetition claims of customers or advances or deposits or other credit support in lieu thereof (pursuant to a payment program for such items acceptable to the Administrative Agent, in its discretion), all as described in the Borrowers' Motion for Order Authorizing the Debtors to Honor Certain Prepetition
---------------------------------------------------------------------
Obligations to Customers and to Continue Customer Accommodation Programs and
----------------------------------------------------------------------------
Practices in the Ordinary Course of Business to be filed in the Cases, in an
--------------------------------------------
aggregate amount not to exceed $40,000,000, (v) payments in respect of prepetition claims of freight carriers or advances or deposits or other credit in lieu thereof all as described in the Borrowers' Motion of the Debtors for an
                                                   ----------------------------
Order (I) Authorizing, But Not Directing, Payment of Certain Prepetition
------------------------------------------------------------------------
Shipping Charges, Import Obligations, and Related Possessory Liens and (II)
---------------------------------------------------------------------------
Confirming Administrative Expense Status of Obligations Arising from
--------------------------------------------------------------------
Post-Petition Delivery of
-------------------------

Goods, to be filed in the Cases and the U.K. Subsidiary Proceedings in an
-----
aggregate amount not to exceed $7,000,000, (vi) payments in respect of prepetition claims of taxing authorities or advances or deposits or other credit support in lieu thereof, all as described in the Borrowers' Motion for Order
                                                            ----------------
Authorizing Payment of Prepetition Payroll, Sales, Use, Property and Franchise
------------------------------------------------------------------------------
Taxes to be filed in the Cases and the U.K. Subsidiary Proceedings, in an
-----
aggregate amount not to exceed $7,000,000 (exclusive of payroll taxes), (vii) payments in respect of prepetition claims of non-affiliated foreign creditors of the Parent relating to the Kontich, Belgium warehouse, or advances or deposits or other credit support in lieu thereof, all as described in the Borrowers' Motion for Order Authorizing Debtors to Pay Prepetition Claims at the Kontich
-----------------------------------------------------------------------------
Facility to be filed in the Cases and in the U.K. Subsidiary Proceedings, in an
--------
aggregate amount not to exceed $800,000, (viii) payments in respect of prepetition claims of creditors in connection with the Borrowers' procurement card program or advances or deposits or other credit support in lieu thereof, all as described in the Borrowers' Motion for Order Authorizing Debtors to Pay
                                   -------------------------------------------
Certain Prepetition Obligations Involving Bank One Credit Card Program to be
----------------------------------------------------------------------
filed in the Cases, in an aggregate amount not to exceed $500,000, (ix) retention of title payments, required by statute, to trade vendors in the United Kingdom made by U.K. Subsidiaries estimated to be up to $12,000,000, (x) any underfunded pension obligation (contingent, liquidated or unliquidated) existing on the Filing Date under pension plans in existence on the Filing Date, which payment must be authorized by separate order of the Bankruptcy Court, upon notice and a hearing, (xi) the monthly payment of current interest and letter of credit fees (and the payment of all interest and fees that are accrued and unpaid as of the commencement of the Cases) at the applicable non-default rates (including LIBOR pricing options) provided for pursuant to the Existing Credit Agreement, all as described in the Borrowers' Motion of Debtors and Debtors in
                                              --------------------------------
Possession for an Order (I) Authorizing PostPetition Financing on a Secured and
-------------------------------------------------------------------------------
Superpriority Basis Pursuant to 11 U.S.C. ss. 364; (II) Authorizing Use of Cash
-------------------------------------------------------------------------------
Collateral Pursuant to 11 U.S.C. ss. 363; (III) Granting Adequate Protection
----------------------------------------------------------------------------
Pursuant to 11 U.S.C. ss.ss. 363 and 364; and (IV) Scheduling A Final Hearing
-----------------------------------------------------------------------------
Pursuant to Federal Rule of Bankruptcy Procedure 4001, or (xii) the regularly
-----------------------------------------------------
scheduled payment of premiums, if any, payable to the Surety Bond providers at the applicable non-default rates set forth in the agreements with respect thereto, all as described in the Borrowers' Motion of Debtors and Debtors in
                                            --------------------------------
Possession for an Order (I) Authorizing PostPetition Financing on a Secured and
-------------------------------------------------------------------------------
Superpriority Basis Pursuant to 11 U.S.C. ss. 364; (II) Authorizing Use of Cash
-------------------------------------------------------------------------------
Collateral Pursuant to 11 U.S.C. ss. 363; (III) Granting Adequate Protection
----------------------------------------------------------------------------
Pursuant to 11 U.S.C. ss.ss. 363 and 364; and (IV) Scheduling A Final Hearing
-----------------------------------------------------------------------------
Pursuant to Federal Rule of Bankruptcy Procedure 4001; or
-----------------------------------------------------

         (n) any Termination Event described in clauses (iii) or (iv) of the definition of such term shall have occurred and shall continue unremedied for more than ten (10) days and the sum (determined as of the date of occurrence of such Termination Event) of the Insufficiency of the Plan in respect of which such Termination Event shall have occurred and be continuing and the Insufficiency of any and all other Plans with respect to which such a Termination Event (described in such clauses (iii) or (iv)) shall have occurred and then exist is equal to or greater than $1,000,000; or

         (o) (i) any Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) such Borrower or such ERISA Affiliate does not have reasonable grounds to contest such

Withdrawal Liability and is not in fact contesting such Withdrawal Liability in a timely and appropriate manner, and (iii) the amount of such Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds $1,000,000 allocable to post-petition obligations or requires payments exceeding $1,000,000 per annum in excess of the annual payments made with respect to such Multiemployer Plans by such Borrower or such ERISA Affiliate for the plan year immediately preceding the plan year in which such notification is received; or

         (p) any Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of such Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years that include the date hereof by an amount exceeding $1,000,000; or

         (q) any Borrower or any ERISA Affiliate thereof shall have committed a failure described in Section 302(f)(1) of ERISA (other than the failure to make any contribution accrued and unpaid as of the Filing Date) and the amount determined under Section 302(f)(3) of ERISA is equal to or greater than $1,000,000; or

         (r) it shall be determined (whether by the Bankruptcy Court or by any other judicial or administrative forum) that any Borrower is liable for the payment of claims arising out of any failure to comply (or to have complied) with applicable environmental laws or regulations the payment of which will have a material adverse effect on the financial condition, business, properties, operations or assets of the Borrowers, taken as a whole, and the enforcement thereof shall not have been stayed; or

         (s) the Court in the United Kingdom having jurisdiction over the U.K. Administration shall make an order granting leave pursuant to sections 10(1)(b) or 10(1)(c) of the U.K. Insolvency Act whereby any encumbrance or claim of a third party in excess of $1,000,000 may be enforced or there shall be rendered against the U.K. Subsidiaries a non-monetary judgment with respect to a post-Filing Date event which causes or would reasonably be expected to cause a material adverse change or a material adverse effect on the U.K. Subsidiaries;

then, and in every such event and at any time thereafter during the continuance of such event, and without further order of or application to the Bankruptcy Court, the Administrative Agent may, and at the request of the Required Lenders, shall, take one or more of the following actions without further order of or application to the Court, provided that with respect to item (iv) below and the
                          --------
enforcement of liens or other remedies with respect to collateral referred to in item (v) below, the Administrative Agent shall provide the Borrowers (with a copy to counsel for the Official Creditors' Committee appointed in any of the Cases and to the United States Trustee for the Bankruptcy Court's District) with five (5) business days' prior written notice (the "Default Notice"): (i)
                                                   --------------
terminate forthwith the Total Commitment; (ii) declare the Loans then outstanding to be forthwith due and payable, whereupon the principal of the Loans together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers , anything contained herein or in any other Loan Document to the contrary notwithstanding; (iii) require the Borrowers upon demand to forthwith deposit in the Letter of Credit Account cash in an amount which, together with any amounts then held in the Letter of Credit Account, is equal to the sum of 105% of the then Letter of Credit Outstandings (and to the extent the Borrowers shall fail to furnish such funds as demanded by the Administrative Agent, the Administrative Agent shall be authorized to debit the accounts of the Borrowers maintained with the Administrative Agent in such amount five (5) Business Days after the giving of the notice referred to above (the "Default Notice Period")); (iv) set-off amounts in the Letter of Credit
      ---------------------
Account or any other accounts maintained with the Administrative Agent or any other Lender or their affiliates and apply such amounts to the obligations of the Borrowers hereunder and in the other Loan Documents; and/or (v) exercise any and all remedies under the Loan Documents and under applicable law available to the Administrative Agent and the Lenders.

SECTION 8.  THE ADMINISTRATIVE AGENT

     SECTION 8.1    Administration by Administrative Agent. The general
                    --------------------------------------
administration of the Loan Documents shall be performed by the Administrative Agent. Each Lender hereby irrevocably authorizes the Administrative Agent, at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto (including the release of Collateral in connection with any transaction that is expressly permitted by the Loan Documents). The Administrative Agent shall have no duties or responsibilities except as set forth in this Agreement and the remaining Loan Documents.

     SECTION 8.2    Advances and Payments.
                    ---------------------

         (a) On the date of each Loan, the Administrative Agent shall be authorized (but not obligated) to advance, for the account of each of the Lenders, the amount of the Loan to be made by it in accordance with its Commitment hereunder. Should the Administrative Agent do so, each of the Lenders agrees forthwith to reimburse the Administrative Agent in immediately available funds for the amount so advanced on its behalf by the Administrative Agent, together with interest at the Federal Funds Effective Rate if not so reimbursed on the date due from and including such date but not including the date of reimbursement.

         (b) Any amounts received by the Administrative Agent in connection with this Agreement (other than amounts to which the Administrative Agent is entitled pursuant to Sections 2.19, 8.6, 10.5 and 10.6), the application of
                     ------------------------     ----
which is not otherwise provided for in this Agreement, shall be applied, first, in accordance with each Lender's Commitment Percentage to pay accrued but unpaid Commitment Fees or Letter of Credit Fees, and second, in accordance with each Lender's Commitment Percentage to pay accrued but unpaid interest and the principal balance outstanding and all unreimbursed Letter of Credit drawings. All amounts to be paid to a Lender by the Administrative Agent shall be credited to that Lender, after collection by the Administrative Agent, in immediately available funds either by wire transfer or deposit in that Lender's correspondent account with the Administrative Agent, as such Lender and the Administrative Agent shall from time to time agree.

     SECTION 8.3    Sharing of Setoffs. Each Lender agrees that if it shall,
                    ------------------
through the exercise of a right of banker's lien, setoff or counterclaim against the Borrowers, including, but not limited to, a secured claim or other security or interest arising from, or in lieu of, such secured claim and received by such Lender under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Loans as a result of which the unpaid portion of its Loans is proportionately less than the unpaid portion of the Loans of any other Lender (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Lender a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of each Lender's Loans and its participation in Loans of the other Lenders shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to the obtaining of such payment was to the principal amount of all Loans outstanding prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Lenders share such payment pro-rata, provided that if any such non-pro-rata payment is thereafter recovered or otherwise set aside such purchase of participations shall be rescinded (without interest). Each of the Borrowers expressly consents to the foregoing arrangements and agrees that any Lender holding (or deemed to be holding) a participation in a Loan may exercise any and all rights of banker's lien, setoff (in each case, subject to the same notice requirements as pertain to clause (iv) of the remedial provisions of Section 7.1) or counterclaim with respect to any
                              -----------
and all moneys owing by the Borrowers to such Lender as fully as if such Lender held a Note and was the original obligee thereon, in the amount of such participation.

     SECTION 8.4    Agreement of Required Lenders. Upon any occasion requiring
                    -----------------------------
or permitting an approval, consent, waiver, election or other action on the part of the Required Lenders, action shall be taken by the Administrative Agent for and on behalf or for the benefit of all Lenders upon the direction of the Required Lenders, and any such action shall be binding on all Lenders. No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of Section 10.10.

     SECTION 8.5    Liability of Administrative Agent.
                    ---------------------------------

         (a) The Administrative Agent, when acting on behalf of the Lenders, may execute any of its respective duties under this Agreement by or through any of its respective officers, agents, and employees, and neither the Administrative Agent nor its directors, officers, agents, employees or Affiliates shall be liable to the Lenders or any of them for any action taken or omitted to be taken in good faith, or be responsible to the Lenders or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through its gross negligence or willful misconduct. The Administrative Agent and its respective directors, officers, agents, employees and Affiliates shall in no event be liable to the Lenders or to any of them for any action taken or omitted to be taken by them pursuant to instructions received by them from the Required Lenders or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, neither the Administrative Agent, nor any of its respective directors, officers, employees, agents or Affiliates shall be responsible to any Lender for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty, or representation in, this Agreement, any Loan Document or any related agreement, document or order, or shall be required to ascertain or to make any inquiry concerning the performance or observance by the Borrowers of any of the terms, conditions, covenants, or agreements of this Agreement or any of the Loan Documents.

         (b) Neither the Administrative Agent nor any of its respective directors, officers, employees, agents or Affiliates shall have any responsibility to the Borrowers on account of the failure or delay in performance or breach by any Lender or by the Borrowers of any of their obligations under this Agreement or any of the Loan Documents or in connection herewith or therewith.

         (c) The Administrative Agent, in its capacity as Administrative Agent hereunder, shall be entitled to rely on any communication, instrument, or document reasonably believed by such person to be genuine or correct and to have been signed or sent by a person or persons believed by such person to be the proper person or persons, and such person shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by such person.

     SECTION 8.6    Reimbursement and Indemnification. Each Lender agrees (i)
                    ---------------------------------
to reimburse (x) the Administrative Agent for such Lender's Commitment Percentage of any expenses and fees incurred for the benefit of the Lenders under this Agreement and any of the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by the Borrowers and (y) the Administrative Agent for such Lender's Commitment Percentage of any expenses of the Administrative Agent incurred for the benefit of the Lenders that the Borrowers have agreed to reimburse pursuant to
Section 10.5 and has failed to so reimburse and (ii) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees, agents or Affiliates, on demand, in the amount of its proportionate share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the Loan Documents to the extent not reimbursed by the Borrowers (except such as shall result from their respective gross negligence or willful misconduct).

     SECTION 8.7    Rights of Administrative Agent. It is understood and agreed
                    ------------------------------
that Chase shall have the same rights and powers hereunder (including the right to give such instructions) as the other Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with any Borrower , as though it were not the Administrative Agent of the Lenders under this Agreement.

     SECTION 8.8    Independent Lenders. Each Lender acknowledges that it has
                    -------------------
decided to enter into this Agreement and to make the Loans hereunder based on its own analysis of the transactions contemplated hereby and of the creditworthiness of the Borrowers and agrees that the Administrative Agent shall bear no responsibility therefor.

     SECTION 8.9    Notice of Transfer. The Administrative Agent may deem and
                    ------------------
treat a Lender party to this Agreement as the owner of such Lender's portion of the Loans for all purposes, unless and until a written notice of the assignment or transfer thereof executed by such Lender shall have been received by the Administrative Agent.

     SECTION 8.10   Successor Administrative Agent. The Administrative Agent may
                    ------------------------------
resign at any time by giving written notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, which shall be reasonably satisfactory to the Borrowers. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of a least $100,000,000, which shall be reasonably satisfactory to the Borrowers. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any
                              ---------
actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

SECTION 9.  GUARANTY

     SECTION 9.1    Guaranty.
                    --------

         (a) Each of the Borrowers unconditionally and irrevocably guarantees the due and punctual payment and performance by the Foreign Subsidiaries under any Letters of Credit issued for the account thereof (collectively the "Guaranteed Obligations"). The Borrowers further agree that
                   ----------------------
the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from them, and they will remain bound upon this guaranty notwithstanding any extension or renewal of any of the Guaranteed Obligations.

         (b) Each of the Borrowers waives presentation to, demand for payment from and protest to the Foreign Subsidiaries or the Borrowers, and also waives notice of protest for nonpayment. The Obligations of the Borrowers, as guarantors of the Guaranteed Obligations hereunder, shall not be affected by (i) the failure of the Administrative Agent or a Lender to assert any claim or demand or to enforce any right or remedy against the Foreign Subsidiaries or the Borrowers under the provisions of this Agreement or any other Loan Document or otherwise; (ii) any extension or renewal of any provision hereof or thereof;
(iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Loan Documents;
(iv) the release, exchange, waiver or

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

foreclosure of any security held by the Administrative Agent for the Guaranteed Obligations or any of them; (v) the failure of the Administrative Agent or a Lender to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) the release or substitution of any other guarantor of the Guaranteed Obligations.

         (c) The Borrowers further agree that this guaranty constitutes a guaranty of performance and of payment when due and not just of collection, and waives any right to require that any resort be had by the Administrative Agent or a Lender to any security held for payment of the Guaranteed Obligations or to any balance of any deposit, account or credit on the books of the Administrative Agent or a Lender in favor of any Foreign Subsidiary or the Borrowers, or to any other Person.

         (d) The Borrowers hereby waive any defense that they might have based on a failure to remain informed of the financial condition of the Foreign Subsidiaries and any of the other Borrowers and any circumstances affecting the ability of the Foreign Subsidiaries or the Borrowers to perform under this Agreement.

         (e) The Borrowers' guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to this guaranty. Neither the Administrative Agent nor any of the Lenders makes any representation or warranty in respect to any such circumstances or shall have any duty or responsibility whatsoever to the Borrowers in respect of the management and maintenance of the Guaranteed Obligations.

         (f)      Subject to the provisions of Section 7.1, upon any of the
                                               -----------
Guaranteed Obligations becoming due and payable (by acceleration or otherwise), the Lenders shall be entitled to immediate payment of such Guaranteed Obligations by the Borrowers upon written demand by the Administrative Agent, without further application to or order of the Bankruptcy Court.

     SECTION 9.2    No Impairment of Guaranty. The obligations of the Borrowers,
                    -------------------------
as guarantors of the Guaranteed Obligations hereunder, shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations. Without limiting the generality of the foregoing, the obligations of the Borrowers hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or a Lender to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Borrowers, as guarantors of the Guaranteed Obligations, or would otherwise operate as a discharge of the Borrowers, as guarantors of the Guaranteed Obligations, as a matter of law, unless and until the Guaranteed Obligations are paid in full.

     SECTION 9.3    Subrogation. Upon payment by the Borrowers, as guarantors
                    -----------
of the Guaranteed Obligations, of any sums to the Administrative Agent or a Lender hereunder, all rights of the Borrowers against any of the Non-Debtor Foreign Subsidiaries or any other Borrower or guarantor arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinate and junior in right of payment to the prior final and indefeasible payment in full of all the Guaranteed Obligations. If any amount shall be paid to the Borrowers, as guarantors of the Guaranteed Obligations, for the account of any of Non-Debtor Foreign Subsidiaries or any other Borrower, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent and the Lenders to be credited and applied to the Guaranteed Obligations, whether matured or unmatured.

SECTION 10. MISCELLANEOUS

     SECTION 10.1   Notices. Notices and other communications provided for
                    -------
herein shall be in writing (including telegraphic, telex, facsimile or cable communication) and shall be mailed, telegraphed, telexed, transmitted, cabled or delivered to any Borrower at c/o Federal-Mogul Corporation, World Headquarters, 26555 Northwestern Highway, Southfield, Michigan 48034, Attention: James Keller,
Telephone: (248) 354-7700 and Telecopy: (248) 354-6746, and to a Lender or the Administrative Agent to it at its address set forth on Annex A-1 or A-2, or such
                                                       ---------    ---
other address as such party may from time to time designate by giving written notice to the other parties hereunder. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail; or when delivered to the telegraph company, charges prepaid, if by telegram; or when receipt is acknowledged, if by any telegraphic communications or facsimile equipment of the sender; in each case addressed to such party as provided in this Section 10.1 or in accordance with the latest
                               ------------
unrevoked written direction from such party; provided, however, that in the case
                                             --------  -------
of notices to the Administrative Agent notices pursuant to the preceding sentence with respect to change of address and pursuant to Section 2 shall be
                                                           ---------
effective only when received by the Administrative Agent.

     SECTION 10.2   Survival of Agreement, Representations and Warranties, etc.
                    ----------------------------------------------------------
All warranties, representations and covenants made by any Borrower herein or in any certificate or other instrument delivered by it or on its behalf in connection with this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making of the Loans herein contemplated regardless of any investigation made by any Lender or on its behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid and so long as the Commitments have not been terminated. All statements in any such certificate or other instrument shall constitute representations and warranties by the Borrowers hereunder with respect to the Borrowers.

     SECTION 10.3   Successors and Assigns.
                    ----------------------

         (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and the Lenders and their respective successors and assigns. The Borrowers may neither assign nor transfer any of their rights or obligations hereunder without the prior written consent of all of the Lenders. Each Lender may sell participations to any Person in all or part of any Loan, or all or part of its Commitment, in which event, without limiting the foregoing, the provisions of Section 2.15 shall inure to the benefit of each
                                 ------------
purchaser of a participation (provided that such participant shall look solely to the seller of such participation for such benefits and the Borrowers' liability, if any, under Sections 2.15 and 2.18 shall not be increased as a
                         -------------     ----
result of the sale of any such participation) and the pro rata treatment of payments, as described in Section 2.17, shall be determined as if such Lender
                          ------------
had not sold such participation. In the event any Lender shall sell any participation, such Lender shall retain the sole right and responsibility to enforce the obligations of each of the Borrowers relating to the Loans, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement (provided that such Lender may grant its participant the right to consent to such Lender's execution of amendments, modifications or waivers which (i) reduce any Fees payable hereunder to the Lenders, (ii) reduce the amount of any scheduled principal payment on any Loan or reduce the principal amount of any Loan or the rate of interest payable hereunder or (iii) extend the maturity of the Borrowers' obligations hereunder). The sale of any such participation shall not alter the rights and obligations of the Lender selling such participation hereunder with respect to the Borrowers.

         (b) Each Lender may assign to one or more Lenders or Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of its separate Commitments and the same portion of the related Loans at the time owing to it), provided, however, that (i) other than in the case of an assignment to any Lender Affiliate or to a Person at least 50% owned by the assignor Lender, or by a common parent of both, or to another Lender, the Administrative Agent and the Fronting Bank must give their respective prior written consent to such assignment, which consent will not be unreasonably withheld, (ii) the aggregate amount of the Commitment and/or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall, unless otherwise agreed to in writing by the Borrowers and the Administrative Agent, in no event be less than $1,000,000 or the remaining portion of such Lender's Commitment and/or Loans, if less and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance with blanks appropriately completed, together with a processing and recordation fee of $3,500 (for which the Borrowers shall have no liability). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be within ten (10) Business Days after the execution thereof (unless otherwise agreed to in writing by the Administrative Agent), (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) the Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

         (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents; (ii) such Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of its obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto;
(iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with copies of the financial statements referred to in Section 3.4 and such other documents and information as it has
               -----------
deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such Lender assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms thereto, together with such powers as are reasonably incidental hereof; and (vi) such assignee agrees that it will perform in accordance with their terms all obligations that by the terms of this Agreement are required to be performed by it as a Lender.

         (d) The Administrative Agent shall maintain at its office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of
 --------
manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person the name of which is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and the assignee thereunder together with the fee payable in respect thereto, the Administrative Agent shall, if such Assignment and Acceptance has been completed with blanks appropriately filled and consented to by the Administrative Agent and the Fronting Bank (to the extent such consent is required hereunder), (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt written notice thereof to the Borrowers (together with a copy thereof). No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

         (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section
                                                                       -------
10.3, disclose to the assignee or participant or proposed assignee or
----
participant, any information relating to the Borrowers furnished to such Lender by or on behalf of any of the Borrowers; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree in writing to be bound by the provisions of Section
                                                                    -------
10.4.
-----
         (g) Each of the Borrowers hereby agrees to actively assist and cooperate with the Administrative Agent in the Administrative Agent's efforts to sell participations herein (as described in Section 10.3(a)) and assign to one
                                            ---------------
or more Lenders or Eligible Assignees a portion of its interests, rights and obligations under this Agreement (as set forth in Section 10.3(b)).
                                                  ---------------

     SECTION 10.4 Confidentiality. Each Lender agrees to keep any information
                  ---------------
delivered or made available by any of the Borrowers to it confidential from anyone other than persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Lender from disclosing such information (i) to any of its Affiliates or to any other Lender, provided such Affiliate agrees to keep such information confidential to the same extent required by the Lenders hereunder, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority, (iv) which has been publicly disclosed other than as a result of a disclosure by the Administrative Agent or any Lender which is not permitted by this Agreement, (v) in connection with any litigation to which the Administrative Agent, any Lender, or their respective Affiliates may be a party to the extent reasonably required, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Lender's legal counsel and independent auditors, and (viii) to any actual or proposed participant or assignee of all or part of its rights hereunder subject to the proviso in Section 10.3(f). Each Lender shall notify the Borrowers of any
                  ---------------
required disclosure under clause (ii) of this Section; provided, however, that
                                                       --------  -------
the failure of any such Lender to provide such notification shall not limit, alter or otherwise affect any of the Borrowers' obligations under this Agreement.

     SECTION 10.5   Expenses. Whether or not the transactions hereby
                    --------
contemplated shall be consummated, the Borrowers agree to pay all reasonable expenses incurred by the Administrative Agent and J.P. Morgan Securities Inc. (including, without limitation, the reasonable fees and disbursements of Bryan Cave LLP, counsel for the Administrative Agent, any other counsel that the Administrative Agent shall retain and any internal or third-party appraisers, consultants and auditors advising the Administrative Agent and J.P. Morgan Securities Inc. and their counsel) in connection with the preparation, execution, delivery and administration of this Agreement and the other Loan Documents, the making of the Loans and the issuance of the Letters of Credit, the perfection of the Liens contemplated hereby, the syndication of the transactions contemplated hereby, the costs, fees and expenses of the Administrative Agent and J.P. Morgan Securities Inc. in connection with monthly and other periodic field audits, monitoring of assets (including reasonable and customary internal collateral monitoring fees) and publicity expenses, and, following the occurrence of an Event of Default, all expenses incurred by the Lenders and the Administrative Agent in the enforcement or protection of the rights of any one or more of the Lenders or the Administrative Agent in connection with this Agreement or the other Loan Documents, including but not limited to the fees and disbursements of any counsel for the Lenders or the Administrative Agent. Such payments by the Borrowers shall be made upon delivery of a statement setting forth such costs and expenses. Whether or not the transactions hereby contemplated shall be consummated, the Borrowers agree to reimburse the Administrative Agent and J.P. Morgan Securities Inc. for the expenses set forth in the Commitment Letter and the reimbursement provisions thereof are hereby incorporated herein by reference. The obligations of the Borrowers under this Section shall survive the termination of this Agreement and/or the payment of the Loans.

     SECTION 10.6   Indemnity. Each of the Borrowers agree to indemnify and hold
                    ---------
harmless the Administrative Agent, J.P. Morgan Securities Inc. and the Lenders and their directors, officers, employees, agents and Affiliates (each an "Indemnified Party") from and against any and all expenses, losses, claims,
 -----------------
damages and liabilities incurred by such Indemnified Party arising out of claims made by any Person in any way relating to the transactions contemplated hereby, but excluding therefrom all expenses, losses, claims, damages, and liabilities to the extent that they are determined by the final judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party. The obligations of the Borrowers under this Section shall survive the termination of this Agreement and/or the payment of the Loans.

     SECTION 10.7   Choice of Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS
                    -------------
SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE AND THE BANKRUPTCY CODE.

     SECTION 10.8 No Waiver. No failure on the part of the Administrative Agent
                  ---------
or any of the Lenders to exercise, and no delay in exercising, any right, power or remedy hereunder or any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

     SECTION 10.9   Extension of Maturity. Should any payment of principal of or
                    ---------------------
interest or any other amount due hereunder become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.

     SECTION 10.10  Amendments, etc.
                    ----------------

         (a) No modification, amendment or waiver of any provision of this Agreement or the Security and Pledge Agreement, and no consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that no such modification or amendment shall without the written consent of the Lender affected thereby (x) increase the Commitment of a Lender (it being understood that a waiver

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

of an Event of Default shall not constitute an increase in the Commitment of a Lender), or (y) reduce the principal amount of any Loan (or any unreimbursed Letter of Credit) or the rate of interest payable thereon, or extend any date for the payment of interest hereunder or reduce any Fees payable hereunder or extend the final maturity of the Borrowers' obligations hereunder; and, provided, further, that no such modification or amendment shall without the
--------  -------
written consent of (A) all of the Lenders (i) amend or modify any provision of this Agreement which provides for the unanimous consent or approval of the Lenders, (ii) amend this Section 10.10 or the definition of Required Lenders or
                         -------------
(iii) amend or modify the Superpriority Claim status of the Lenders contemplated by Section 2.23 or (B) the Super-Majority Lenders (i) release any material
   ------------
portion of the Collateral from the Liens created under the Security and Pledge Agreement, (ii) release any Borrower, in its capacity as a Guarantor under
Section 9, (iii) alter the eligibility standards used in determining the
---------
Borrowing Base in a manner which would increase the amount of the Borrowing Base, (iv) increase the Total Commitment to an amount in excess of $675,000,000, or (v) increase the advance ratios in calculation of the Borrowing Base. No such amendment or modification may adversely affect the rights and obligations of the Administrative Agent or any Fronting Bank hereunder or any Lender in the capacity referred to in Section 6.3(v) without its prior written consent. No
                        --------------
notice to or demand on any Borrower shall entitle any Borrower to any other or further notice or demand in the same, similar or other circumstances. Each assignee under Section 10.3(b) shall be bound by any amendment, modification,
               ---------------
waiver, or consent authorized as provided herein, and any consent by a Lender shall bind any Person subsequently acquiring an interest on the Loans held by such Lender. No amendment to this Agreement shall be effective against any Borrower unless in writing and signed by such Borrower.

         (b)      Notwithstanding anything to the contrary contained in Section
                                                                        -------
10.10(a), in the event that any Borrower requests that this Agreement be
--------
modified or amended in a manner which would require the unanimous consent of all of the Lenders (or the consent described in clause (B) of the first sentence in
Section 10.10(a)) and such modification or amendment is agreed to by the
----------------
Super-majority Lenders (as hereinafter defined), then with the consent of the Borrowers and the Super-majority Lenders, the Borrowers and the Super-majority Lenders shall be permitted to amend the Agreement without the consent of the Lender or Lenders which did not agree to the modification or amendment requested by such Borrower (such Lender or Lenders, collectively the "Minority Lenders")
                                                            ----------------
to provide for (w) the termination of the Commitment of each of the Minority Lenders, (x) the addition to this Agreement of one or more other financial institutions (each of which shall be an Eligible Assignee), or an increase in the Commitment of one or more of the Super-majority Lenders, so that the Total Commitment after giving effect to such amendment shall be in the same amount as the Total Commitment immediately before giving effect to such amendment, (y) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new financial institutions or Super-majority Lender or Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans of the Minority Lenders immediately before giving effect to such amendment and (z) such other modifications to this Agreement as may be appropriate. As used herein, the term "Super-majority Lenders" shall mean, at
                                       ----------------------
any time, Lenders including Chase holding Loans representing at least 66-2/3% of the aggregate principal amount of the Loans outstanding, or if no Loans are outstanding, Lenders having Tranche A and Tranche B Commitments representing at least 66-2/3% of the Total Commitment.

     SECTION 10.11  Severability. Any provision of this Agreement which is
                    ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 10.12  Headings. Section headings used herein are for convenience
                    --------
only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

     SECTION 10.13  Execution in Counterparts. This Agreement may be executed in
                    -------------------------
any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

     SECTION 10.14  Prior Agreements. This Agreement represents the entire
                    ----------------
agreement of the parties with regard to the subject matter hereof and the terms of any letters and other documentation entered into between any Borrower and any Lender or the Administrative Agent prior to the execution of this Agreement which relate to Loans to be made hereunder shall be replaced by the terms of this Agreement (except as otherwise expressly provided herein with respect to the Commitment Letter and the fee letter referred to therein, including without limitation the Borrowers' agreement to actively assist the Administrative Agent in the syndication of the transactions contemplated hereby referred to in
Section 10.3(g) and including also the provisions of Section 2.19).
---------------                                      -------------

     SECTION 10.15 Further Assurances. Whenever and so often as reasonably
                   ------------------
requested by the Administrative Agent, the Borrowers will promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things as may be necessary and reasonably required in order to further and more fully vest in the Administrative Agent all rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred by this Agreement and the other Loan Documents.

     SECTION 10.16  Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY
                    --------------------
WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

     SECTION 10.17  Subordination of Intercompany Indebtedness. Each of the
                    ------------------------------------------
Borrowers agree that any and all Intercompany Indebtedness owed to any Borrower shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Obligations. Notwithstanding any right of any Borrower to ask, demand, sue for, take or receive any payment in respect of any Intercompany Indebtedness owed to any Borrower , any and all rights, liens and security interests of any Borrower, whether now or hereafter arising and howsoever existing, in any assets of any other Subsidiary of Parent (whether constituting part of Collateral given to the Administrative Agent for the benefit of the Lenders to secure payment of all or any part of the Obligations or otherwise) shall be and are subordinated to the rights of the Administrative Agent and the Lenders in those assets. No Borrower shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Obligations (other than contingent indemnity obligations) shall have been fully paid and satisfied and all financing arrangements among the Borrowers and the Lenders have been terminated. So long as any Event of Default shall have occurred and be continuing, then, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any Intercompany Indebtedness owed by any Borrower shall be paid or delivered directly to the Administrative Agent for application on any of the Obligations, due or to become due, until such Obligations (other than contingent indemnity obligations) shall have first been fully paid and satisfied. Each of the Borrowers irrevocably authorize and empower the Administrative Agent to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of any Borrower such proofs of claim and take such other action, in the Administrative Agent's own name or in the name of the applicable Borrower or otherwise, as the Administrative Agent may deem necessary or advisable for the enforcement of this Section 10.17. The Administrative Agent may vote such proofs
                    -------------
of claim in any such proceeding, receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and apply the same on account of any of the Obligations. Should any payment, distribution, security or instrument or proceeds thereof be received by any Borrower upon or with respect to the Intercompany Indebtedness at any time an Event of Default shall have occurred and be continuing and prior to the satisfaction of all of the Obligations and the termination of all financing arrangements among the Borrowers and the Lenders, the applicable Borrower shall receive and hold the same in trust, as trustee, for the benefit of the Lenders and shall so long as any Event of Default shall have occurred and be continuing promptly deliver the same to the Administrative Agent, for the benefit of the Lenders, in precisely the form received (except for the endorsement or assignment of the applicable Borrower where necessary), for application to any of the Obligations, due or not due, and, until so delivered, the same shall be held in trust by the applicable Borrower as the property of the Lenders. If any Borrower fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees are irrevocably authorized to make the same. So long as any Event of Default shall have occurred and be continuing, the Borrowers agree that until the Obligations have been paid in full (in cash) and satisfied and all financing arrangements among the Borrowers and the Lenders have been terminated, the Borrowers will neither assign nor transfer to any Person (other than the Administrative Agent) any claim the Borrowers have or may have against any other Subsidiary of Parent.

     SECTION 10.18  Certain Post Closing Matters. Notwithstanding anything to
                    ----------------------------
the contrary contained in this Agreement, within thirty (30) days after the Closing Date, the Borrowers shall deliver to the Administrative Agent:

         (a) to the extent applicable, a copy, certified as of a recent date by the applicable Governmental Authority, of each Organizational Document delivered pursuant to Section 4.1(a)(i) of this Agreement which was certified by
                      -----------------
a Secretary or Assistant Secretary of the Borrowers;

         (b) all good standing certificates, if any, which the Borrowers were required to deliver pursuant to Section 4.1(a)(iv) of this Agreement and
                                     ------------------
delivery of which was temporarily waived by the Lenders for the purposes of effecting the closing on the Closing Date;

         (c) all Lien searches, if any, which the Borrowers were required to deliver pursuant to Section 4.1(l) of this Agreement and delivery of which was temporarily waived by the Lenders for the purposes of effecting the closing on the Closing Date;

         (d) to the extent applicable, updates to the information set forth in Schedule 3.12 to this Agreement and Schedules 3, 4 and 5 to the Security and
   -------------                       -----------  -     -
Pledge Agreement supplementing the information set forth on such Schedules as of the date hereof; and

         (e) opinions of local counsel satisfactory to the Administrative Agent in each of Nevada, Missouri, Alabama and Puerto Rico as to the Borrowers organized and existing in such jurisdictions and addressing such matters as the Administrative Agent may reasonably request.

All conditions precedent and representations contained in this Agreement shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above); provided, that to the extent any representation and warranty
                 --------
would not be true because the foregoing actions were not taken on the Closing Date, the respective representation and warranty shall be required to be true and correct at the time the respective action is taken in accordance with the foregoing provisions of this Section 10.18. The acceptance of the benefits of
                             -------------
the making of each Loan and the issuance of each Letter of Credit shall constitute a representation, warranty and covenant by the Borrowers to each of the Lenders that the actions required pursuant to this Section 10.18 will be taken within the relevant time periods referred to in this Section 10.18 and
                                                                   -----
that, at such time, all representations and warranties contained in this Agreement shall then be true and correct without any modification pursuant to this Section 10.18.
             -----

     SECTION 10.19  Foreign Subsidiaries Notwithstanding any provision of any
                    --------------------
Loan Document or the Orders to the contrary, no more than 66% of the capital stock (or comparable equity interests) in or of (x) F-M International, LLC or
(y) any Foreign Subsidiary which is a "controlled foreign corporation" within the meaning of Section 957(a) of the Code, shall be pledged or similarly hypothecated to guaranty or support any Obligations of any Borrower. The parties agree that any pledge, guaranty or security or similar interest made or granted in contravention of this Section 10.19 shall be void ab initio.
                         -------------               ---------




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                                       82

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the day and the year first written.

                                       BORROWERS:

                                       FEDERAL-MOGUL CORPORATION



                                       By: /s/ DAVID A. BOZYNSKI
                                           -------------------------------------
                                       Name: David A. Bozynski
                                       Title: Vice President and Treasurer



                                       J.W.J. HOLDINGS, INC.



                                       By: /s/ DAVID A. BOZYNSKI
                                           -------------------------------------
                                       Name: David A. Bozynski
                                       Title: Vice President and Treasurer



                                       FEDERAL-MOGUL TRI-WAY, INC.



                                       By: /s/ DAVID A. BOZYNSKI
                                           -------------------------------------
                                       Name: David A. Bozynski
                                       Title: Vice President and Treasurer



                                       CARTER AUTOMOTIVE COMPANY, INC.



                                       By: /s/ DAVID A. BOZYNSKI
                                           -------------------------------------
                                       Name: David A. Bozynski
                                       Title: Vice President and Treasurer



                                       FEDERAL-MOGUL VENTURE
                                       CORPORATION



                                       By: /s/ DAVID A. BOZYNSKI
                                           -------------------------------------
                                       Name: David A. Bozynski
                                       Title: Vice President and Treasurer

                                       F-M GLOBAL PROPERTIES, INC.



                                       By: /s/ DAVID A. BOZYNSKI
                                           -------------------------------------
                                       Name: David A. Bozynski
                                       Title: Vice President and Treasurer



                                       FEDERAL-MOGUL WORLD WIDE, INC.



                                       By: /s/ DAVID A. BOZYNSKI
                                           -------------------------------------
                                       Name: David A. Bozynski
                                       Title: Vice President and Treasurer



                                       FELT PRODUCTS MANUFACTURING, INC.



                                       By: /s/ DAVID A. BOZYNSKI
                                           -------------------------------------
                                       Name: David A. Bozynski
                                       Title: Vice President and Treasurer



                                       F-M INTERNATIONAL, LLC



                                       By: /s/ DAVID A. BOZYNSKI
                                           -------------------------------------
                                       Name: David A. Bozynski
                                       Title: Vice President and Treasurer



                                       FEDERAL-MOGUL UK HOLDINGS, INC.



                                       By: /s/ DAVID A. BOZYNSKI
                                           -------------------------------------
                                       Name: David A. Bozynski
                                       Title: Vice President and Treasurer

                                       FEDERAL-MOGUL GLOBAL INC.



                                       By: /s/ DAVID A. BOZYNSKI
                                           -------------------------------------
                                       Name: David A. Bozynski
                                       Title: Vice President and Treasurer

                                       T&N INDUSTRIES, INC.



                                       By: /s/ DAVID A. BOZYNSKI
                                           -------------------------------------
                                       Name: David A. Bozynski
                                       Title: Vice President and Treasurer



                                       FERODO AMERICA, INC.



                                       By: /s/ DAVID A. BOZYNSKI
                                           -------------------------------------
                                       Name: David A. Bozynski
                                       Title: Vice President and Treasurer



                                       GASKET HOLDINGS, INC.



                                       By: /s/ DAVID A. BOZYNSKI
                                           -------------------------------------
                                       Name: David A. Bozynski
                                       Title: Vice President and Treasurer



                                       FEDERAL-MOGUL MYSTIC, INC.



                                       By: /s/ DAVID A. BOZYNSKI
                                           -------------------------------------
                                       Name: David A. Bozynski
                                       Title: Vice President and Treasurer



                                       FEDERAL-MOGUL POWERTRAIN, INC.



                                       By: /s/ DAVID A. BOZYNSKI
                                           -------------------------------------
                                       Name: David A. Bozynski
                                       Title: Vice President and Treasurer



                                       FEDERAL-MOGUL PISTON RINGS, INC.



                                       By: /s/ DAVID A. BOZYNSKI
                                           -------------------------------------
                                       Name: David A. Bozynski
                                       Title: Vice President and Treasurer

                                       MCCORD SEALING, INC.



                                       By: /s/ DAVID A. BOZYNSKI
                                           -------------------------------------
                                       Name: David A. Bozynski
                                       Title: Vice President and Treasurer



                                       FEDERAL-MOGUL DUTCH HOLDINGS, INC.



                                       By: /s/ DAVID A. BOZYNSKI
                                           -------------------------------------
                                       Name: David A. Bozynski
                                       Title: Vice President and Treasurer



                                       FEDERAL-MOGUL IGNITION COMPANY



                                       By: /s/ DAVID A. BOZYNSKI
                                           -------------------------------------
                                       Name: David A. Bozynski
                                       Title: Vice President and Treasurer



                                       FEDERAL-MOGUL PRODUCTS, INC.



                                       By: /s/ DAVID A. BOZYNSKI
                                           -------------------------------------
                                       Name: David A. Bozynski
                                       Title: President and Treasurer



                                       FEDERAL-MOGUL FX, INC.



                                       By: /s/ DAVID A. BOZYNSKI
                                           -------------------------------------
                                       Name: David A. Bozynski
                                       Title: President



                                       FEDERAL-MOGUL PUERTO RICO, INC.



                                       By: /s/ DAVID A. BOZYNSKI
                                           -------------------------------------
                                       Name: David A. Bozynski
                                       Title: Vice President and Treasurer

                                       LENDERS:

                                       THE CHASE MANHATTAN BANK,
                                       Individually and as Administrative Agent



                                       By: /s/ ROBERT ANASTASIO
                                           -------------------------------------
                                       Name: Robert Anastasio
                                       Title: Vice President